As filed with the Securities and Exchange Commission on February 7, 2019

Registration No. 333-225438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cornerstone Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	6282	Not applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

c/o Guangzhou Cornerstone Asset Management Co., Ltd.

49F, Guangzhou CTF Finance Centre

No. 6 Zhujiang East Road, Zhujiang New Town, Tianhe, Guangzhou

Guangdong Province, 510032, PRC

Tel: +86-20-3891-7643

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Law Debenture Corporate Services Inc.

801 2nd Avenue, Suite 403

New York, New York 10017

+1-217-750-6474

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Copies to:

Kefei Li, Esq.	Richard I. Anslow, Esq.
Sidley Austin LLP	Ellenoff Grossman & Schole LLP
Suite 608, Tower C2, Oriental Plaza	1345 Avenue of the Americas
No. 1 East Chang An Avenue, Dong Cheng District Beijing 100738, People’s Republic of China	New York, New York 10105 Tel: (212) 370-1300
Tel: +86-10-5905-5588

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)
Ordinary shares, par value $0.001 per share(2)	$20,000,000	$2,490

(1)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2019

Cornerstone Management, Inc.

5,000,000 Ordinary Shares

This is the initial public offering of Cornerstone Management, Inc. We are offering 5,000,000 ordinary shares. We expect that the initial public offering price will be $4.00 per ordinary share.

No public market currently exists for our ordinary shares. We have reserved the symbol “CSCA” for listing on the NASDAQ Capital Market of the ordinary shares we are offering. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NASDAQ Capital Market.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 16 of this prospectus.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

	Per Share	Total
Initial public offering price	$4.00	$20,000,000
Underwriting discounts and commissions (1)	$0.32	$1,600,000
Proceeds to us, before expenses	$3.68	$18,400,000

(1)	The underwriter will receive compensation in addition to such discount and commissions as set forth under “Underwriting.”

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $1,567,558 exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter, ViewTrade Securities Inc., is obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our ordinary shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $1,840,000 based on an offering price $4.00 per share, and the total proceeds to us, before expenses, will be $21,160,000. If we complete this offering, net proceeds will be delivered to our company on the closing date. We will not be able to use such proceeds in China, however, until we complete capital contribution procedures which requires prior approval from each of the respective local counterparts of MOFCOM, SAIC and SAFE (as defined herein) in China. See remittance procedures in the section titled “Use of Proceeds” beginning on page 51.

The underwriter expects to deliver the ordinary shares against payment as set forth under “Underwriting”, on or about             , 2018.

VIEWTRADE SECURITIES INC.

Prospectus dated            , 2018

Until            , 2018 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriter has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We and the underwriter take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying ordinary shares in this offering. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements. In addition, this prospectus contains information from a market research report prepared by China Insights Consultancy, or CIC, an independent industry consultant (the “CIC Report”) which was commissioned by us to provide information on the private equity industry in China.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a share redemption through a one-for-zero point seven one (1 for 0.71) reverse stock split of the issued and outstanding ordinary shares effected on October 29, 2018.

Our Business

We are a private equity fund manager in China primarily engaged in the management of private equity funds. Currently, we focus our investments primarily on China-based companies that are publicly listed or seeking to list in the United States, often referred to as U.S. China concepts stocks, particularly companies in the TMT sector such as new economy companies (as defined herein). Our investments in such companies comprise all stages of the investment cycle: pre-IPO investments, IPO subscriptions, post-IPO secondary market investments (most often in the form of PIPE transactions) and privatizations. As we are a relatively young private equity fund manager in China with a limited operating history, our current business model is to identify investment targets first and raise capital to fund targeted transactions on a deal-by-deal basis as opposed to calling capital from committed investors. We believe that this model enables us to attract a large number of potential investors and raise capital quickly and efficiently as we are already able to present such potential investors with relatively detailed information on the pre-screened investment targets, thereby enhancing their confidence in the fund. As the investment targets are pre-identified, our ability to raise capital within a shorter period of time is critical to our ability to close the investment, which, in the longer term, is important to our reputation in China’s financial industry as well as our ability to raise capital to fund future investments. To date, we have been able to successfully close funding rounds for each of our funds generally within a short period of two to three months from the signing of a term sheet with our investment targets. During the fundraising process, we provide potential investors with information about our investment targets, including certain details in the signed term sheets such as a proposed investment target’s industry background, competitive strengths, performance history, and current stage in the investment cycle. We also provide third-party investors with financial advisory services, which primarily include identifying suitable target investment projects that fit the specific investment needs of investors based on our expertise, market resources, internal database and professional relationships with our industry peers.

We generate revenue primarily from the provision of fund management services and financial advisory services. The following table sets forth a breakdown of our revenue for the periods indicated:

	For the Year Ended March 31,		For the Year Ended March 31,		For the Three Months Ended June 30,
	2017	%	2018	%	2018	%
Fund management services
Subscription fees	$876,120	13.6%	$2,917,427	22.9%	$155,038	0.7%
Management fees	473,797	7.4%	4,418,873	34.6%	2,076,084	9.2%
Realized carried interest	—	—	2,138,305	16.7%	546,863	2.4%
Unrealized carried interest	1,617,201	25.1%	2,580,508	20.2%	19,833,846	87.7%

Subtotal	2,967,118	46.1%	12,055,113	94.4%	22,611,831	100%

Financial advisory services	3,476,090	53.9%	711,428	5.6%	—	—

Total revenue	$6,443,208	100.0%	$12,766,541	100%	$22,611,831	100%

We currently manage four categories of funds and one individual fund under our equity investment portfolio. The following table provides an overview of the performance of these funds as of and for the periods indicated:

	As of March 31, 2017					As of March 31, 2018					As of June 30, 2018
	AUM		Total Amount of Returns			AUM		Total Amount of Returns			AUM		Total Amount of Returns
	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return from Fund Inception Date to March 31, 2017	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to March 31, 2018	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to June 30, 2018	Net IRR(2)
East Value(3)	366.2	55.3	44.4	6.7	42.1%	2,352.3	355.5	45.5	6.9	3.1%	2,895.3	437.5	764.8	115.6	38.5%	39.9%
Value Return	336.4	50.8	4.2	0.6	1.9%	473.3	71.5	1.1	0.2	0.1%	494.0	74.7	21.8	3.3	2.4%	2.3%
Unicorn	N/A	N/A	N/A	N/A	N/A	174.5	26.4	(24.5)	(3.7)	(293.5%)	188.5	28.5	(25.8)	(3.9)	(17.2%)	(16.8%)
Quantitative Hedging Funds(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.2	0.0	4.1%	8.0	1.2	(0.4)	(0.1)	(4.2%)	(4.1%)
Culture & Education	49.3	7.5	(16.8)	(2.5)	(87.3%)	42.0	6.3	(24.1)	(3.6)	(24.0%)	43.5	6.6	(22.6)	(3.4)	(19.3%)	(21.1%)

Note:

(1)

Net annualized return is calculated by averaging the total return on a yearly basis, net of all fees and expenses. Total return represents changes in the net asset value of the relevant fund calculated by comparing changes in the net asset value as of the last date of the period with that as of the fund inception date. For fund categories, annual return represents the asset-weighted average of the yearly return for all funds falling within that category. The fluctuations in net annualized return of each of the funds set out in this table were mainly attributable to the performance of the respective funds and the general market trends during the corresponding period.

(2)

Net internal return rate (“IRR”) represents the annualized IRR for the period indicated on investor invested capital based on contributions, distributions and unrealized value after management fees and expenses.

(3)

We exited our investment in East Value series under our East Value category of funds in October 2017 before the terms of the relevant funds expired. In addition, we dissolved and liquidated investments under our East Value II series under the East Value fund category in the second quarter of 2018 upon expiration of the term.

(4)

As of March 31, 2017, no fund was established under this category. In July 2017, Asset Quantitative Hedging Strategy Fund I was established under this category with a term of six months. We dissolved this fund and liquidated its investments in January 2018 upon expiration of the term. We established Alfat II Quantitative Investment Private Fund under this category in April 2018.

For the years ended March 31, 2017 and 2018 and the three months ended June 30, 2018, we raised funds totaling $102.2 million, $366.5 million and $16.1 million, respectively. Since June 30, 2018, we established five new funds, raising a total capital of $84.7 million. See “— Recent Developments.”

As part of our investment approach that is centered on creating value for our clients and partners, currently we focus our private equity investments primarily on U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies, when selecting our portfolio companies. According to the CIC Report, China has seen a growing emergence of start-ups in sectors such as AI, green technologies and e-commerce, driven by the recent policy updates of the PRC government that emphasize technology and innovation, entrepreneurship and environmental protection, among other areas.

While our target investments are not restricted to specific sectors and we may in future expand our fund portfolio to include other industries, we believe that China’s TMT sector in particular will continue to experience rapid growth in the foreseeable future in line with such national policies, and we intend to capitalize on investment opportunities created by the expected growth in this sector. See “Industry—Private Equity in China—U.S. China Concepts Stocks” for details.

Our Investor Base

We believe that our strong investor base lends credibility to our brand and reputation as well as enhances our capital raising capabilities. Our clients primarily include a growing number of high income individuals in China with an annual salary of RMB500,000 (approximately $75,000) and above. Our total active high income individual client base has increased since our inception in August 2015 to 426 and 1,449 as of March 31, 2017 and 2018, and remained relatively stable at 1,407 as of June 30, 2018. Our investor base also includes several major institutional investors in China. As of June 30, 2018, our individual investors and institutional investors accounted for 97.9% and 2.1% of our total number of investors, respectively, and contributed 83.9% and 16.1% of our total raised capital, respectively. Moreover, as of June 30, 2018, investors that had invested in two or more of our funds since our inception accounted for approximately 9.7% of our total investors. We believe that the number of our multi-fund investors and our ability to raise successor funds under existing portfolios and strategies demonstrate the stability and loyalty of our investor base. To date, substantially all of our investors are PRC nationals or entities and none of our investors, whether individual or institutional, represented 10% or more of our total investment funds in terms of amount of raised capital.

Our Investment Professionals

We work for our fund investors by investing their wealth in companies that we believe offer a strong combination of quality, growth, yield and valuation. As of June 30, 2018, we had a team of 18 investment professionals from our investment research department and funds operations department that is experienced in identifying attractive investment opportunities, analyzing the performance of markets and managing our portfolio of equity funds within our risk management and control framework. Fostering an investment culture that is rooted in servicing client relationships, we seek to deliver attractive returns while managing risks. Our investment professionals have continued to select quality, potentially high-growth companies for inclusion in our portfolio by leveraging their knowledge, understanding of China-based companies, domestic investors, demands and overseas markets by leveraging their knowledge, understanding of China-based companies, domestic investors’ demands and overseas markets, including primarily those in the United States. Mr. Xu He, our chief executive officer, and Mr. Xiaoyang Zhuang, our chief financial officer, as the leaders of our investment professionals, have a sound understanding of the investment environment in the United States, regulatory requirements and management of U.S. China concepts stocks. We believe that the collective experience and industry expertise of our investment professionals are key factors that have enabled us to achieve rapid and significant growth since our inception as well as generate attractive returns on relatively short-term investments for our fund investors.

Investment Process and Risk Management

We generally source and identify potential investment targets through our extensive network of private investors, financial institutions, corporate partners, third-party financial advisors who provide financial advisory to target companies on many of our private equity deals, and other financial intermediaries in China. These parties have contributed to our deal flow by providing us with leads in identifying potential quality investment targets and generating investment opportunities for us.

We maintain a rigorous investment process and a comprehensive risk management system across all of our funds. To ensure proper management of our investments and risks to which we are exposed, we have established a Risk Control Committee and Investment Decision-making Committee. Members of these two committees mainly include Mr. Xu He, our chief executive officer, Mr. Xiaoyang Zhuang, our chief financial officer, our sales director and investment director. We also have one independent financial manager on our Investment Decision-making Committee. Each investment opportunity that is sourced is initially evaluated by our investment research department prior to being submitted for an internal review and approval process, which involves a three-tiered project investment review and decision-making process. Projects that are not approved by the Risk Control Committee will not be submitted to the Investment Decision-making Committee for consideration, and investments that are not approved by the Investment Decision-making Committee will not proceed. We also adopt certain investment policies and procedures in managing various risks applicable to our business, including market, operational, credit, liquidity and ethical risks. In addition, we conduct post-investment risk control activities, including routine follow-up, management by exception and decision-making for major issues, to minimize our risk exposure.

Our Performance Record

For the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, our total revenue amounted to $6.4 million, $12.8 million and $22.6 million, respectively. Our net income amounted to $2.7 million, $2.9 million and $10.2 million, respectively, for the same periods.

Our Industry

China has become one of the fastest growing nations in the world in terms of total wealth. At approximately $29 trillion in 2017, China’s total wealth held by households was the largest in Asia, and the second largest in the world as measured by household wealth, according to the CIC Report. China’s population of high income individuals, which the CIC Report defines as those earning an annual salary of RMB500,000 (approximately $75,000) and above, was approximately RMB6.7 million in 2017, having grown at an annual growth rate between 7% and 10% over the past few years.

Continued developments in the economic environment in China over the years and the rise of China’s private wealth have led a greater number of high income investors to seek investments that are more tailored to their individual needs, propelling the growth of financial services such as alternative asset management services, including private equity fund management services. As a result, China’s private equity industry has experienced significant growth over the years, with an increase in AUM of more than RMB8.5 trillion ($1.3 trillion) from 2015 to 2017 by private equity funds in China, which grew in number from 8,846 in 2015 to 66,418 in 2017, according to the CIC Report. According to the same source, following tightened governance over private equity firms and heightened qualification requirements implemented by the AMAC in 2016 in an effort to raise industry standards, China saw a sharp decline in the number of private equity firms registered with the AMAC, when more than 9,000 private equity firms lost their qualifications between March and July of 2016; however, the decline in number of private equity firms did not slow the growth in total AUM by private equity firms in China. As of December 2017, the country’s total AUM by private equity firms reached RMB11.1 trillion ($1.7 trillion).

With China experiencing a rapid rise in private wealth, many high income individuals together with institutional investors, are increasingly seeking to make offshore investments for currency hedge purposes. According to the CIC Report, the U.S. capital markets have become especially appealing to China-based investors because: (i) these markets are well-developed with a sophisticated institutional investor base; (ii) the United States has been a popular listing venue for high-growth China-based companies, or U.S. China concepts stocks, with which Chinese investors are familiar; and (iii) the U.S. stock markets have historically offered more stable and better returns than China’s stock markets. As China’s economy continues its stable growth momentum, we believe that U.S. China concepts stocks are expected to maintain their upward trajectory for the next few years, creating significant and attractive investment opportunities. In particular, companies in the TMT sector, such as new economy companies, are expected to achieve high performance, driven by recent policy updates in which the PRC government has emphasized technology and innovation, entrepreneurship and environmental protection, among other areas. See “Industry — Private Equity in China — U.S. China Concepts Stocks” for details.

There are limited options for China-based investors to access foreign markets like the United States, however, due to stringent measures implemented by the State Administration of Foreign Exchange (“SAFE”), China’s foreign exchange regulator, to restrict currency exchange and curb outbound capital. One of the few channels enabling capital outflow is the Qualified Domestic Institutional Investor (“QDII”) program, under which only financial institutions approved by competent authorities as licensed QDIIs are granted a foreign exchange quota by SAFE and permitted to invest in and manage foreign securities. By the end of 2017, a total of $90.0 billion had been approved under the QDII program and this number was further increased to $98.3 billion in April 2018. The QDII quota is allocated among five different types of QDIIs, namely, insurance companies, banks, trusts, securities companies and fund managers. Fund managers, such as private equity firms, operating in China who do not qualify as a QDII will typically structure their overseas investments by investing proceeds from their private equity funds into investment plans (in the form of asset management plans, trust plans or other types of plans) established by approved QDIIs in China, or QDII plans, which would then invest in the target investments. According to the CIC Report, because the QDII program is directly monitored by SAFE and competition for QDII plans issued by licensed QDIIs is intense, approved QDIIs are generally selective of private equity firms with which they collaborate to execute their investment plans and will typically consider factors such as track record, market reputation, capital resources, investor base and management team, when evaluating and choosing such private equity firms. According to the same source, as investors in China look increasingly to invest their wealth overseas, private equity firms that are able to provide investors in China with a channel to purchase U.S. equity securities, such as through the QDII plans, will have significant opportunities to capitalize on their access to the U.S. capital markets and to gain a competitive advantage over other asset managers in China who do not have such capabilities.

According the CIC Report, the following are key factors contributing to the success of private equity funds in China that invest in overseas markets:

•

Fundraising capabilities. The ability to raise sufficient capital and to raise it quickly whenever a fund manager has identified a target company with strong potential for high returns on investment would enable a fund manager to secure good investment opportunities and build a strong portfolio of assets.

•

Knowledge and understanding of overseas markets. As China-based investors look increasingly to diversify their investment portfolios and risk allocation by purchasing more overseas assets, private equity funds that possess channels for outbound investments will be afforded significant opportunities. Moreover, in order to invest offshore successfully, fund managers must possess a sound understanding of and experience with the investment environment in overseas markets.

•

Strong management capabilities. To ensure the growth of a portfolio company, the investment team of a fund must possess experience working closely with the portfolio company’s management and have a keen understanding of such company’s business, financials, industry and other aspects of its operations.

•

Available resources. Having strong and available resources, such as a broad investor base and network of industry professionals and intermediaries, access to industry experts, and knowledge of the latest market trends and industry updates, is critical not only for securing investment opportunities but also for exiting existing investments.

Our Relationships with QDIIs

To comply with PRC laws, we have structured our overseas investments by investing proceeds from our funds into investment plans established by approved QDIIs in China, or QDII plans, which would then invest in the target investments. Each of our QDII plans is unique and specifically designated to us. Under our arrangement with the QDII, we generally present highly detailed investment proposals to the QDIIs specifying our investment preferences, including with respect to investment scope and investment target. We also actively assist on various aspects of investment analysis and execution, including market research, identifying target portfolio companies, performing due diligence on the markets and industries, negotiating investment terms, advising on investment strategies and risk management procedures. We may also propose the timing of exits to the QDII. Under each QDII plan, we negotiate with the relevant QDII to obtain an investment amount that meets our specific needs for the investment proposal under such QDII plan, and we typically do not seek to obtain an investment amount that exceeds our actual needs under such arrangement. Although we believe we have significant influence over the QDII plans, the QDIIs could theoretically disagree with our investment proposals and decide not to invest in our target. See “Risk Factors—Risks Related to Our Business and Industry—If we fail to invest our funds in the QDII plans, or the QDIIs disagree with our investment proposals with respect to the QDII plans, we may be unable to invest in our desired target companies.” We believe that, because of our strong performance record, increasing market recognition, proven capital raising capabilities and long-standing relationships with a number of leading QDIIs in China, we have not encountered any material difficulties in negotiating with approved QDIIs to invest in their QDII plans in order to gain access to overseas markets and, to date, all of the investment decisions made by the QDIIs with respect to the QDII plans in which we have invested have been consistent with our investment proposals to them. See “Our Business—Structure and Operation of Our Investment Funds—Onshore/offshore Structure and QDII.”

Competitive Strengths

We believe that the following competitive strengths differentiate us from our competitors and have contributed to our rapid and significant growth to date:

•	unique positioning and demonstrated rapid growth;

•	strong performance record and increasing market recognition;

•	proven capital raising capabilities;

•	established industry and corporate relationships; and

•	experienced team of investment professionals.

Business Strategies

We intend to create value for our shareholders by:

•	identifying exceptional investment opportunities to bolster our strong performance record;

•	broadening our base of private investors to expand our capital base;

•	growing our assets under management across our fund portfolios by raising new investment funds;

•	diversifying our investment portfolio by selecting investment portfolio companies from other industries and regions;

•	developing nationwide business operations and coverage by expanding our sales, marketing and fund management teams; and

•	strengthening our brand and market reputation to become a leading boutique private equity fund manager.

Recent Developments

Since June 30, 2018, we established five new funds, including two funds under Cornerstone East Value IX series and two funds under East Value XI series, with a term of two years each, and Kangze I fund with a term of three years. We raised a total capital of approximately $84.7 million from these new funds. We also have additional proposed funds at the fundraising stage.

On November 10, 2018, chairman of the board and the chief executive officer of China Customer Relations Centers, Inc. (NASDAQ: CCRC), or CCRC, Mr. Zhili Wang, together with our company, together as the consortium members, jointly submitted a preliminary non-binding proposal with respect to the acquisition of all of the outstanding common shares of CCRC that are not already held by the consortium members. The consideration payable for each common share of CCRC to be acquired is proposed to be $16.0 per common share in cash. The consortium members of the proposed CCRC acquisition intend to finance the transaction with a combination of equity and debt capital in the form of rollover equity in CCRC and cash contributions from the consortium members and other sponsors. We plan to establish a new fund to raise capital for the proposed CCRC acquisition, and do not plan to use any of the proceeds from this offering for that purpose.

Our Challenges and Risks

Our ability to achieve our goals and execute our strategies is subject to risks and uncertainties, including those associated with:

•	our limited operating history;

•	the potential volatility of our revenue, net income and cash flow;

•	the potential for poor performance of our investment funds;

•

adverse economic and market conditions, which could negatively impact our business in many ways, including by reducing the value or performance of the investments made by our investment funds, reducing the ability of our investment funds to raise or deploy capital, and impacting our liquidity position;

•

the fact that our funds invest in relatively high-risk assets, and the performance of our funds may be adversely affected by the financial performance of our portfolio companies and the industries in which our funds invest;

•	the risks inherent to private equity investing;

•	our significant dependence on third-party investors to raise capital for our funds;

•	our heavy reliance on our relationships with financial institutions and corporate partners in China;

•

our failure to invest our funds in the QDII plans, or any disagreement by the QDIIs with our investment proposals with respect to the QDII plans, which may render us unable to invest in our desired target companies;

•	our dependence on our founding members and other key personnel;

•	our ability to adapt to changes in laws and regulations governing the private equity industry in China;

•	our use of a variable interest entity, or VIE, to operate our private equity businesses.

Please see “Risk Factors” for a detailed discussion of these and other factors you should consider before making an investment in our ordinary shares.

Corporate Information

Cornerstone Management, Inc. was incorporated in the British Virgin Islands on July 5, 2017, with an authorized capital of 300,000,000 shares, par value of $0.001 per share. Our principal executive offices are located at 49F, Guangzhou CTF Finance Centre, No. 6 Zhujiang East Road, Zhujiang New Town, Tianhe District, Guangzhou, Guangdong Province, 510032, PRC. Our telephone number is +86-20-3891-7643. Our registered office in the British Virgin Islands is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Our main website is www.cscapital.cc. The information contained on our website is not a part of this prospectus.

Corporate History and Structure

We commenced business of management of corporate private equity funds in 2015. On August 3, 2015, our operating entity, Guangzhou Cornerstone Asset Management Co., Ltd., or CSC Guangzhou, was incorporated in Guangzhou, PRC, with registered capital of RMB 10 million. On May 25, 2017, Guangzhou Cornerstone Investment Management Co., Ltd. was incorporated in Guangzhou, PRC. It is wholly owned by CSC Guangzhou, and it maintains registered capital of RMB 10 million.

In 2017, we restructured our holding structure to facilitate offshore listing. On July 5, 2017, our company, Cornerstone Management, Inc., was incorporated in the British Virgin Islands, with the authorized capital of 300,000,000 shares, par value of $0.001 per share.

On August 8, 2017, CSC Management Ltd., or CSC HK, was incorporated in Hong Kong as a wholly-owned subsidiary of Cornerstone Management Inc.

On September 8, 2017, Guangzhou Cornerstone Corporate Consulting Co., Ltd., our WFOE, was incorporated in Guangzhou, PRC, with registered capital of RMB 5 million, as a wholly-owned subsidiary of CSC HK.

On October 12, 2017, WFOE entered into a serial of contractual arrangements with the shareholders of CSC Guangzhou, through which WFOE has gained full control over the management and receive the economic benefits of CSC Guangzhou. See “— Contractual Arrangements.”

The following diagram illustrates our corporate structure, including our material subsidiaries, interests and consolidated variable interest entities as of the date of this prospectus:

(1)

CSC Guangzhou is held directly by the following individuals: Mr. Xu He as to 37.5%; Ms. Qin Wu as to 37.5%; Mr. Tao Lin as to 5%; Mr. Weifeng Luo as to 10%; Mr. Xiaohai Zhuang as to 5%; Ms. Yueqin Zhao as to 3%; and Ms. Meifang Liu as to 2%. Mr. Xu He serves as our director and chief executive officer. Ms. Qin Wu is the mother of Mr. Xiaohai Zhuang and Mr. Xiaoyang Zhuang, and Mr. Xiaoyang Zhuang serves as our director and chief financial officer.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our ordinary shares less attractive as a result. The result may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are incorporated in the British Virgin Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. As a foreign private issuer, we may take advantage of certain provisions in the NASDAQ listing rules that allow us to follow British Virgin Islands law for certain corporate governance matters. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

•	“CAGR” refers to compound annual growth rate;

•

“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong special administrative region, Macau special administrative region and Taiwan;

•	“CIC” refers to China Insights Consultancy Limited, the industry consultant;

•	“Cornerstone Management,” “we,” “us,” “our company,” and “our” refer to Cornerstone Management, Inc. and its subsidiaries and consolidated entities;

•	“EIT” refers to PRC enterprise income tax;

•	“high income individual” refers to individual investors earning an annual salary of RMB500,000 (approximately $75,000) in China;

•	“MOFCOM” refers to the Ministry of Commerce of the PRC;

•

“new economy companies” refer to high-growth, asset-light companies in the TMT sector that focus on using internet technologies, information technologies, green technologies and other related technologies to create new products and services;

•	“PIPE” refers to private investment in public equity;

•	“QDII” refers to Qualified Domestic Institutional Investor;

•	“RMB” and “Renminbi” refer to the legal currency of China;

•	“SAFE” refers to the State Administration of Foreign Exchange;

•	“TMT sector” refers to the telecommunications, media and technology sector and includes new economy companies;

•	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

•	“VIE” refers to variable interest entity.

Our reporting currency is the U.S. dollar. This prospectus contains translations of certain foreign currency into U.S. dollars for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, all translations from Renminbi to U.S. dollars have been made at the rate as of the end of the applicable period, that is, RMB6.6171 to $1.00, the noon buying rate in effect as of June 29, 2018. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus should have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On February 1, 2019, the noon buying rate for Renminbi was RMB6.7426 to $1.00. See “Risk Factors — Risks Related to Our Business and Industry — Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.”

In addition, unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

THE OFFERING

Ordinary shares offered	5,000,000 shares

Over-allotment Option	We have granted the underwriters 45 days from the date of this prospectus, to purchase up to an additional 750,000 shares on the same terms as the other shares being purchased by the underwriters from us.

Ordinary shares Outstanding before this Offering	148,390,000 shares

Ordinary shares to be Outstanding after this Offering	153,390,000 shares

Use of Proceeds; Indemnification Escrow Account	We estimate that our net proceeds from this offering will be approximately $16,832,442, based on an assumed initial public offering price of $4.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the over-allotment option granted to the underwriters. We plan to use the net proceeds of this offering primarily to support the expansion of our operations and for general corporate purposes, which may include hiring additional sales, marketing and fund management personnel, and investing in sales and marketing activities, capital expenditures and other general and administrative matters. In addition, approximately $500,000 of the net proceeds will be used to fund an escrow account to indemnify the underwriters, which sum could be returned to us after two years from the date of this offering.

The net proceeds from this offering must be remitted to China before we will be able to use such funds for our business. See “Use of Proceeds.”

Lock-up agreements	Our executive officers, directors, and the holders of our currently outstanding ordinary shares will execute lockup agreements, pursuant to which, (1) Henz Real Estate Development Limited for a period of six months; and (2) each of executive officers, directors and other existing stockholders, for a period of 12 months, respectively, following the closing of this offering, agrees not to sell, transfer or dispose of any shares or similar securities. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Share Escrow Plan

We plan to enter into a share escrow agreement in connection of this offering under which, with the exception of Henz Real Estate Development Limited, our shareholders as of the date of this prospectus will agree to place 95% of their ordinary shares in an escrow account held by the escrow agent (the “Share Escrow Plan”). Under the Share Escrow Plan, all of the escrowed shares will be released if our net income (excluding the impact of any compensation expense as a result of the implementation of the Share Escrow Plan) for any fiscal year during the three years ended March 31, 2021 meets a target of approximately $28.8 million in net income, provided that if such target is not met, the escrowed shares will be released based on actual net income achieved and conditions set forth in the share escrow agreement. See “Shares Eligible for Future Sale—Share Escrow Plan”. We estimate that we will incur significant compensation expenses in connection with the release of 49.8% of escrowed shares beneficially owned by certain of our directors, officers and employees. The Share Escrow Plan will terminate on the earlier of (a) such time when all of the escrowed shares have been released, and (b) the end of 30th day after the filing of the annual report for the fiscal year ending March 31, 2021. Any escrowed shares that have not been released will be cancelled upon the termination of the Share Escrow Plan. See “Risk Factors—Risks Related to this Offering and Ownership of our Ordinary Shares—We are subject to certain risks in connection with the Escrow Plan” and “Shares Eligible for Future Sale” for more information.

NASDAQ Trading symbol	We have applied for the listing of our ordinary shares on the NASDAQ Capital Market under the reserved symbol “CSCA”.

Risk Factors	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income and comprehensive income data for the years ended March 31, 2017 and 2018, and summary consolidated balance sheets data as of March 31, 2017 and 2018 and summary consolidated cash flow data for the years ended March 31, 2017 and 2018 which have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of income and comprehensive income data for the three months ended June 30, 2017 and 2018, and summary consolidated balance sheets data as of June 30, 2018 and summary consolidated cash flow data as of June 30, 2017 and 2018 which have been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus and have been prepared on the same basis as our audited consolidated financial statements. Our consolidated financial statements are prepared and presented in accordance with the generally accepted accounting principles in the United States of America, or U.S. GAAP. You should read this Summary Consolidated Financial Data and Summary Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods.

Summary Consolidated Statements of Income and Comprehensive Income Data:

	For the year ended March 31,		For the three months ended June 30,
	2017	2018	2017	2018
Revenue
Financial advisory fees	$3,476,090	$711,428	$687,546	$—
Subscription fees	876,120	2,917,427	499,438	155,038
Management fees	473,797	4,418,873	469,285	2,076,084
Realized carried interest	—	2,138,305	—	546,863
Unrealized carried interest	1,617,201	2,580,508	1,121,594	19,833,846

Total net revenues	6,443,208	12,766,541	2,777,863	22,611,831

Operation Cost and Expenses
Distribution and servicing costs	1,726,014	4,592,080	535,135	1,557,237
Carried interest related compensation	229,161	1,561,803	97,334	6,471,646
Selling expenses	502,354	1,291,990	239,779	388,592
General and administrative expenses	368,907	1,668,229	247,619	631,693

Total expenses	2,826,436	9,114,102	1,119,867	9,049,168

Investment Income
Net gains from investment activities	—	208,480	7,059	55,450

Total Investment income	—	208,480	7,059	55,450

Income before income taxes provision	3,616,772	3,860,919	1,665,055	13,618,113
Income tax provisions (benefit)	909,783	975,182	422,447	3,409,296

Net income	$2,706,989	$2,885,737	$1,242,608	$10,208,817
Other comprehensive income (loss)
Foreign currency translation adjustment	(61,403)	428,929	52,407	(694,646)

Total comprehensive income	$2,645,586	$3,314,666	$1,295,015	$9,514,171

Earnings (losses) per common share*
Basic	$0.0182	$0.0194	$0.0084	$0.0688

Diluted	$0.0182	$0.0194	$0.0084	$0.0688

	For the year ended March 31,		For the three months ended June 30,
	2017	2018	2017	2018
Weighted average common shares* outstanding
Basic	148,390,000	148,390,000	148,390,000	148,390,000

Diluted	148,390,000	148,390,000	148,390,000	148,390,000

*

The shares are presented on a retroactive basis to reflect our share redemption through a one-for-zero point seven one (1 for 0.71) reverse stock split of our company’s issued and outstanding ordinary shares on October 29, 2018. See note 12 to our consolidated financial statements included herein.

Summary Consolidated Balance Sheets Data:

	As of March 31, 2017	As of March 31, 2018	As of June 30, 2018
Total assets	$7,283,491	$25,217,841	$44,381,235
Total liabilities	4,667,868	18,759,860	28,200,083
Total stockholders’ equity	2,615,623	6,457,981	16,181,152

Summary Consolidated Cash Flow Data:

	For the year ended March 31,		For the three months ended June 30,
	2017	2018	2017	2018
Net cash provided by (used in) operating activities	$2,740,172	$4,049,540	$(124,293)	$253,141
Net cash provided by (used in) investing activities	(282,696)	(1,656,227)	(2,089,595)	(792,039)
Net cash provided by financing activities	(65,617)	520,980	377,144	209,000
Effect of exchange rate change on cash and cash equivalents	(59,989)	370,374	6,031	(260,697)
Cash and cash equivalents, beginning balance	62,825	2,394,695	2,394,695	5,679,362
Cash and cash equivalents, ending balance	$2,394,695	5,679,362	563,982	5,088,767

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

Our limited operating history could make our future performance difficult to predict.

We commenced operations in August 2015 and we established our first fund in January 2016. Accordingly, our operating history is very limited. For the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, our revenue totaled $6.4 million, $12.8 million and $22.6 million, respectively. For the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, our net profit totaled $2.7 million, $2.9 million, and $10.2 million, respectively. We cannot assure you that our revenue and net profit as well as other aspects of our financial performance will continue to increase at historical rates or at all. Our limited operating history may not provide an adequate basis for you to evaluate our operating and financial results and business prospects and, therefore, past revenue and net income growth experienced by us should not be taken as indicative of our future performance. You should consider our business and prospects in light of the risks, uncertainties, expenses and challenges that we face as an early-stage company.

Our revenue, net income and cash flow are variable, which may make it difficult for us to achieve steady earnings growth from period to period.

Our revenue, net income and cash flow are variable. For example, our cash flow fluctuates due to the fact that we receive carried interest from our funds only when investments are realized and achieve a certain preferred return. We may also experience fluctuations in our results, including our revenue and net income, from period to period due to a number of other factors, including changes in management fees, changes in the carrying values and performance of our funds’ investments that can result in significant volatility in the carried interest that we have accrued (or as to which we have reversed prior accruals) from period to period, as well as changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. The carrying value of fund investments may be more variable during times of market volatility. Such variability in the timing and amount of our accruals and realizations of carried interest and management fees may lead to volatility in the trading price of our shares, and therefore our results and cash flow for a particular period may not be indicative of our performance in a future period. The timing and receipt of carried interest also varies with the life cycle of our funds. Moreover, even if an investment proves to be profitable, it may be a number of years before any profits can be realized in cash (or other proceeds). We cannot predict precisely when, or if, realizations of investments will occur. A downturn in the equity markets also makes it more difficult to exit investments by selling equity securities. If we were to have a realization event in a particular period, the event may have a significant impact on our results and cash flow for that particular period which may not be replicated in subsequent periods.

Poor performance of our investment funds could cause a decline in our revenue, income and cash flow, may obligate us to reverse the accrued carried interest that we previously recognized, and could adversely affect our ability to raise capital for future investment funds.

In the event that any of our investment funds were to perform poorly, our revenue, income and cash flow could decline. A reduction in the value of our AUM in such funds could result in a reduction in management fees and carried interest we earn. In addition, a reduction in the value of the portfolio investments held in our funds could result in a reversal of accrued carried interest that were previously recognized. In addition, poor performance of our investment funds could make it more difficult for us to raise new capital. Investors might decline to invest in future investment funds we raise. Investors and potential investors in our funds continually assess our investment funds’ performance, and our ability to raise capital for existing and future investment funds will depend on our investment funds’ continued satisfactory performance. Accordingly, poor fund performance may deter future investment in our funds and thereby decrease the capital invested in our funds and ultimately, our management fee income. Alternatively, in the face of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would likewise decrease our revenue.

Adverse economic and market conditions could negatively impact our business in many ways, including by reducing the value or performance of the investments made by our investment funds, reducing the ability of our investment funds to raise or deploy capital, and impacting our liquidity position, any of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

We operate and conduct fund raising activities in China. Currently, we focus our investments primarily on China-based companies that are publicly listed or seeking to list in the United States, often referred to as U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies. Our business may be materially affected by unfavorable economic or market conditions or events in the world, particularly in China and the United States, that are outside of our control, including but not limited to changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events.

Our funds may be affected by reduced opportunities to exit and realize value from their investments, or by lower than expected returns on investments. In addition, decreased business and investor confidence as well as diminished liquidity and credit availability in the financial markets may impact our ability to secure sufficient capital to close our investments within the required time frame. These and other factors could adversely affect the timing of new funds and our ability to raise new funds or secure future deal flow. During periods of difficult market conditions or slowdowns (which may be across one or more industries or geographies), our funds’ portfolio companies may experience adverse operating performance, decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. Negative financial results in our funds’ portfolio companies may result in lower investment returns for our investment funds, which could materially and adversely affect our ability to raise new funds as well as our operating results and cash flow. During such periods of weakness, our funds’ portfolio companies may also have difficulty expanding their businesses and operations or meeting their debt service obligations or other expenses as they become due, including expenses payable to us. Furthermore, such negative market conditions could potentially result in a portfolio company entering bankruptcy proceedings, thereby potentially resulting in a complete loss of the fund’s investment in such portfolio company or real assets and a significant negative impact on the fund’s performance, which could in turn harm our operating results and cash flow, as well as our reputation.

Our operating performance may also be adversely affected by our fixed costs and other expenses and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions. In order to reduce expenses in the face of a difficult economic environment, we may need to cut back or eliminate the use of certain services or service providers, or terminate the employment of a significant number of our personnel that, in each case, could be important to our business and without which our operating results could be adversely affected.

Moreover, during periods of difficult market conditions or slowdowns, our fund investment performance could suffer, resulting in, for example, the payment of reduced or no carried interest to us. Such event could cause our cash flow from operations to significantly decrease, which could materially and adversely affect our liquidity position and the amount of cash we have on hand to conduct our operations. Having less cash on hand could in turn require us to rely on other sources of cash (such as the capital markets which may not be available to us on acceptable terms) to finance our operations. Furthermore, continued weak market conditions and further adverse trends in the general economic environment may limit our ability to obtain credit facilities when needed or other financing on commercially reasonable terms. As a result, our uses of cash may exceed our sources of cash, thereby potentially affecting our liquidity position.

Our funds invest in relatively high-risk assets, and the performance of our funds may be adversely affected by the financial performance of our portfolio companies and the industries in which our funds invest.

Currently, we focus our investments primarily on U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies. Our investments in such companies comprise all stages of the investment cycle: pre-IPO investments, IPO subscriptions, post-IPO secondary market investments (most often in the form of PIPE transactions) and privatizations. China’s technology and related sectors are characterized by rapid technological changes, an evolving regulatory environment and more volatile market conditions. In addition, some of the companies that we invest in are startups, which may have a higher failure rate given they are growth companies still in the early stages of development. Such portfolio companies have relatively short operating histories and are in need of a significant amount of capital to grow their business as well as to gauge market acceptance and traction. Moreover, they may lack the financial resources to meet their financial obligations, particularly during low economic cycles, as well as a proven business model to effectively compete with larger companies. Accordingly, as our investments at this stage of a company’s development are highly speculative and entail greater risks than in companies that are in more mature operating stages or have proven business models, a total loss of capital is a likely outcome.

Certain of our funds, including most funds under our East Value category, invest in the publicly listed equities of companies. As we are typically a smaller minority shareholder, we may not always have the ability to influence the management direction of a portfolio company. In addition, control dilution may cause us to lose ownership percentage in such portfolio company. Furthermore, many of these publicly-listed companies are small- and mid-cap companies that are in their early stages, which make them riskier investments as they are more vulnerable to market changes and may have lower trading liquidity than larger public companies. As a result, the share prices of these publicly-listed companies may fluctuate significantly and have a negative impact on our funds’ performance.

We also invest in securities that are not publicly traded. Compared with publicly listed companies, these portfolio companies may not have strong management teams, financial auditing practices or internal control measures in place, and may lack operating or financial transparency, making it more difficult for us to oversee their performance. If we are unable to promptly identify or respond to any material problems with such non-public investees, our fund performance would be adversely affected.

If we are unable to successfully design and implement our fund exit strategies, we may not realize the expected returns or we may suffer losses on our fund investments.

Our funds generate gains from the underlying investments in our private equity funds. Carried interest entitles us to a percentage of a fund’s gain, effectively serving as a performance-based incentive. To date, we have realized carried interest from East Value series and East Value II series under our East Value fund category as well as our Asset Quantitative Hedging Strategy I fund under our Quantitative Hedging Funds category. We realize carried interest when we exit our funds by disposing of our interest in our funds’ portfolio companies at a premium price. However, we cannot guarantee that we will be able to sell our equity stock in these investees in the secondary market at the desired price or in accordance with our plans. Any adverse changes in the performance of our portfolio companies, the value of their stock, or general market conditions could have a negative impact on our timetable and plans or otherwise result in an unsuccessful exit of the relevant funds.

In addition, we invest in a number of private companies. Unlike publicly traded companies that are valued through market-driven stock prices, the valuation of private companies, and particularly of early-stage companies, is difficult to assess. Moreover, the ability of certain of our funds to dispose of investments is heavily dependent on, or significantly affected by, the public equity markets or the level of M&A activities in China. Whether we are able to realize any value from an investment may depend upon the ability to successfully complete an IPO of the portfolio company in which such investment is held, or the successful acquisition of our shares in the portfolio company by a third party. Accordingly, our funds may not be able to cash out or divest of their equity investments in these private companies until after a substantial length of time, if at all, exposing the investment returns to risks of downward movement in fair value. Our ability to exit our funds through the acquisition of our shares by third parties could be further complicated by delays in the negotiation process, closing process or other factors. In September 2017, an investee of one of our funds entered into a share purchase agreement with a PRC-listed company, pursuant to which such public company is to acquire our investee. The acquisition has not been completed, and may be delayed or may not materialize, which as a result may jeopardize our ability to realize returns on our investments.

The investments of our funds are subject to a number of inherent risks.

Our results are highly dependent on our continued ability to generate attractive returns from our investments. Investments made by our private equity funds involve a number of significant risks inherent to private equity investing, including the following:

•

significant failures of our portfolio companies to comply with laws and regulations applicable to them could affect the ability of our funds to invest in other companies in certain industries in the future and could harm our reputation;

•

companies in which private equity investments are made are more likely to depend on the management talents and efforts of a small group of persons and, as a result, the death, disability, resignation or termination of one or more of those persons could have a material adverse impact on their business and prospects and the investment made;

•

companies in which private equity investments are made may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•

our funds generally establish the capital structure of portfolio companies on the basis of the financial projections based primarily on management judgments and assumptions, and general economic conditions and other factors may cause actual performance to fall short of these financial projections, which could cause a substantial decrease in the value of our equity holdings in the portfolio company and cause our funds’ performance to fall short of our expectations.

Our current business model of raising capital to fund targeted transactions on a deal-by-deal basis exposes us to certain risks.

As we are a relatively young private equity fund manager in China with a limited operating history, our current business model is to identify investment targets first and then raise capital to fund our targeted transactions on a deal-by-deal basis, as opposed to soliciting capital commitments from potential investors prior to seeking suitable investments. We believe that our current business model enables us to attract a large number of potential investors and raise capital quickly and efficiently as we are already able to present such potential investors with relatively detailed information on the pre-screened investment targets, thereby enhancing their confidence in the fund. However, our ability to raise capital from our investors is critical to us in ways that may be different from other private equity funds, as we are required to raise sufficient funds within a specific time frame in order to successfully secure the transaction and close the investment. Failure to do so would likely lead to lost investment opportunities, which could in turn harm our reputation in China’s private equity industry and impair our ability to raise capital to fund future investments. Moreover, unlike some private equity funds that are able to charge management fees and subscription fees on capital commitments, we are only able to charge management fees and subscription fees on private equity funds that we actually raise. If our business model ceases to be viable as we continue to expand our overall operations and we are unable to change our business model in a timely manner or at all, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We depend significantly on our ability to raise capital from third-party investors. If we are unable to raise capital from our investors, we would be unable to collect management fees or deploy their capital into investments and potentially collect management fees or carried interest, which would materially reduce our revenue and cash flow and adversely affect our financial condition.

We depend significantly on our ability to raise capital from third-party investors. For example, our business model of identifying investment targets first and then raising capital for our funds on a deal-by-deal basis requires us to complete the fundraising phase within a specific time frame in order to secure the targeted transaction and close the investment. See “—Our current business model of raising capital to fund targeted transactions on a deal-by-deal basis exposes us to certain risks.” Additionally, because we raise capital from third-party investors in China to invest in U.S. listed China-based companies, changes in China’s foreign currency exchange regime, including the QDII program, and any new regulations restricting our ability to raise capital from institutions and individuals, as well as any new regulations restricting foreign investments, will adversely affect our ability to raise capital from investors. See “—Risks Related to Doing Business in China—Government control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiary to obtain financing.”

Moreover, certain factors, such as the performance of the stock market, the pace of distributions from our funds and from the funds of other asset managers or the asset allocation rules or regulations or investment policies to which such investors are subject, could inhibit or restrict the ability of investors to make investments in our investment funds. Moreover, as we grow our business and fund portfolio, we may need to identify and attract new investors in order to continue to secure deals and increase our deal flow. We can give no assurance that we will be able to grow our investor base. Our ability to raise new funds could be hampered if the general appeal of our private equity investments were to decline. Private equity investments could fall into disfavor as a result of concerns about liquidity and short-term performance. In addition, in connection with raising new funds or making further investments in existing funds, we negotiate terms for such funds and investments with existing and potential investors. The outcome of such negotiations could result in our agreement to terms that are materially less favorable to us than funds managed by our competitors. Such terms could restrict our ability to raise investment funds with investment objectives or strategies that compete with existing funds in the market, add additional expenses and obligations for us in managing the fund or increase our potential liabilities, all of which could ultimately reduce our revenue.

The failure of our investment funds to raise capital in sufficient amounts could result in a decrease in our AUM as well as our revenue, or could result in a decline in the rate of growth of our AUM and revenue, any of which could have a material adverse impact on our financial condition. Our past experience with growth of AUM provides no assurance with respect to the future.

Furthermore, some of our fund investors may have concerns about the prospect of our becoming a publicly traded company, including concerns that as a public company we will shift our focus from the interests of our fund investors to those of our shareholders. Some of our fund investors may believe that we will strive for near-term profit instead of superior risk-adjusted returns for our fund investors over time or grow our AUM for the purpose of generating additional management fees without regard to whether we believe there are sufficient investment opportunities to effectively deploy the additional capital. There can be no assurance that we will be successful in our efforts to address such concerns or to convince fund investors that our decision to pursue this offering will not affect our longstanding priorities or the way we conduct our business. Failure to allay such concerns may impact our ability to continue raising capital from our fund investors. A decision by a significant number of them not to invest in our funds or to cease doing business with us altogether could inhibit our ability to achieve our investment objectives and could have a material adverse effect on our business and financial condition.

We rely heavily on our relationships with financial institutions, corporate partners, financial advisors and other financial intermediaries in China.

We generally source and identify potential investment targets through our extensive network of financial institutions, corporate partners, third-party financial advisors and other financial intermediaries in China. These parties have contributed to our deal flow by providing us with leads in identifying potential quality investment targets and generating investment opportunities for us. We also conduct joint fundraising with several major PRC financial institutions, which provide us with access to additional private investors. As such, our business is heavily dependent on our relationships with these third parties. Although we have maintained stable relationships with them a material deterioration or termination of our relationships with any major financial institution, corporate partner, third-party financial advisor or financial intermediary, or the failure to further expand our network, could inhibit our ability to secure deal flow or raise funds, which in turn would have a material adverse effect on our business, financial condition and growth prospects.

If we fail to invest our funds in the QDII plans, or the QDIIs disagree with our investment proposals with respect to the QDII plans, we may be unable to invest in our desired target companies.

East Value category is our largest fund category. A majority of our existing funds in this category are invested in the U.S. capital markets, and we may in future expand and diversify our fund portfolio to include investments in other foreign markets. Due to the increasingly stringent measures implemented by SAFE under China’s foreign exchange regulatory regime, there are limited options for China-based investors and fund managers, including us, to access the foreign markets. One of the few channels enabling capital outflow is the QDII program, under which certain qualified domestic entities that are licensed by their respective competent regulators and granted a foreign exchange quota by SAFE can directly invest in foreign securities. To comply with PRC laws, we have structured our overseas investments by investing proceeds from our funds in the investment plans established by approved QDIIs in China, or QDII plans, which then invest in the target investments. Each of our QDII plans is unique and specifically designated to us. Under each QDII plan, we negotiate with the relevant QDII to obtain an investment amount that meets our specific needs for the investment proposal under such QDII plan. See “Our Business—Structure and Operation of Our Investment Funds — Onshore/offshore Structure and QDII.” Although we believe we have significant influence over the QDII plans, the QDIIs could theoretically disagree with our investment proposals and decide not to invest in our target. To date, all of the investment decisions made by the QDIIs with respect to the QDII plans in which we have invested have been consistent with our investment proposals to them and we have not encountered any material difficulties in reaching an agreement with any QDII regarding the investment amount needed under each QDII plan. However, we cannot guarantee that the QDIIs we collaborate with will agree with our investment proposals or will agree to the needed investment amount requested by us in the future. If a QDII disagrees with our investment proposal or if we fail to secure a sufficient investment amount under any QDII plan to meet our needs for the investment proposal, we may lose the opportunity to invest in our desired targets or to make our overseas investments as planned. In addition, if the QDIIs we currently or intend to collaborate with are no longer allocated foreign exchange quota, or if our relationships with any of them were to deteriorate or terminate, our business, financial condition and prospects would be materially and adversely affected. Although SAFE further increased the total QDII quota available for QDII plans under the QDII program in April 2018, we cannot assure you that the PRC government will not implement new regulations in the future to restrict the foreign currency exchange quota of any QDII we currently collaborate with, or cease to allocate foreign exchange quota, or otherwise change the QDII program such that our ability to access the foreign capital markets would be impaired.

Valuation methodologies for certain assets in our funds can involve subjective judgments, and the fair value of assets established pursuant to such methodologies may be incorrect, which could result in the misstatement of fund performance and accrued carried interest.

Currently, we focus our private equity investments primarily on U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies, many of which are early-stage and small- and mid- cap. Although many of these are publicly traded companies, their share prices may fluctuate significantly, which also contribute to the uncertainties in valuation. As a result, valuation methodologies may involve substantial subject judgments. In addition, for our investments in privately-held companies, there are often no readily ascertainable market prices.

Fair values of our investments are determined by reference to projected net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), the discounted cash flow method, comparable values in public market or private transactions, valuations for comparable companies and other measures which, in many cases, are unaudited at the time received. The determination of fair value using these methodologies takes into consideration a range of factors including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. These valuation methodologies involve a significant degree of management judgement.

Because there is significant uncertainty in the valuation of, or in the stability of the value of, illiquid investments, the fair values of such investments as reflected in an investment fund’s net asset value do not necessarily reflect the prices that would be obtained by us on behalf of the investment fund when such investments are realized. Realizations at values significantly lower than the values at which investments have been reflected in prior fund net asset values would result in reduced earnings or losses for the applicable fund, the loss of potential carried interest and management fees. Changes in values attributed to investments may result in volatility in the net asset values and results of operations that we report. Moreover, a situation where asset values turn out to be materially different than values reflected in prior fund net asset values could cause investors to lose confidence in us, which could in turn result in difficulty in raising additional funds.

Our investment approach may fail.

Our investment approach includes investing in all stages of an investment cycle, gaining early entry as a financial advisor where the opportunity to do so arises, and purchasing sizeable minority blocks of securities in the IPO of our target companies as a cornerstone investor. In addition, we currently focus our investments primarily on U.S. China concepts stock, particularly on companies in the TMT sector such as new economy companies. The success of our investment approach depends, in part, upon our ability to correctly interpret market data and other information. It also depends on our ability to conduct or obtain useful investment research and analysis and/or predict market conditions and developments. Failure to do so could have a material adverse effect on the performance of the funds. Some of our strategies may be new or may be rapidly developing. This could increase the difficulties that we face in successfully pursuing such strategies on behalf of our funds. As the approach and strategies that we currently employ may be modified and altered from time to time, it is possible that strategies used in the future may be different from those currently in use. No assurance can be given that our current and/or future strategies will be successful under all or any market conditions.

The due diligence process that we undertake in connection with investments by our investment funds may not reveal all facts that may be relevant in connection with an investment.

Before making investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting and legal issues. In addition to conducting assessments regarding an investment in accordance with our internal risk management policies, we may involve outside consultants, legal advisors and accountants in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment. Accordingly, we cannot be certain that the due diligence investigation that we carry out with respect to any investment opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect. In particular, if any of our publicly listed target companies were found to have engaged in such practices, their securities could be halted from trading or they could be delisted from the relevant securities exchange, which would result in diminished market value and investor confidence and, in turn, lead to a significant or total loss on our investment.

We cannot be certain that our due diligence investigations will result in investments being successful or that the actual financial performance of an investment will not fall short of the financial projections we used when evaluating that investment. Failure to identify risks associated with our investments could have a material adverse effect on our business.

Our investment funds make investments in companies that we do not control.

We generally make minority investments, which are equities of companies that we do not control. Such investments may be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the value of investments by our funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

If any of our U.S.-listed portfolio companies were to become the subject of intense scrutiny by investors, financial commentators and regulatory agencies, the stock price and reputation of such portfolio companies could suffer, which could result in a complete loss of our investment in them.

Historically, a number of U.S.-listed companies whose operations are based in China were the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of these U.S. listed China-based companies subject to such scrutiny has sharply decreased in value. Many of these companies were subject to shareholder lawsuits and/or SEC enforcement actions that conducted internal and/or external investigations into the allegations. If any of our U.S.-listed portfolio companies were to become the subject of any such scrutiny, whether or not any allegations are true, their stock price and reputation could be impaired and we could experience a decline or total loss in the value of our investments in these portfolio companies, which could in turn harm our reputation and materially and adversely affect our financial condition and results of operations.

We expect that competition in our industry will intensify.

Our target customers are private investors in China, many of which are high income individuals. With the continued rise in China’s private wealth, the country’s private wealth management services industry, while currently fragmented and still at a relatively early stage of development compared to more developed markets, is projected to grow significantly according to the CIC Report. As such, we expect that competition in our industry and, in particular, for capital from private investors in China such as our target customers, will intensify. If and when that occurs, we expect our competitors to include private equity funds, venture capital firms, hedge funds, funds of hedge funds and alternative asset managers, as well as other financial institutions. Competition in our business is based on a variety of factors, including investment performance, the quality of service provided to clients, investor liquidity and willingness to invest, fund terms (including fees), brand recognition and business reputation.

We believe that the following are some of the factors that serve to increase our competitive risks:

•	a number of our competitors may have greater financial, technical, marketing and other resources and more personnel than we do;

•	some of our competitors may have a stronger network of private investors or a larger investor base than we do;

•	some of our funds may not perform as well as competitors’ funds or other available investment products;

•

several of our competitors have significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

•

some of our competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•	some of our competitors may have stronger ties within certain industries or communities from which they identify investment opportunities;

•

some of our competitors may be subject to less regulation and accordingly may have more flexibility to undertake and execute certain businesses or investments than we can and/or bear less compliance expense than we do;

•

some of our competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make;

•

there are relatively few barriers to entry impeding new alternative asset fund management firms, and the successful efforts of new entrants into our various businesses, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, is expected to continue to result in increased competition;

•	some of our competitors may have better expertise or be regarded by investors as having better expertise in a specific asset class or industry than we do;

•	some investors may prefer to invest with an investment manager that is not publicly traded or is smaller with only one or two investment products that it manages; and

•	other industry participants will from time to time seek to recruit our investment professionals and other employees away from us.

We may lose investment opportunities in the future if we are unable to effectively compete in terms of pricing, structure and terms of our of our investment funds. Alternatively, we may experience decreased rates of return and increased risks of loss if we match the investment prices, structures and terms offered by our competitors. While we compete primarily on our track record for successful performance of our funds rather than on the level of our fees relative to those of our competitors, we face the risk that fees in the private equity fund management industry will decline in the future, without regard to the historical performance of a manager. Any reduction in fees on our existing or future funds without corresponding decreases in our cost structure would have a negative impact on our revenues and profitability.

We depend on our founding members and other key personnel, and the loss of their services or investor confidence in such personnel could have a material adverse effect on our business, results of operations and financial condition.

Our team of investment professionals is led by our founders, Mr. Xu He, our chief executive officer, and Mr. Xiaoyang Zhuang, our chief financial officer, both of whom have solid backgrounds in the financial advisory business which has provided them with an acute ability to source investment targets, evaluate investment opportunities and execute strategies. Their depth of experience as financial advisors has also exposed them to a wide network of contacts at major PRC securities firms and other financial intermediaries, which continues to facilitate the capital raising process for our funds. Accordingly, our success will depend on the continued service of these individuals. Our founders currently have no immediate plans to cease providing services to our firm, but our founders and other key personnel are not obligated to remain employed with us. In addition, our other key personnel may leave us in the future, and we cannot predict the impact that the departure of any key personnel will have on our ability to achieve our investment objectives. The loss of the services of any of them could have a material adverse effect on our revenues, net income and cash flow and could harm our ability to maintain or grow AUM in existing funds or raise additional funds in the future. We have historically relied in part on the interests of these professionals in the investment funds’ carried interest to discourage them from leaving the firm. However, to the extent our investment funds perform poorly, thereby reducing the potential for carried interest, their interests in carried interest become less valuable to them and may become a less effective retention tool.

Our senior professionals and other key personnel possess substantial experience and expertise and have strong business relationships with investors in our funds and other members of the business community. As a result, the loss of these personnel could jeopardize our relationships with investors in our funds and members of the business community and result in the reduction of AUM or fewer investment opportunities. For example, if any of our senior professionals were to join or form a competing firm, such move could have a material adverse effect on our business, results of operations and financial condition.

Recruiting and retaining professionals may be more difficult in the future, which could adversely affect our business, results of operations and financial condition.

Our most important asset is our people, and our continued success is highly dependent upon the efforts of our senior and other professionals. Our future success and growth depends to a substantial degree on our ability to retain and motivate our senior professionals and other key personnel and to strategically recruit, retain and motivate new talented personnel, including new senior professionals. However, we may not be successful in our efforts to recruit, retain and motivate the required personnel as the market for qualified investment professionals is extremely competitive. As such, our inability to attract and retain key personnel would adversely affect, in the short term, our continuity of operations and, in the long term, our profitability.

In order to recruit and retain existing and future senior professionals and other key personnel, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new senior professionals and other key personnel over time or attempt to retain the services of certain of our key personnel, we may increase the level of compensation we pay to these individuals, which could cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability.

We generally provide one-time financial advisory services over a short period and, as such, our financial advisory fees are not long-term contracted sources of revenue and are not predictable.

We generate a portion of our revenue from financial advisory fees and we expect our financial advisory business to continue to be a revenue source. Moreover, we are typically engaged to provide financial advisory as a one-time service over an average period of six months and, as such, our financial advisory fees are not long-term contracted sources of revenue. As each revenue-generating engagement typically is separately solicited, awarded and negotiated, any significant decline in our financial advisory engagements or the market for advisory services could adversely affect our business. In addition, many businesses do not routinely engage in transactions requiring our services. As a consequence, our fee-paying engagements with many clients are not predictable and high levels of financial advisory revenue in one period are not necessarily predictive of continued high levels of financial advisory revenue in future periods. In addition to the fact that most of our financial advisory engagements are single, non-recurring engagements, we may lose clients each year as a result of a client’s decision to retain other investment advisors, the sale, merger or restructuring of a client, a change in a client’s senior management and various other causes. As a result, our financial advisory revenue could decline materially due to such changes in the volume, nature and scope of our engagements.

Your investment should take into account our adoption of new accounting standards beginning fiscal year 2019, as a result of which our period-to-period operating results may not be directly comparable.

Beginning in fiscal year 2019, we expect to adopt the accounting standards updates under the “Revenue from Contracts with Customers”, the core principle of which requires companies to recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the companies expect to receive. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Accounting Developments.” The adoption of the new accounting standards is expected to affect, among others, the recognition of unrealized carried interest income from our fund management services, which represented a significant portion of our net revenue. The new accounting standards would effectively cause delays in recognition of unrealized carried interest as compared to our current accounting treatment. In particular, the amounts of unrealized carried interest that historically have been recognized at the end of each reporting period would be, under the new accounting standards, expected to be recognized at the termination of the funds. As a result, our carried interest may consist of realized carried interest only. In addition, the recognition of carried interest related compensation under our operation cost and expenses is also expected to be affected by the new accounting standards as such compensation is recognized in conjunction with, and calculated as a portion of, the carried interest revenue (historically including unrealized carried interest). Therefore, our adoption of the new accounting standards is expected to have a significant impact on our future operating results. Our historical consolidated financial statements prepared under the current accounting standards may not be directly comparable to our future consolidated financial statements adopting the new accounting standards. Your investment decision should take into account of the foregoing.

We may be affected by adverse changes in taxation law, tax treaties and in the practice of tax authorities.

Changes in taxation legislation, tax treaties and in the practice of tax authorities can affect investment behavior which can have the effect of making specific kinds of investment products either more or less attractive to existing or potential clients.

We cannot predict the impact of future changes to tax legislation, tax treaties and the practice of tax authorities on our business or on the attractiveness of our investment products. Amendments to existing tax legislation (in particular if there is a withdrawal of any available tax relief or an increase in tax rates) and tax treaties or the introduction of new rules and new tax treaties or changes in the practice of tax authorities may affect the investment decisions of either existing or potential clients. Changes from time to time in the interpretation of existing tax laws, amendments to existing tax rates, the introduction of new tax legislation and tax treaties, a change in the interpretation of tax legislation, any change in the practice of enforcement of such legislation or any particular change in our tax treatment or our funds could have a material adverse effect on our business, growth prospects, net inflows of AUM, fee income, results of operations and/or financial condition.

Operational risks may disrupt our businesses, result in losses or limit our growth.

We rely heavily on our financial, accounting, information and other data processing systems. If any of these systems do not operate properly or are disabled, whether as a result of tampering or a breach of our network security systems or otherwise, we could suffer financial losses, a disruption of our businesses, liability to our funds, regulatory intervention or reputational damage. In addition, we operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on our headquarters in Guangzhou, PRC, where most of our administrative and operations personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. Due to the fact that the market for hiring talented professionals is competitive, we may not be able to grow at the pace we desire.

Our risk management system and internal controls may not fully protect us against our risk exposures.

We have established an internal risk management system to manage our risk exposures, including our operational risks, compliance risks, legal risks and liquidity risks. Our risk management policies and procedures are based upon our experience in the industry, and may not be adequate or effective in managing our future risk exposures or protecting us against unidentified or unanticipated risks, which could be significant greater than those indicated by our past experiences. We continue to update our internal policies and procedures; however, they may fail to predict future risks due to changes in the market and regulatory conditions.

Effective implementation of our risk management and internal controls also depends on our employees. While we have measures in place to ensure our risk management policies and procedures are adhered to by our employees, we cannot assure you that this implementation will not involve human errors or mistakes or that our internal controls will effectively prevent or detect any non-compliance with our policies and procedures. Any significant departure from our policies and practices could undermine the effectiveness and performance of our risk management and internal controls, thereby increasing the potential for financial losses and non-compliance with regulations.

Employee misconduct could harm us by impairing our ability to attract and retain investors in our funds and subjecting us to significant legal liability and reputational harm. Fraud and other deceptive practices or other misconduct at our portfolio companies could harm performance.

There is a risk that our employees could engage in misconduct that adversely affects our business. Our ability to attract and retain investors and to pursue investment opportunities for our funds depends heavily upon the reputation of our professionals, especially our senior professionals. We are subject to a number of obligations and standards arising from our fund management business and our authority over the assets managed. The violation of these obligations and standards by any of our employees would adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to companies in which our funds may invest. If our employees were to use or disclose confidential information improperly, we could suffer serious harm to our reputation, financial position and current and future business relationships, as well as face potentially significant litigation. It is not always possible to detect or deter employee misconduct, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If any of our employees were to engage in misconduct or were to be accused of such misconduct, whether or not substantiated, our business and our reputation could be adversely affected and a loss of investor confidence could result, which would adversely impact our ability to raise future funds.

We will also be adversely affected if there is misconduct by senior management of portfolio companies in which our funds invest. Such misconduct might undermine our due diligence efforts with respect to such companies and it might negatively affect the valuation of a fund’s investments.

If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired, which could adversely impact investor confidence and the market price of our ordinary shares.

Prior to this offering, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audit of our consolidated financial statements as of and for the fiscal years ended March 31, 2018 and 2017 and the review of our consolidated financial statement as of and for the three months ended June 30, 2018, we and our independent registered public accounting firm identified one material weakness and certain other control deficiencies in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States as of June 30, 2018. The material weakness identified was the lack of dedicated resources to take responsibility for the finance and accounting functions and the preparation of financial statements in compliance with U.S. GAAP.

We have taken steps and will continue to implement measures to remediate the material weakness identified. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” However, we cannot assure you that we will be able to continue implementing these measures in the future, or that we will not identify additional material weaknesses or significant deficiencies in the future.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies. Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending March 31, 2019. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm may be required to report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ordinary shares.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

If we are unable to protect our proprietary information of investors, financial institutions and corporate partners, our ability to conduct our business may be adversely affected.

Our investor base and network within the industry is crucial to our business. We have collected, stored and processed certain personal, commercially sensitive or confidential data from such parties. We primarily rely on trade secret laws and contractual restrictions, including through confidentiality and/or non-compete provisions in agreements with our key employees, financial institutions and corporate partners to establish, maintain and protect our proprietary information and other trade secrets. Policing any misappropriation or unauthorized use of our proprietary information and other trade secrets is difficult and costly and the steps we have taken may be inadequate. For example, contractual agreements may be breached, and we may not succeed in enforcing our rights or have adequate remedies for any breach of laws or contractual agreements. In addition, we may not be able to enter into agreements or arrangements with everyone who has access to our proprietary information or trade secrets.

Moreover, our servers or databases may be a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins, or similar disruptions. While we have taken steps to protect the confidential and other proprietary information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. An accidental or willful security breach of or other unauthorized access to our servers or databases could cause confidential information of our investors or financial institutions or corporate partners to be stolen and used for criminal purposes. Any breach in security measures resulting in the unauthorized release of confidential information regarding the investors, financial institution partners and corporate partners would damage our relationships with them and subject us to significant liabilities related to the loss of information as well as time-consuming and expensive litigation and negative publicity, which would in turn harm our business, financial condition, reputation and prospects.

We may be subject to judicial, administrative or arbitration proceedings and may face significant liabilities and damage to our professional reputation as a result of litigation, regulatory proceedings or negative publicity.

The investment decisions we make in our fund management business may subject us to the risk of third-party litigation arising from investor dissatisfaction with the performance of those investment funds and a variety of other litigation claims and regulatory inquiries and actions.

For example, in the event that we do not comply with the registration and reporting requirements for the funds we manage, or we raise capital from individuals who are not qualified investors as defined by the relevant laws and regulations, we may be suspended for the registration of new funds, our membership in the AMAC may be revoked, and we may be subject to fines and confiscation of illegal gains by the CSRC with respect material violations. Our directors and officers may also face disqualification of their certificates of private equity fund professional, and be subject to fines.

On the other hand, the current fund agreements specify the investment scope of the funds we raised from investors. In the event we make investments beyond the investment scope as agreed, while the relevant laws and regulations do not specify the subsequent liabilities for such conduct, we may face litigation initiated by our investors for breach of contract. In addition, to the extent that investors in our investment funds suffer losses resulting from fraud, gross negligence, willful misconduct or other similar misconduct, investors may have remedies against us under the PRC laws and regulations.

We are not currently subject to any pending judicial, administrative or arbitration proceedings that we expect would have a material impact on our financial conditions or results of operations. If any lawsuits were brought against us and resulted in a finding of substantial legal liability, such lawsuit could materially adversely affect our business, results of operations or financial condition or cause significant reputational harm to us, which could materially impact our business. We depend to a large extent on our business relationships and our reputation for integrity and high-caliber professional services to attract and retain investors and to pursue investment opportunities for our funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or the private equity industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Our senior management lacks experience in managing a public company and complying with laws applicable to operating as a U.S. public company domiciled in the British Virgin Islands and failure to comply with such obligations could have a material adverse effect on our business.

Prior to the completion of this offering, CSC Guangzhou has operated as a private company located in China. In connection with this offering, we formed our company, Cornerstone Management, Inc. in the British Virgin Islands and CSC Management Ltd. in Hong Kong, while WFOE and CSC Guangzhou, our variable interest entity as well as its subsidiary, were formed in China. In the process of taking these steps to prepare our company for this initial public offering, senior management of CSC Guangzhou became the senior management of our company. None of senior management of our company has experience managing a public company or managing a British Virgin Islands company.

As a result of this offering, our company will become subject to laws, regulations and obligations that do not currently apply to it, and our senior management currently has no experience in complying with such laws, regulations and obligations. For example, Cornerstone Management, Inc. will need to comply with the British Virgin Islands laws applicable to companies that are domiciled in that country. The senior management is only experienced in operating the business of CSC Guangzhou and its subsidiary in compliance with PRC laws. Similarly, by virtue of this offering, our company will be required to file annual and current reports in compliance with U.S. securities and other laws. These obligations can be burdensome and complicated, and failure to comply with such obligations could have a material adverse effect on our company. In addition, we expect that the process of learning about such new obligations as a public company in the United States will require our senior management to devote time and resources to such efforts that might otherwise be spent on the management of corporate private equity funds.

Risks Relating to Our Corporate Structure

The PRC government regulates the private equity industry through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in private equity businesses.

As a British Virgin Island company, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly-owned PRC subsidiary Guangzhou Cornerstone Corporate Consulting Co., Ltd., or WFOE, is a foreign-invested enterprise, or a FIE. To comply with PRC laws and regulations, we conduct our private equity businesses in China through contractual arrangements with our VIE and its shareholders. These contractual arrangements provide us with effective control over our VIE and enable us to receive substantially all of the economic benefits of our VIE in consideration for the services provided by our wholly-owned PRC subsidiary, and have an exclusive option to purchase all of the equity interest in our VIE when permissible under PRC laws.

As advised by our PRC Legal Advisors, the corporate structure of our VIE in China is in compliance with all existing PRC laws and regulations. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, we cannot assure you that the PRC government would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If we or any of our current or future VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including levying fines, confiscating our income or the income of our WFOE and CSC Guangzhou and its subsidiary, revoking their business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting our rights to use the proceeds from this offering to finance our business and operations in China, or taking other enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business and results of operations.

For example, on August 30, 2017, the State Council circulated the draft Interim Measures on Administration of Privately-Raised Investment Funds (the “New Interim Measures for PE Funds”) for comments, pursuant to which overseas institutions cannot directly raise capital from domestic investors to set up private equity fund unless otherwise specified by law. The New Interim Measures for PE Funds further specifies that the regulations regarding the administration of foreign-invested private equity fund managers will be promulgated by CSRC later. If our VIE is deemed as a FIE, we face uncertainties as to whether market clearance is required, and, if required, whether we can timely obtained such clearance, or at all. If we are not able to obtain such clearance when required, our VIE structure may be regarded as invalid or illegal. As a result, we would not be able to (i) continue our business in China through our contractual arrangements with the shareholders of CSC Guangzhou, (ii) exert control over CSC Guangzhou and its subsidiary, and (iii) receive the economic benefits of CSC Guangzhou and its subsidiary under such contractual arrangements, consolidate the financial results of CSC Guangzhou and its subsidiary. Were this to occur, our results of operations and financial condition would be materially and adversely affected.

Our contractual arrangements with our VIE may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with CSC Guangzhou and its shareholders to operate our private equity businesses. These contractual arrangements may not be as effective in providing us with control over the VIE as direct ownership. If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the Board of Directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance of the contractual obligations by our VIE and its shareholders to exercise control over our VIE. Although we have been advised by our PRC Legal Advisors, each contract under WFOE’s contractual arrangement with CSC Guangzhou is valid, binding and enforceable under current PRC laws and regulations, these contractual arrangements may not be as effective in providing us with control over CSC Guangzhou as direct ownership of CSC Guangzhou would be.

The shareholders of our VIE may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIE. Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition.

The shareholders of our VIE may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIE. If our VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of CSC Guangzhou were to refuse to transfer their equity interests in CSC Guangzhou to us or our designee when we exercise the call option pursuant to these contractual arrangements, if he transfer the equity interests to other persons against our interests, or if he were otherwise to act in bad faith toward us, then we may have to take legal actions to compel him to perform his contractual obligations.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our private equity investment fund business may be negatively affected. The arbitration provisions under these contractual arrangements are only related to claims arising out of the contractual arrangements created by the VIE agreements, and have no effect on the claims of our shareholders under the U.S. federal securities law and do not prevent them from pursuing claims against us under U.S. federal securities laws.

Contractual arrangements our subsidiary has entered into with our VIE may be subject to scrutiny by the PRC tax authorities and a finding that we or our VIE owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among WFOE, our VIE and the shareholders of our VIE do not represent arm’s-length prices and consequently adjust WFOE’s or our VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our VIE, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on WFOE or our VIE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if WFOE or our VIE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

WFOE is required to bear the losses of CSC Guangzhou, thus our liquidity may be adversely affected, which could harm our financial condition and results of operations.

On October 12, 2017, our WFOE entered into an Exclusive Business Cooperation Agreement with CSC Guangzhou. Pursuant to the Exclusive Business Cooperation Agreement, WFOE agreed to bear the losses of CSC Guangzhou. Currently, the incomes and profits of WFOE are completely dependent on CSC Guangzhou. If CSC Guangzhou suffers losses, the losses will be carried over and deducted from the payment to WFOE in the following month(s). Thus, WFOE would be required to absorb any losses incurred by CSC Guangzhou and, moreover, would be required to continue to provide services to CSC Guangzhou pursuant to the Exclusive Business Cooperation Agreement without receiving any payment. There can be no guarantee that WFOE will be able to recoup any of the losses incurred by CSC Guangzhou. Further, under the Exclusive Business Cooperation Agreement, WFOE may absorb the losses at a time when WFOE does not have sufficient cash to provide services and at a time when WFOE or we may be unable to borrow such funds on terms that are acceptable, if at all. As a result, WFOE is deemed to bear any losses suffered by CSC Guangzhou under the Exclusive Business Cooperation Agreement, and any losses absorbed by WFOE may have an adverse effect on our liquidity, financial condition and results of operations.

We rely on dividends paid by WFOE for our cash needs.

We rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. Under British Virgin Islands law, we may only pay dividends from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown on our books of account, and our capital. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our ordinary shares.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we are engaged primarily in the business of providing private equity fund management services and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as an private equity fund management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. In that respect, we do not believe that we fall within the definition of an ‘‘investment company’’ under the 1940 Act because of the nature of our assets and the sources of our income. Similarly, we believe that Cornerstone Management, Inc. is not an investment company under Section 3(b)(1) of the Investment Company Act because it is primarily engaged in the private equity fund management business, which is a non-investment company business. If one or more of our operating entities ceased to be a wholly-owned subsidiary of ours, our interests in those subsidiaries could be deemed an ‘‘investment security’’ for purposes of the 1940 Act or otherwise cause us to be deemed an investment company.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that Cornerstone Management, Inc. will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact business with affiliates, could make it impractical for us to continue our business as currently conducted and would have a material adverse effect on our business, financial condition, results of operations and the price of our ordinary shares. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements on the 1940 Act.

Risks Related to Doing Business in China

Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.

We have significant foreign currency exposure, and are primarily affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar. While we typically raise capital denominated in Renminbi from China-based investors, the focus of our investments is in China-based companies that are publicly listed or seeking to list in the United States, or U.S. China concepts stock. Accordingly, we convert Renminbi into U.S. dollars through the QDII plans to purchase U.S.-listed securities, and back into Renminbi when we exit our investments and repatriate the proceeds to China. In addition, as we make a significant amount of our investments in U.S. dollars while our carried interest are generally settled with our investors in Renminbi, any material appreciation in the U.S. dollar would have a negative impact on our AUM when converting back into Renminbi, which would in turn adversely affect our carried interest. Furthermore, all of our revenue is denominated in Renminbi while our financial reporting is in U.S. dollars. As a result, any significant fluctuation in exchange rates may cause us to incur currency exchange losses and harm our financial condition and results of operations.

Movements in Renminbi exchange rates are affected by, among other things, changes in political and economic conditions and China’s foreign exchange regime and policy. The Renminbi has been unpegged from the U.S.

dollar since July 2005 and, although the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that the PRC authorities may lift restrictions on fluctuations in Renminbi exchange rates and lessen intervention in the foreign exchange market in the future.

To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all.

Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiary to obtain financing.

The PRC government imposes control on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a majority of our revenues in Renminbi, which currently is not a freely convertible currency. Restrictions on currency conversion imposed by the PRC government may limit our ability to use revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China’s existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our PRC subsidiary are able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements. Our PRC subsidiary may also retain foreign currency in their respective current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions.

Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of our PRC subsidiary to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. We cannot assure you that the registration process will not delay or prevent our conversion of Renminbi for use outside of China. In 2007, China expanded its qualified domestic institutional investor, or QDII, program, one of the few legal means through which China-based investors can buy foreign-listed securities, to permit a broader class of financial intermediaries to invest overseas. The QDII program, first launched in 2006 and designed to restrict the outflow of capital from China, allows major financial institutions in China to raise capital in Renminbi before converting such capital into foreign currencies to enable investment in foreign stock exchanges. We cannot assure you that the PRC government will not implement new regulations to further restrict currency exchange quota. Any tightening of the quota under the QDII program could restrict our ability to raise capital and to access the U.S. capital markets. On the other hand, any measures taken by the PRC government to relax the QDII quota could increase competition for our investments, which may have an adverse effect on our business, financial condition and results of operations.

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

The majority of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. Furthermore, the current global economic crisis is adversely affecting economies throughout the world. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Failure to adapt to changes in laws and regulations governing the private equity industry on a timely basis may result in fines, create limitations or uncertainties with respect to our business activities, make it difficult for us to obtain or maintain the necessary approvals, permits or licenses or render our operations non-compliant, any of which could materially and adversely affect our business.

The China private equity marketplace is a new and evolving industry, and the laws and regulations governing the private equity industry are still developing. There are substantial uncertainties as to the legal system and the interpretation and implementation of the PRC laws and regulations applicable to the private equity industry. To date, the PRC government has only adopted an interim regulatory framework specifically governing private equity products, fund managers, and fund custodians. However, this framework has not been unified, and changes may occur at any time. For example, new laws and regulations may be adopted to require additional licenses and permits, and the relevant authorities may enhance their scrutiny over the private equity funds we distribute or manage, which may adversely affect our business. Currently, a license is required for the distribution of private equity products. We believe that such license is not required for our joint fundraising partners in locating and referring potential investors for us because, while our joint fundraising partners facilitate the sale of our private equity products and provide ancillary investor relationship maintenance services, they do not directly sell these products to and do not enter into the fund agreements with end investors. However, due to the lack of a clear and consistent regulatory framework for the sale of private equity products, we cannot assure you that the relevant PRC government will agree with our interpretation of the relevant rules. If the PRC government interprets the relevant rules differently and deems our joint fundraising partners’ services as sales of private equity funds, we may have to stop using such services which may affect our source of investors. Furthermore, any significant changes to the laws, regulations and government policies governing the private equity industry could impose substantial costs on us, create limitations or uncertainties regarding the way we raise capital for our private equity funds, conduct or expand our business, or affect our rights or obligations under our existing agreements with investors, target companies or other parties as well as the extent to which we can engage in, or charge fees for, our business. For example, on April 27, 2018, the People’s Bank of China, China Banking and Insurance Regulatory and Administration Committee, CSRC and SAFE jointly issued the Guiding Opinions on Regulating the Asset Management Business of Financial Institutions (“Guiding Opinions”). Among other things, the Guiding Opinions require all individual investors investing in asset management products, which includes private equity funds, to have a minimum of two years’ prior investment experience. See “Regulation—PRC Regulations of Private Equity Activities.” We do not believe that the Guiding Opinions will have any material impact on our business operations given that a majority of our existing individual investors already possess prior investment experience of more than two years when they invest in our funds based on our internal investor background due diligence checks and records. Going forward, we expect to seek only those investors with the requisite investment experience to ensure our compliance with the Guiding Opinions, and do not expect to encounter difficulties in doing so as an increasing number of private investors in China are high income investors possessing multiple years of investment experience based on CIC’s estimates. We expect that the CSRC and AMAC, which are the relevant authorities governing the private equity fund management industry, will amend their administrative rules to conform to the Guiding Opinions and will in the future issue more specific implementation guidance. We do not believe such amendments will have any material impact on our operations; however, as such amendments have not yet been released, we can give no assurance that any changes to these administrative rules, when implemented, will not subject us to other, more onerous requirements. See “Regulation—PRC Regulations of Private Equity Activities. Failure to adapt to these and other changes in applicable laws, regulations and other government policies on a timely basis may result in fines, restrictions on our business activities or revocations of approvals, permits or licenses, or render our operations to be non-compliant, any of which would have a material adverse effect on our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our WFOE, our VIE and its subsidiary established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, clients and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

Since our operations and assets are located in China, shareholders may find it difficult to enforce a U.S. judgement against the assets of our Company, our directors and executive officers.

Our operation and assets are located in China. In addition, our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of our officers or directors.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain such approval, if required, could have a material adverse effect on our business, results of operation and reputation and could also create uncertainties for this offering.

In 2006, the CSRC and five other PRC regulatory agencies jointly promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which regulates foreign investment in PRC domestic enterprises. The M&A Rule requires offshore special purpose vehicles formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of the special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the M&A Rule is currently unclear. If the CSRC or another PRC regulatory agency subsequently determines that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering into China or the payment or distribution of dividends by our PRC subsidiary, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Under the current PRC tax regulations, indirect transfers of equity interests and other properties of PRC tax resident enterprises by non-PRC holding companies may be subject to PRC tax. In accordance with the Announcement of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises (“Announcement 7”) issued by the SAT on February 3, 2015, if a non-PRC tax resident enterprise indirectly transfers equities and other properties of a PRC tax resident enterprise and such indirect transfer will produce a result identical or substantially similar to direct transfer of equity interests and other properties of the PRC tax resident enterprise, the non-PRC tax resident enterprise may be subject to PRC withholding tax at a rate up to 10%. The Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source (“Announcement 37”), which was issued by SAT on October 17, 2017 and became effective on December 1, 2017, renovates the principles and procedures concerning the indirect equity transfer tax withholding for a non-PRC tax resident enterprise. Failure to comply with the tax payment obligations by a non-PRC tax resident will result in penalties, including full payment of tax owed, fines and default interest on those tax.

According to Announcement 7, where a non-resident enterprise indirectly transfers equity interests or other properties of PRC tax resident enterprises (“PRC Taxable Property”) to avoid its tax liabilities by implementing arrangements without reasonable commercial purpose, such indirect transfer shall be recharacterized and recognized as a direct transfer of PRC Taxable Property. As a result, gains derived from such indirect transfer and attributable to PRC Taxable Property may be subject to PRC withholding tax at a rate of up to 10%. In the case of an indirect transfer of property of establishments of a foreign enterprise in the PRC, the applicable tax rate would be 25%. Announcement 7 also illustrates certain circumstances which would indicate a lack of reasonable commercial purpose. Announcement 7 further sets forth certain “safe harbors” which would be deemed to have a reasonable commercial purpose. As a general principle, the SAT also issued the Administration of General Anti-Tax Avoidance (Trial Implementation) (“GATA”), which became effective on February 1, 2015 and empowers the PRC tax authorities to apply special tax adjustments for “tax avoidance arrangements.”

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC Taxable Property are involved, such as offshore restructuring, sale of the shares in our offshore subsidiary and investments. Our Company may be subject to withholding obligations if our company is transferee in such transactions, under Announcement 7 and Announcement 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be required to expend valuable resources to comply with Announcement 7 and Announcement 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have an adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise materially and adversely affect us.

On July 4, 2014, China’s SAFE issued the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, which became effective as of July 4, 2014. According to Circular 37, prior registration with the local SAFE branch is required for PRC residents to contribute domestic assets or interests to offshore companies, known as SPVs. Moreover, Circular 37 applies retroactively. As a result, PRC residents who have contributed domestic assets or interest to a SPV, but failed to complete foreign exchange registration of overseas investments as required before July 4, 2014 shall send a letter to SAFE and its branches for explanation. SAFE and its branches shall, under the principle of legality and legitimacy, conduct supplementary registration, and impose administrative punishment on those in violation of the administrative provisions on the foreign exchange pursuant to the law.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply with the relevant requirements. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any application registrations or comply with other requirements required by Circular 37 or other related rules. The failure or inability of our PRC resident shareholders to make any required registrations or comply with other requirements may subject such shareholders to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to (including using the proceeds from this offering) CSC Guangzhou, limiting the ability of CSC Guangzhou to pay dividends or otherwise distribute profits to us.

Failure to comply with the individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in China may be subject to interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the individual Foreign Exchange Rules.

It is uncertain how the individual Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the China, restriction on remittance of dividends or other punitive action that would have a material adverse effect on our business, results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds from this public offering or any future offerings, as an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary and controlled PRC affiliate, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary or controlled PRC affiliate are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiary in China, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local counterpart.

We may also decide to finance our PRC subsidiary through capital contributions. These capital contributions must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or capital contributions by us to our subsidiaries or any of their respective subsidiaries. If we fail to receive such registrations or approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE issued the Circular on Reforming the Administration Approach Regarding the Foreign Exchange Capital Settlement of Foreign-invested Enterprises (“Circular 19”), which became effective on June 1, 2015. Circular 19 provides that the conversion from foreign currency registered capital of foreign-invested enterprises into the Renminbi capital may be at foreign-invested enterprises’ discretion, which means that the foreign currency registered capital of foreign-invested enterprises for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry of monetary contribution has been registered) can be settled at the banks based on the actual operational needs of the enterprises.

Further, according to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice.

On June 9, 2016, the SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange (“Circular 16”), which applies to all domestic enterprises in China. Circular 16 reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises.

Circular 19 and Circular 16 may significantly limit the ability of our PRC subsidiary and the operating companies in China to transfer and use Renminbi funds from its foreign currency denominated capital, which may adversely affect our business, financial condition and results of operations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We must remit the offering proceeds to our WFOE in China before they may be used to benefit our business in China, this process may take a number of months and we will be unable to use the proceeds to grow our business in the meantime.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to our WFOE in China may take several months after the closing of this offering. In order to remit the offering proceeds to China, we will take the following actions:

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First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

•	Second, we will remit the offering proceeds into this special foreign exchange account.

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Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete. We may be unable to use these proceeds to grow our business until we receive such proceeds in China.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The PRC enterprise income tax law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. On April 22, 2009, the State Administration of Taxation issued Circular 82, which provides that a foreign enterprise controlled by a PRC company or a group of PRC companies will be classified as a “resident enterprise” with its “de facto management body” located within China if all of the following requirements are satisfied: (1) the senior management and core management departments in charge of its daily operations function are mainly in China; (2) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (3) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (4) at least half of the enterprise’s directors with voting right or senior management reside in China. The State Administration of Taxation issued a bulletin on August 3, 2011 to provide more guidance on the implementation of Circular 82, or Bulletin 45. Bulletin 45 clarifies certain matters relating to resident status determination, post-determination administration and competent tax authorities.

In addition, the State Administration of Taxation issued a bulletin on January 29, 2014 to provide more guidance on the implementation of Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining de facto management bodies which are applicable to our company or our overseas subsidiary. If our company or any of our overseas subsidiaries is considered a PRC tax resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or our overseas subsidiary will be subject to the uniform 25% enterprise income tax rate as to our global income as well as PRC enterprise income tax reporting obligations. Second, although under the Enterprise Income Tax Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as tax-exempted income, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our investors and gain on the sale of our shares may become subject to PRC withholding tax. It is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise investors or a potential withholding tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our shares. In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if we are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares or ADSs may be materially and adversely affected. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Our current employment practices may be restricted under the PRC Labor Contract Law and our labor costs may increase as a result.

The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. Because the Labor Contract Law and its implementing rules have not been in effect very long and because there is lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. We cannot assure you that our employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules and that we will not be subject to related penalties, fines or legal fees. If we are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Moreover, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost effective manner, thus our results of operations could be adversely affected.

Furthermore, the economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, on-the-job injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Risks Related to this Offering and Ownership of our Ordinary Shares

There has been no public market for our ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our ordinary shares. We intend to list our ordinary stock on the NASDAQ. If an active trading market for our ordinary shares does not develop after this offering, the market price and liquidity of our ordinary shares will be materially and adversely affected. Negotiations with the underwriters will determine the initial public offering price for our ordinary shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our ordinary shares will develop or that the market price of our ordinary shares will not decline below the initial public offering price.

If we are listed on the NASDAQ Capital Market, we may not meet the continued listing standards of the NASDAQ Capital Market.

The NASDAQ Capital Market requires companies to fulfill specific requirements in order for their shares to continue to be listed. If our shares are listed on the NASDAQ Capital Market but are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our shares. In addition, if our ordinary shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our ordinary shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our ordinary shares are not so listed or are delisted at some later date, our ordinary shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our ordinary shares might decline. If our ordinary shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our shares would decline and that our shareholders would find it difficult to sell their shares.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our ordinary shares may be volatile.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

The market price for our shares may be volatile.

The trading prices of our ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial decline in their trading prices. The trading performances of other PRC companies’ securities after their offerings may affect the attitudes of investors toward PRC companies listed in the United States, which consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other PRC companies may also negatively affect the attitudes of investors towards PRC companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material adverse effect on the market price of our shares. In addition to the above factors, the price and trading volume of our ordinary shares may be highly volatile due to multiple factors, including the following:

•	regulatory developments affecting us, our users, or our industry;

•	regulatory uncertainties with regard to our variable interest entity arrangements;

•	announcements of studies and reports relating to our service offerings or those of our competitors;

•	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•	additions to or departures of our senior management;

•	detrimental negative publicity about us, our management or our industry;

•	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•	release or expiry of lock-up or other transfer restrictions on our outstanding shares of ordinary shares; and

•	sales or perceived potential sales of additional shares of ordinary shares.

Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise through future offerings of our ordinary shares. An aggregate of 148,390,000 shares were outstanding before the consummation of this offering and 149,140,000 shares will be outstanding immediately after this offering. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

You will experience immediate and substantial dilution.

The initial public offering price of our shares is expected to be substantially higher than the pro forma net tangible book value per share of our ordinary shares. Assuming the completion of the offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.78 or approximately 95% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We are subject to certain risks in connection with the Share Escrow Plan.

We plan to enter into a share escrow agreement in connection with this offering under which, with the exception of Henz Real Estate Development Limited, our shareholders as of the date of this prospectus will agree to place 95% of their ordinary shares (133,922,975 ordinary shares in aggregate) in an escrow account held by the escrow agent (the “Share Escrow Plan”). Under the Share Escrow Plan, all of the escrowed shares will be released if our net income for any fiscal year during the three years ended March 31, 2021 meets a target of approximately $28.8 million in net income (excluding the impact of any compensation expense as a result of the implementation of the Share Escrow Plan), provided that if such target is not met, the escrowed shares will be released based on actual net income achieved and conditions set forth in the share escrow agreement. Any escrowed shares that have not been released will be cancelled upon the termination of the Share Escrow Plan. See “Shares Eligible for Future Sale—Share Escrow Plan”. Our ability to achieve the target net income may also be affected by the new accounting standards to be adopted beginning in fiscal year 2019. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Accounting Developments”. If, upon the termination of the Share Escrow Plan, the ordinary shares beneficially owned by Mr. Xu He no longer entitle him to control over 50% of the voting power of our company, change of control would be resulted. We expect to incur significant non-cash compensation expenses in connection with the release of 49.8% of the escrowed shares beneficially owned by certain of our directors, officers and employees. The compensation expenses will be recognized based on the fair value of such escrowed shares on the relevant release dates and, as such, we are unable to estimate or quantify such compensation expenses with certainty. In addition, as the per share amounts and number of shares outstanding for each of 2019, 2020 and 2021 will be retroactively restated to reflect changes in capital structure, the release of the escrowed shares are expected to result in diluted earnings per share.

Our chief executive officer will be able to control and exert significance influence over our company following this offering, and his interest may be different from or conflict with that of our other shareholders.

Our chief executive officer, Mr. Xu He, beneficially owns the ordinary shares of our company, and has the power to direct the voting of Dawnlight Limited over our company through a shareholders agreement. Mr. Xu He and Dawnlight Limited will therefore collectively control more than 50% of the voting power of our company after the offering. As more than 50% of the voting power for the election of directors is held or directed by Mr. Xu He following this offering, we are a “controlled company” as defined under Rule 5615(c)(1) of the NASDAQ Listing Rules. See “Principal Shareholders.” In addition to the elections of our directors, Mr. Xu He is and will continue to be able to exert a significant degree of influence or actual control over other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Mr. Xu He’s interest might not always coincide with the interests of our other shareholders. For instance, this concentration of voting power and/or the restrictions imposed by the shareholders agreement between, among others, Mr. Xu He and Dawnlight Limited, may have the effect of delaying or preventing a change in control of us otherwise favored by our shareholders and could depress our stock price.

We have not finally determined the use of the proceeds from this offering, and we may use the proceeds in ways with which you may not agree.

While we have identified the priorities to which we expect to put the proceeds of this offering, our management will have considerable discretion in the application of the net proceeds received by us. Specifically, we intend to use the net proceeds from this offering to support the expansion of our operations and for working capital and general corporate purposes. We have reserved the right to re-allocate funds currently allocated to that purpose to our general working capital. If that were to happen, then our management would have significant discretion over even more of the net proceeds to be received by our company in this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our stock price. The net proceeds from this offering may be placed in investments that do not produce profit or increase value. See “Use of Proceeds.”

We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Business Companies Act 2004, as amended (the “BVI Act”) and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are to a large extent governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a different body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.

Upon consummation of this offering, we will report under the Securities Exchange Act as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We will incur increased costs as a result of being a publicly-traded company.

As a company with publicly-traded securities, we will incur additional legal, accounting and other expenses not presently incurred. In addition, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules promulgated by the SEC and the national securities exchange on which we list, requires us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act for up to five fiscal years after the date of this offering. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the trading price of our ordinary shares may be more volatile. In addition, our costs of operating as a public company may increase when we cease to be an emerging growth company.

We expect to be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

Under the Internal Revenue Code of 1986, as amended, we will be a passive foreign investment company (“PFIC”) for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) at least 75% of our gross income consists of passive income or (ii) at least 50% of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, certain non-active rents and royalties, and capital gains. Based on our current operations, business plan, income, assets and certain estimates and projections, including as to the relative values of our assets, we expect to be a PFIC for the current taxable year. However, because PFIC status is determined on an annual basis, and therefore our PFIC status for the current taxable year and any future taxable year will depend upon the future composition of our income and assets, there can be no assurance that we will, or will not, be a PFIC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. investor holds ordinary shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. investor holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status. Such a U.S. investor may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to make a qualified electing fund election that could mitigate the adverse U.S. federal income tax consequences should we be classified as a PFIC.

For further discussion, see “Tax Matters Applicable to U.S. Holders of Our Shares”.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ordinary shares or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

Our corporate structure, together with applicable law, may impede shareholders from asserting claims against us and our principals.

All of our operations and records, and all of our senior management are located in China. Shareholders of companies such as ours have limited ability to assert and collect on claims in litigation against such companies and their principals. In addition, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent PRC government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of our records are in China, PRC secrecy laws could frustrate efforts to prove a claim against us or our management. In addition, in order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. Generally, service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon PRC citizens in China.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “potential,” “continue,” “ongoing,” “expect,” “aim,” “believe,” “intend,” “may,” “should,” “will,” “is/are likely to,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include statements relating to:

•	our business strategies, goals and objectives;

•	our future business development, financial condition and results of operations;

•	our expectations regarding demand for and market acceptance of our existing and future products and services;

•	projections of revenue, earnings, capital structure and other financial items;

•	the capabilities of our business operations;

•	expected future economic performance;

•	general economic and business conditions in the markets in which we operate;

•	relevant government policies and regulations relating to our industry;

•	competition in our market; and

•	assumptions underlying statements regarding us, our business or the corporate private equity fund management sector in China.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary — Our Challenges and Risks,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications as well as a report issued by CIC, a PRC consulting and market research firm. Statistical data in these publications and the report also include projections based on a number of assumptions. The private equity fund management industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of ordinary shares of approximately $16.83 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses. If the underwriters’ option to purchase additional ordinary shares is exercised in full, we estimate that we will receive net proceeds of approximately $19.55 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed.

We plan to use the net proceeds of this offering primarily to support the expansion of our operations and for general corporate purposes, which may include hiring additional sales, marketing and fund management personnel, and investing in sales and marketing activities, capital expenditures and other general and administrative matters. In addition, approximately $500,000 of the net proceeds will be used to fund an escrow account to indemnify the underwriters, which sum could be returned to us after two years from the date of this offering.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions are they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans or make additional capital contributions to our PRC subsidiary to fund its capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. Pending remitting the offering proceeds to the PRC, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations.

DIVIDEND POLICY

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, the operating companies may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our ordinary shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors. In particular, PRC regulations may restrict the ability of CSC Guangzhou to pay dividends to us. See “Regulation — Regulations Related to Foreign Exchange and Dividend Distribution.”

EXCHANGE RATE INFORMATION

Substantially all of our operations are conducted in China and substantially all of our revenues, costs and expenses are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, all translations from Renminbi to U.S. dollars has been made at a rate of RMB6.6171 to $1.00, the noon buying rate in effect as of June 29, 2018. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus should have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes controls over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On February 1, 2019, the noon buying rate was RMB6.7426 to $1.00. See “Risk Factors — Risks Related to Our Business and Industry — Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.”

The following table sets forth information concerning the exchange rates between the Renminbi and the U.S. dollar for the periods indicated.

	Exchange Rate
Period	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2013	6.0537	6.1412	6.0537	6.2438
2014	6.2046	6.1704	6.0402	6.2591
2015	6.4778	6.2869	6.2046	6.4778
2016	6.9430	6.6400	6.9580	6.4480
2017	6.5063	6.7564	6.4773	6.9575
2018
August	6.8300	6.8453	6.9330	6.8018
September	6.8680	6.8551	6.8270	6.8880
October	6.9737	6.9191	6.8680	6.9737
November	6.9558	6.9367	6.8894	6.9558
December	6.8755	6.8837	6.8343	6.9077
2019
January	6.6958	6.7863	6.6958	6.8663
February (through February 1)	6.7426	6.7426	6.7426	6.7426

Source: Federal Reserve 11-10 Statistical Release

Note:

(1)

Determined by averaging the rates on the last business day of each month during the relevant year, except for the monthly average rate which is determined by averaging the daily rates during the month.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018:

•	On an actual basis; and

•

On a pro forma basis to give effect to the sale of 5,000,000 ordinary shares by us in this offering at the assumed initial public offering price of $4.00 per share, after deducting the estimated underwriting commissions and estimated offering expenses and assuming that the underwriters do not exercise their over-allotment option.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

As of June 30, 2018

	As Reported	Pro Forma Adjusted for IPO (1)
Ordinary shares
Shares (2)	148,390,000	153,390,000
Par Value Amount	$148,390	$153,390
Call-up Capital	$—	$—
Additional Paid-In Capital	$588,302	$17,415,744
Retained Earnings	$15,771,502	$15,771,502
Accumulated Other Comprehensive Income	$(327,042)	$(327,042)

Total	$16,181,152	$33,013,594

(1)

Gives effect to the sale of 5,000,000 shares at the offering price of $4.00 per share, and to reflect the application of the proceeds after deducting a 8% underwriting discount, and our estimated offering expenses of $1,567,558.

(2)

On October 29, 2018, we completed our share redemption through a one-for-zero point seven one (1 for 0.71) reverse stock split of our company’s issued and outstanding ordinary shares. All number of shares, share amounts and per share data has been retrospectively restated to reflect such reverse stock split for all periods presented. See note 12 to our consolidated financial statements included herein.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the initial public offering price per ordinary share and the pro forma net tangible book value per common share after the offering. The net tangible book value of our ordinary shares as of June 30, 2018 was $16,181,152, or $0.11 per share based upon 148,390,000 ordinary shares outstanding. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding.

Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. After giving effect to our issuance and sale of 5,000,000 ordinary shares in this offering at an assumed initial public offering price of $4.00 per share, after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2018 would have been $33,013,594, or $0.22 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.11 per share and an immediate decrease in net tangible book value of $3.78 per share to new investors purchasing the shares in this offering. The following table illustrates this per share dilution to the new investors purchasing shares in this offering:

Offering
Assumed offering price per ordinary share	$4.00
Net tangible book value per ordinary share before the offering	$0.11
Increase per ordinary share attributable to this offering	$0.11
Pro forma net tangible book value per ordinary share after the offering	$0.22
Dilution per ordinary share to new investors	$3.78

Our adjusted pro forma net tangible book value after the offering, and the decrease to new investors in the offering, will change from the amounts shown above if the underwriter’s over-allotment option is exercised.

If the underwriter’ over-allotment option of 750,000 share is exercised in full, the pro forma net tangible book value per common share would be $0.23 per share, and the dilution per common share to new investors in this offering would be $3.77 per share.

A $1.00 increase (decrease) in the assumed public offering price of $4.00 per share would increase (decrease) the pro forma net tangible book value by $4,525,000, the pro forma net tangible book value per share after this offering by $0.02 ($0.03) per share and the dilution in pro forma net tangible book value per share to investors in this offering by $0.98 ($0.97) per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us.

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income and comprehensive income data for the years ended March 31, 2017 and 2018, and summary consolidated balance sheets data as of March 31, 2017 and 2018 and summary consolidated cash flow data for the years ended March 31, 2017 and 2018 which have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of income and comprehensive income data for the three months ended June 30, 2017 and 2018, and summary consolidated balance sheets data as of June 30, 2018 and summary consolidated cash flow data as of June 30, 2017 and 2018 which have been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus and have been prepared on the same basis as our audited consolidated financial statements. Our consolidated financial statements are prepared and presented in accordance with the generally accepted accounting principles in the United States of America, or U.S. GAAP. You should read this Summary Consolidated Financial Data and Summary Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods.

Summary Consolidated Statements of Income and Comprehensive Income Data

	For the year ended March 31,		For the three months ended June 30,
	2017	2018	2017	2018
Revenue
Financial advisory fees	$3,476,090	$711,428	$687,546	$—
Subscription fees	876,120	2,917,427	499,438	155,038
Management fees	473,797	4,418,873	469,285	2,076,084
Realized carried interest	—	2,138,305	—	546,863
Unrealized carried interest	1,617,201	2,580,508	1,121,594	19,833,846

Total net revenues	6,443,208	12,766,541	2,777,863	22,611,831

Operation Cost and Expenses
Distribution and servicing costs	1,726,014	4,592,080	535,135	1,557,237
Carried interest related compensation	229,161	1,561,803	97,334	6,471,646
Selling expenses	502,354	1,291,990	239,779	388,592
General and administrative expenses	368,907	1,668,229	247,619	631,693

Total expenses	2,826,436	9,114,102	1,119,867	9,049,168

Investment Income
Net gains from investment activities	—	208,480	7,059	55,450

Total Investment income	—	208,480	7,059	55,450

Income before income taxes provision	3,616,772	3,860,919	1,665,055	13,618,113
Income tax provisions (benefit)	909,783	975,182	422,447	3,409,296

Net income	$2,706,989	$2,885,737	$1,242,608	$10,208,817
Other comprehensive income (loss)
Foreign currency translation adjustment	(61,403)	428,929	52,407	(694,646)

Total comprehensive income	$2,645,586	3,314,666	$1,295,015	$9,514,171

Earnings (losses) per common share*
Basic	$0.0182	$0.0194	$0.0084	$0.0688

Diluted	$0.0182	$0.0194	$0.0084	$0.0688

	For the year ended March 31,		For the three months ended June 30,
	2017	2018	2017	2018
Weighted average common shares* outstanding
Basic	148,390,000	148,390,000	148,390,000	148,390,000

Diluted	148,390,000	148,390,000	148,390,000	148,390,000

*

The shares are presented on a retroactive basis to reflect our share redemption through a one-for-zero point seven one (1 for 0.71) reverse stock split of our company’s issued and outstanding ordinary shares on October 29, 2018. See note 12 to our consolidated financial statements included herein.

Summary Consolidated Balance Sheet Data:

	As of March 31, 2017	As of March 31, 2018	As of June 30, 2018
Total assets	$7,283,491	$25,217,841	$44,381,235
Total liabilities	4,667,868	18,759,860	28,200,083
Total stockholders’ equity	2,615,623	6,457,981	16,181,152

Summary Consolidated Cash Flow Data:

	For the year ended March 31,		For the three months ended June 30,
	2017	2018	2017	2018
Net cash provided by (used in) operating activities	$2,740,172	$4,049,540	$(124,293)	$253,141
Net cash provided by (used in) investing activities	(282,696)	(1,656,227)	(2,089,595)	(792,039)
Net cash provided by financing activities	(65,617)	520,980	377,144	209,000
Effect of exchange rate change on cash and cash equivalents	(59,989)	370,374	6,031	(260,697)
Cash and cash equivalents, beginning balance	62,825	2,394,695	2,394,695	5,679,362
Cash and cash equivalents, ending balance	$2,394,695	5,679,362	563,982	5,088,767

POST-OFFERING OWNERSHIP

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the assumed offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased			Total Consideration		Average Price
	Number of Shares		Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing shareholders	148,390,000	*	96.7%	148,390	0.7%	0.001
New investors	5,000,000		3.3%	20,000,000	99.3%	4.00
Total	153,390,000		100%	20,148,390	100%

The chart below illustrates our pro forma proportionate ownership if the over-allotment option is exercised:

	Shares Purchased			Total Consideration		Average Price
	Number of Shares		Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing shareholders	148,390,000	*	96.3%	148,390	0.6%	0.001
New investors	5,750,000		3.7%	23,000,000	99.4%	4.00
Total	154,140,000		100%	23,148,390	100%

*

Pursuant to our share escrow agreement to be entered into in connection with this offering, with exception of Henz Real Estate Development Limited, our shareholders as of the date of this prospectus will place an aggregate of 133,922,975 ordinary shares into escrow all or part of which may be cancelled in accordance with terms and conditions set forth in the share escrow agreement. See “Shares Eligible for Future Sale—Share Escrow Plan”.

If the underwriter’ over-allotment option of 750,000 shares is exercised in full, the number of shares held by existing shareholders will be reduced to 96.3% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to 5,750,000 shares, or 3.7%, of the total number of shares outstanding after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a share redemption through a one-for-zero point seven one (1 for 0.71) reverse stock split of the issued and outstanding ordinary shares effected on October 29, 2018.

Overview

We are a private equity fund manager in China primarily engaged in the management of private equity funds. Currently, we focus our investments primarily on China-based companies that are publicly listed or seeking to list in the United States, often referred to as U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies. Our investments in such companies comprise all stages of the investment cycle: pre-IPO investments, IPO subscriptions, post-IPO secondary market investments (most often in the form of PIPE transactions) and privatizations. As we are a relatively young private equity fund manager in China with a limited operating history, our current business model is to identify investment targets first and raise capital to fund targeted transactions on a deal-by-deal basis as opposed to calling capital from committed investors. We believe that this model enables us to attract a large number of potential investors and raise capital quickly and efficiently as we are already able to present such potential investors with relatively detailed information on the pre-screened investment targets, thereby enhancing their confidence in the fund. As the investment targets are pre-identified, our ability to raise capital within a shorter period of time is critical to our ability to close the investment, which, in the longer term, is important to our reputation in China’s financial industry as well as our ability to raise capital to fund future investments. To date, we have been able to successfully close funding rounds for each of our funds generally within a short period of two to three months from the signing of a term sheet with our investment targets. During the fund raising process, we provide potential investors with information about our investment targets, including certain details in the signed term sheets such as a proposed investment target’s industry background, competitive strengths, performance history, and current stage in the investment cycle. We also provide third-party investors with financial advisory services, which primarily include identifying suitable target investment projects that fit the specific investment needs of investors based on our expertise, market resources, internal database and professional relationships with our industry peers.

We currently manage four categories of funds and one individual fund under our equity investment portfolio. The following table provides an overview of the performance of these funds as of and for the periods indicated:

	As of March 31, 2017					As of March 31, 2018					As of June 30, 2018
	AUM		Total Amount of Returns			AUM		Total Amount of Returns			AUM		Total Amount of Returns
	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return from Fund Inception Date to March 31, 2017	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to March 31, 2018	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to June 30, 2018	Net IRR(2)
East Value(3)	366.2	55.3	44.4	6.7	42.1%	2,352.3	355.5	45.5	6.9	3.1%	2,895.3	437.5	764.8	115.6	38.5%	39.9%
Value Return	336.4	50.8	4.2	0.6	1.9%	473.3	71.5	1.1	0.2	0.1%	494.0	74.7	21.8	3.3	2.4%	2.3%
Unicorn	N/A	N/A	N/A	N/A	N/A	174.5	26.4	(24.5)	(3.7)	(293.5%)	188.5	28.5	(25.8)	(3.9)	(17.2%)	(16.8%)
Quantitative Hedging Funds(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.2	0.0	4.1%	8.0	1.2	(0.4)	(0.1)	(4.2%)	(4.1%)
Culture & Education	49.3	7.5	(16.8)	(2.5)	(87.3%)	42.0	6.3	(24.1)	(3.6)	(24.0%)	43.5	6.6	(22.6)	(3.4)	(19.3%)	(21.1%)

Note:

(1)

Net annualized return is calculated by averaging the total return on a yearly basis, net of all fees and expenses. Total return represents changes in the net asset value of the relevant fund calculated by comparing changes in the net asset value as of the last date of the period with that as of the fund inception date. For fund categories, annual return represents the asset-weighted average of the yearly return for all funds falling within that category. The fluctuations in net annualized return of each of the funds set out in this table were mainly attributable to the performance of the respective funds and the general market trends during the corresponding period.

(2)

Net internal return rate (“IRR”) represents the annualized IRR for the period indicated on investor invested capital based on contributions, distributions and unrealized value after management fees and expenses.

(3)

We exited our investment in East Value series under East Value category of funds in October 2017 before the terms of the relevant funds expired. In addition, we dissolved and liquidated investments under East Value II series under the East Value fund category in the second quarter of 2018 upon expiration of the term.

(4)

As of March 31, 2017, no fund was established under this category. In July 2017, Asset Quantitative Hedging Strategy Fund I was established under this category with a term of six months. We dissolved this fund and liquidated its investments in January 2018 upon expiration of the term. We established Alfat II Quantitative Investment Private Fund under this category in April 2018.

The table below provides the period to period roll forward of our AUM and also reflects AUM at period end for the periods indicated.

	For the year ended March 31, 2017		For the year ended March 31, 2018		For the years ended June 30, 2018
	AUM in RMB	AUM in $US	AUM in RMB	AUM in $US	AUM in RMB	AUM in $US
	(in million)
Balance, beginning of period
- East Value	53.2	8.0	366.2	55.3	2,352.3	355.5
- Value Return	N/A	N/A	336.4	50.8	473.3	71.5
- Unicorn	N/A	N/A	0.0	0.0	174.5	26.4
- Culture & Education	N/A	N/A	49.3	7.5	42.0	6.3
- Quantitative Hedging Funds	N/A	N/A	0.0	0.0	0.0	0.0
Subtotal	53.2	8.0	751.9	113.6	3,042.1	459.7
Gross inflows(1)
- East Value	278.2	42.0	2,074.6	313.5	82.9	12.5
- Value Return	332.2	50.2	140.0	21.2	0.0	0.0
- Unicorn	N/A	N/A	199.0	30.1	15.3	2.3
- Culture & Education	66.1	10.0	0.0	0.0	0.0	0.0
- Quantitative Hedging Funds	N/A	N/A	11.3	1.7	8.6	1.3
Subtotal	676.5	102.2	2,424.9	366.5	106.8	16.1
Gross outflows(2)
- East Value	(4.5)	(0.7)	(140.2)	(21.2)	(283.6)	(42.9)
- Value Return	(1.5)	(0.2)	(2.5)	(0.4)	(0.6)	(0.1)
- Unicorn	N/A	N/A	(2.1)	(0.3)	(1.1)	(0.2)
- Culture & Education	(19.1)	(2.9)	(0.8)	(0.1)	(0.2)	0.0
- Quantitative Hedging Funds	N/A	N/A	(11.6)	(1.8)	0.0	0.0
Subtotal	(25.1)	(3.8)	(157.2)	(23.8)	(285.5)	(43.2)
Fair value change and others(3)
- East Value	39.3	6.0	51.7	7.9	743.7	112.4
- Value Return	5.7	0.8	(0.6)	(0.1)	21.3	3.3
- Unicorn	N/A	N/A	(22.4)	(3.4)	(0.2)	0.0
- Culture & Education	2.3	0.4	(6.5)	(1.1)	1.7	0.3
- Quantitative Hedging Funds	N/A	N/A	0.3	0.1	(0.6)	(0.1)
Subtotal	47.3	7.2	22.5	3.4	765.9	115.9
Balance, end of period
- East Value	366.2	55.3	2,352.3	355.5	2,895.3	437.5
- Value Return	336.4	50.8	473.3	71.5	494.0	74.7
- Unicorn	N/A	N/A	174.5	26.4	188.5	28.5
- Culture & Education	49.3	7.5	42.0	6.3	43.5	6.6
- Quantitative Hedging Funds	N/A	N/A	0.0	0.0	8.0	1.2
Subtotal	751.9	113.6	3,042.1	459.7	3,629.3	548.5

Note:

(1)	Include increased amounts contributed by new funds established and additional capital raised for existing funds.

(2)	Include management fees, fund custodian fees and operation services fees. There was no fund exit or dissolution for the periods presented.

(3)	Primarily include fair value changes in our funds calculated based on the lower of cost or fair value of raised capital and take into account fluctuations in foreign exchange rates.

Our AUM has experienced significant growth for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, and is expected to continue to increase in the future. The increase in our AUM for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018 was primarily affected by: (i) gross inflows due to new funds established which have achieved significant growth and have been primarily concentrated under our East Value category as such category was our largest category of funds during the same period. We expect to continue to establish new funds under existing fund categories and to create new fund categories as necessary; and (ii) fair value changes in our funds which is the basis for calculating our carried interest. We recorded fair value gains primarily due to the performance of our East Value category and Value Return category of funds for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018. Although certain of our funds recorded negative returns for the years ended March 31, 2017 and 2018, most of these funds have already begun to deliver positive performance for the three months ended June 30, 2018. See “Our Business — Family of Funds and Investment Performance — Our Funds.” The increase in our AUM was primarily offset by gross outflows mainly as a result of the deduction of management fees, fund custodian fees and operation services fees from our funds. See “Our Business — Structure and Operation of Our Investment Funds — Fee Structure and Incentive Arrangements”. We will continue to have gross outflows due to the deduction of management fees, fund custodian fees and operation services fees in line with the expansion and operation of our funds. We expect to exit funds and make the relevant distributions in accordance with the terms of each existing fund.

For the years ended March 31, 2017 and 2018 and the three months ended June 30, 2018, we raised funds totaling $102.2 million, $366.5 million and $16.1 million, respectively. Since June 30, 2018, we established five new funds, raising a total capital of $84.1 million. See “— Recent Developments.”

We generate revenues in connection with our fund management services from subscription fees, management fees and carried interest. For the years ended March 31, 2017 and 2018 and the three months ended June 30, 2018, our revenue generated from subscription fees amounted to $876,120, $2.9 million and $155,038, respectively, accounting for 13.6%, 22.9% and 0.7% of our total revenue, respectively. For the same periods, our revenue generated from management fees amounted to $473,797, $4.4 million and $2.1 million, respectively, accounting for 7.4%, 34.6% and 9.2% of our total revenue, respectively. Our profitability is dependent upon our investment performance, which drives the value of AUM on which carried interest is calculated. We did not record any realized carried interest for the year ended March 31, 2017. We recorded realized carried interest in the amount of $2.1 million and $546,863 for the year ended March 31, 2018 and the three months ended June 30, 2018. We recorded unrealized carried interest in the amount of $1.6 million, $2.6 million and $19.8 million for the years ended 2017 and 2018 and the three months ended June 30, 2018, respectively, accounting for 25.1%, 20.2% and 87.7% of our total revenue, respectively. With respect to our financial advisory services, we charge investors for sourcing investment targets, conducting due diligence, structuring transactions, and facilitating negotiations between investors and target investment companies, and recognize financial advisory fees as services are rendered, over a period of time. For the years ended March 31, 2017 and 2018, our revenue generated from financial advisory services was $3.5 million and $711,428, respectively, accounting for 53.9%, and 5.6% of our total revenue, respectively. We did not record any financial advisory fees for the three months ended June 30, 2018 as we did not provide financial advisory services during such period. We expect that, as we continue to develop our equity investment portfolio and strengthen our reputation in the private equity sector, a substantial majority of our revenue will be derived from our fund management services going forward.

We have experienced significant growth since our inception in August 2015. For the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, our total revenue amounted to $6.4 million, $12.8 million and $22.6 million, respectively. Our net income amounted to $2.7 million, $2.9 million and $10.2 million, respectively, for the same periods.

Key Factors Affecting Our Results of Operations

Major factors affecting our results of operations include the following:

Ability to Raise Capital

As we are a relatively young private equity fund manager in China with a limited operating history, our current business model is to identify investment targets first and raise capital to fund those investments on a deal-by-deal basis. We believe that this model enables us to attract a large number of potential investors and raise capital quickly and efficiently as we are already able to present such potential investors with relatively detailed information on the pre-screened investment targets, thereby enhancing their confidence in the fund. As the investment targets are pre-identified, our ability to raise capital within a shorter period of time is critical to our ability to close the investment, which, in the longer term, is important to our reputation in China’s financial industry as well as our ability to raise capital to fund future investments. We do not incur any particular costs unique to our current business model. As we continue to grow the scale of our operations and our investor base as well as strengthen our reputation and profile in China’s private equity industry, we may in future solicit capital commitments from potential investors and build up committed capital reserves prior to identifying investment targets, which would enable us to generate fees from such committed capital. For the years ended March 31, 2017 and 2018 and the three months ended June 30, 2018, we raised funds totaling $102.2 million, $366.5 million and $16.1 million, respectively. Our revenue generated from management fees amounted to $473,797, $4.4 million and $2.1 million for the same periods, respectively. In addition to our ability to identify and close investments, our ability to raise capital depends on our past investment performance, relationship with the securities firms that we collaborate with, our ability to secure capital from potential and current individual investors, as well as regulatory environment surrounding currency exchange quota under the QDII program. See “Industry — Private Equity in China — The Qualified Domestic Institutional Investor Program.”

Investment Performance

Our profitability is significantly impacted by our investment performance, which drives the value of AUM on which carried interest is calculated. As discussed above, past investment performance also affects our ability to raise capital for future transactions. See “— Ability to Raise Capital” above. Investment performance is affected by company specific factors such as the financial and operating results of the investee, as well as more general factors such as economic conditions and fluctuations in the equity markets. Carried interest is usually earned when investment performance is positive. The level of carried interest that we earn is directly linked to investment returns generated by our funds. We did not record any realized carried interest for the year ended March 31, 2017. We recorded realized carried interest in the amount of $2.1 million and $546,863 for the year ended March 31, 2018 and the three months ended June 30, 2018. We recorded unrealized carried interest in the amount of $1.6 million, $2.6 million and $19.8 million for the years ended 2017 and 2018 and the three months ended June 30, 2018, respectively, accounting for 25.1%, 20.2% and 87.7% of our total revenue, respectively. As a result, the amounts recorded as carried interest, which are determined based on the fair value of the underlying investments of funds, and are classified as realized carried interest if the relevant funds are closed at the end of each reporting period or otherwise classified as unrealized carried interest, can have a significant impact on our financial results. See “Business — Family of Funds and Investment Performance.” In addition, we expect that our adopting of the new accounting standards under the “Revenue from Contracts with Customers” from April 1, 2019 would affect the recognition of unrealized carried interest from our fund management services. See “— Recent Accounting Developments”, and “Risk Factors — Risks Related to our Business and Industry — Your investment should take into account our adoption of new accounting standards beginning fiscal year 2019, as a result of which our period-to-period operating results may not be directly comparable.”

Cost Levels

Our operating costs and expenses have a significant impact on our financial results, and can vary significantly across different fund types. Total operating costs and expenses as a percentage of our revenue amounted to 43.9%, 71.4% and 40.0% for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, respectively. As we raise additional funds, and as the transaction size of our investments increase, we expect our operating costs and expenses as a percentage of our revenue to decrease. Additionally, we expect the continued expansion of our business operations, which would necessarily require us to hire additional personnel and expand our office space, to add to our overall expenses. On the other hand, the cost associated with becoming a public company is expected to increase our cost level substantially. See “— Transition to Public Company Status” below. In addition, the adoption of the new accounting standards from April 1, 2019 is expected to affect the recognition of carried interest related compensation. As such, compensation is recognized in conjunction with, and calculated as a portion of, the carried interest revenue (including unrealized carried interest). If the recognition of unrealized carried interest is delayed, the recognition of correlated carried interest compensation would be delayed as well. See “— Recent Accounting Developments”.

Ability to Attract and Retain Our Key Personnel

We rely heavily on the expertise and leadership of our founders, Mr. Xu He, our chief executive officer, and Mr. Xiaoyang Zhuang, our chief financial officer to maintain our core competence. Under their leadership, we have been able to achieve rapid expansion and significant growth since our inception. As the volume and size of our investments increase, we expect to continue to invest significant resources in hiring and retaining a deep talent pool of investment professionals as well as other key personnel to identify, execute and management our investments. See “Business — Employees.” Our ability to continue our growth will depend on our ability to attract qualified personnel and retain our current staff. See “Risk Factors — Risks Related to Our Business and Industry — Recruiting and retaining professionals may be more difficult in the future, which could adversely affect our business, results of operations and financial condition.”

Fluctuations in Currency Exchange Rates

We have significant foreign currency exposure, and are primarily affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar. While we typically raise capital denominated in Renminbi from China-based investors, the focus of our investments is primarily in U.S. China concepts stock. As such, our investments in the QDII plans are denominated in Renminbi, and the QDII’s investments in the targets are denominated in U.S. dollars. When we exit such investments, the QDII converts the proceeds back into Renminbi when repatriating such proceeds back to China. Furthermore, all of our revenue is denominated in Renminbi while our financial reporting is in U.S. dollars. Historically, we did not incur any material losses due to fluctuations in exchange rates. However, we cannot assure you that any future material fluctuations in exchange rates will not lead to significant currency exchange losses, thereby materially and adversely affecting our financial condition and results of operations.

Transition to Public Company Status

Subsequent to the completion of our initial public offering, our general and administrative expenses are expected to increase materially in connection with meeting our public company reporting obligations and corporate governance requirements. The increased expenses will include legal, accounting and other professional service fees, insurance premiums, auditing fees, investor relations, stockholder meetings, printing and filing fees, share-based compensation expense, as well as employee-related expenses for regulatory compliance and other costs. In addition, our selling and administrative expenses are also expected to increase as we add personnel and incur additional fees and costs related to the growth of our business and our operation as a publicly traded company in the United States. We are a relatively early-stage company with a limited operating history. As a result, our costs associated with being a public company are expected to be of a higher proportion of revenue and net profit as compared to a larger-scale and more mature company.

Key Components of Consolidated Statements of Income

Revenue

We generate revenue primarily from the provision of fund management services and financial advisory services. The following table sets forth a breakdown of our revenue for the periods indicated.

	For the Year Ended March 31		For the Year Ended March 31,		For the Three Months Ended June 30,
	2017	%	2018	%	2018	%
Fund management services
Subscription fees	$876,120	13.6%	2,917,427	22.9%	155,038	0.7%
Management fees	473,797	7.4%	4,418,873	34.6%	2,076,084	9.2%
Realized carried interest	—	—	2,138,305	16.7%	546,863	2.4%
Unrealized carried interest	1,617,201	25.1%	2,580,508	20.2%	19,833,846	87.7%

Subtotal	2,967,118	46.1%	12,055,113	94.4%	22,611,831	100%

Financial advisory services	3,476,090	53.9%	711,428	5.6%	—	—

Total revenue	$6,443,208	100.0%	12,766,541	100%	22,611,831	100%

Fund Management Services

Revenue from fund management services, which accounted for 46.1%, 94.4% and 100% of our total revenue for the years ended March 31, 2017 and 2018 and the three months ended June 30, 2018, respectively, comprises subscription fees, management fees and carried interest, consisting of realized carried interest and unrealized carried interest. The following is a description of the components of our revenue from fund management services:

•

Subscription fees. We generally charge our clients a subscription fee based upon 1% of the relevant fund amount, where applicable. For the fiscal years ended March 31, 2017 and 2018 and for the three months ended June 30, 2017 and 2018, the weighted average of our subscription fee rate was 0.9%, 0.8%, 1.0%, and 1.0%, respectively. We expect our weighted average subscription fee rates to remain relatively stable in the foreseeable future. See “Business — Structure and Operation of Our Investment Funds — Fee Structure and Incentive Arrangements”. This is a one-off charge that we recognize as revenue when the relevant fund is successfully established and is typically paid on or shortly after the establishment of the fund.

•

Management fees. We generally charge a management fee of 1% to 2.5% of the relevant fund amount, where applicable. For the fiscal years ended March 31, 2017 and 2018 and the three months ended June 30, 2017 and 2018, the weighted average of our management fee rates was 1.0%, 1.6%, 1.8% and 1.8%, respectively. The increase in the weighted average management fee rates for the year ended March 31, 2018 was primarily because our Value Return fund category accounted for a significant portion of our funds for the year ended March 31, 2017 but we did not charge management fees for funds established under such fund category. We expect our weighted average management fee rates to remain relatively stable in the foreseeable future. See “Business — Structure and Operation of Our Investment Funds — Fee Structure and Incentive Arrangements”. Management fees are recognized proportionally during the term of the fund, which is generally one to three years. We receive the entire management fee in advance from the fund’s investors, which advancement is recorded as deferred revenue and amortized using the straight-line method throughout the operating period of the related fund.

•

Carried interest. Our funds generate gains from the underlying investments in our private equity funds. Carried interest is the back-end income generated from our funds. Carried interest entitles us to a percentage of a fund’s gains, effectively serving as a performance-based incentive, and is typically structured as a net profits interest in the applicable fund. To date, we have charged carried interest on a significant majority of our funds. In cases where carried interest is applicable, we generally charge our clients a carried interest rate of 20% to 60%. For most of our carry funds, our carried interest was subject to an annual preferred fund shareholder return. Where applicable, these preferred return rates generally range from 8% to 25% per annum. See “Business — Structure and Operation of Our Investment Funds — Fee Structure and Incentive Arrangements”. Under the accounting standards currently in effect, our unrealized carried interest is calculated based on the cumulative fund performance, which equals to the unrealized fair value gains as if the fair value of the underlying investment were realized as at the end of each reporting period. Fair value for the private companies in our investment portfolio has been determined by Valuelink and DIAL, which are independent valuation firms that we have engaged. Fair value for the public companies in our investment portfolio has been determined with reference to the closing stock prices at the end of a reporting period.

In the foreseeable future, we expect that (i) our subscription fees and management fees continue to increase in absolute amount as we plan to grow our AUM by raising more funds and diversifying our investment portfolio; (ii) our realized carried interest is likely to increase as a percentage of our total net revenues as we would exit 20 funds in 2019 at the end of their lifecycles, which have generated and are expected to generate positive returns and the adoption of the new accounting standards may cause our carried interest to consist of realized carried interest only beginning in fiscal year 2019; and (iii) our unrealized carried interest is expected to be affected by the adoption of the new accounting standards under the “Revenue from Contracts with Customers” beginning in fiscal year 2019. The amounts of unrealized carried interest that historically have been recognized at the end of each reporting period would expected to be recognized at the termination of the private equity funds under the new accounting standards. See “— Recent Accounting Developments”, and “Risk Factors — Risks Related to our Business and Industry — Your investment should take into account our adoption of new accounting standards beginning fiscal year 2019, as a result of which our period-to-period operating results may not be directly comparable.”

Financial Advisory Services

Revenue from financial advisory services accounted for 53.9%, 5.6%, 24.8% and nil of our revenue for the years ended March 31, 2017 and 2018 and the three months ended June 30, 2017 and 2018, respectively. Revenue from financial advisory services comprises financial advisory fees, which we charge investors for sourcing investment targets, conducting due diligence, structuring transactions, and facilitating negotiations. Financial advisory fees are recognized as services are rendered, over a period of time between six to 12 months. Our revenue from financial advisory fees accounted for 53.9% of our total revenue for the fiscal year ended March 31, 2017 as we focused on these services to gain access to potential investments. As we continue to develop our equity investment portfolio and strengthen our reputation in the industry, we expect to generate a lesser proportion of our revenue from financial advisory services and to focus on our fund management services going forward.

Operating Costs and Expenses

Our operating costs and expenses primarily consist of distribution and servicing costs, carried interest related compensation, selling expenses, and general and administrative expenses. The following table sets forth the components of our operating costs and expenses for the periods indicated.

	For the Year Ended March 31,				For the Three Months Ended June 30,
	2017	%	2018	%	2017	%	2018	%
Distribution and servicing costs	$1,726,014	61.1%	4,592,080	50.4%	535,135	47.8%	1,557,237	17.2%
Carried interest related compensation	229,161	8.1%	1,561,803	17.1%	97,334	8.7%	6,471,646	71.5%
Selling expenses	502,354	17.8%	1,291,990	14.2%	239,779	21.4%	388,592	4.3%
General and administrative expenses	368,907	13.0%	1,668,229	18.3%	247,619	22.1%	631,693	7.0%

Total operating costs and expenses	$2,826,436	100.0%	9,114,102	100%	1,119,867	100%	9,049,168	100%

The following is a brief description of these components:

•

Distribution and servicing costs. Distribution and servicing costs primarily comprise: (i) fees that we pay to our joint fundraising partners in connection with the provision of our fund management services, including investor referrals and investor relationship maintenance fees; and (ii) costs to third parties for provision of financial advisory services in connection with the provision of our fund management services, including investor and investment target referrals and investor relationship maintenance costs. We expect our distribution and servicing costs continue to increase in absolute amount in line with the growth of our AUM.

•

Carried interest related compensation. Carried interest related compensation represents the performance fees paid to or recognized for, as applicable, our joint fundraising partners calculated based on the carried interest we receive or recognize. The recognition of the carried interest related compensation is expected to be affected by the adoption of the new accounting standards from April 1, 2019. If the recognition of unrealized carried interest is delayed, the recognition of the corresponding carried interest compensation would be delayed as well.

•

Selling expenses. Selling expenses consist primarily of salaries and benefits of our sales employees and service costs directly relating to funds sales and promotional activities. We expect our selling expenses to increase in the near future as we increase our sales and promotional efforts in line with the expansion of our business and fund offerings.

•

General and administrative expenses. General and administrative expenses consist primarily of salaries and benefits related to our management, accounting and finance, legal and human resources teams, as well as other operating expenses. We expect our general and administrative expenses to continue to increase in absolute terms as our business expands, as we hire additional personnel in line with such expansion. In addition, we expect to continue to hire new employees and engage legal, accounting and other professional service providers to meet our public company reporting and corporate governance requirements subsequent to this offering. See “— Key Factors Affecting Our Results of Operations —Transition to Public Company Status.”

Investment Income

We generated investment income of nil, $208,480, $7,059 and $55,450 for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2017 and 2018, respectively. Investment gains were primarily generated from:

•

available-for-sale investments, which represented financial products purchased from commercial banks. Available-for-sale investments are carried at their fair values and the unrealized gains or losses from the changes in fair values are reported net of tax in accumulated other comprehensive income until realized. When changes in fair values are realized, such as where financial products are redeemed, any gains (or losses) from the changes are recorded as investment income (or losses) in our consolidated statements of income;

•

net gains from our investments in funds under our management, which are not consolidated, partially offset by net losses from our investment interest in two domestic companies, namely, Guangzhou Alfat Private Equity Securities Investment Fund Management Co., Ltd. and Beijing Cornerstone Asset Management Co., Ltd. See Note 4 to our consolidated financial statements included herein; and

•	net gains from our investments in principal-protected financial products purchased from commercial banks.

Taxation

Our company, our subsidiaries, and our consolidated VIE file tax returns separately.

1) Value added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the modern service industry in the PRC are generally required to pay VAT at a rate of 6% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. Our PRC subsidiary and our consolidated VIE are subject to VAT at 6% of their revenues.

2) Income tax

British Virgin Islands (“BVI”)

Under the current laws of BVI, we are not subject to tax on income or capital gain. In addition, payments of dividends that we make to our shareholders are not subject to withholding tax in the BVI.

Hong Kong

CSC HK, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

PRC

Our subsidiary and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these audited consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates on an ongoing basis, including those related to revenue recognition and income taxes. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making the judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates.

The critical accounting policies summarized in this section are discussed in further detail in the notes to the audited consolidated financial statements appearing elsewhere in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Basic of Consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the financial statements of all our subsidiaries and our VIE. All transactions and balances between our company, our subsidiaries and our VIE have been eliminated upon consolidation.

In February 2015, the Financial Accounting Standards Board (“FASB”) issued amended consolidation guidance with the issuance of ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). We adopted this new guidance from the inception on August 3, 2015. The guidance in ASU 2015-02 eliminates the presumption that a general partner should consolidate a limited partnership and also changes the consolidation model specific to limited partnerships. The amendments also clarify how to evaluate fees paid to an asset manager or other entity that makes the decisions for the investment vehicle and whether such fees should be considered in determining when a VIE should be reported on an asset manager’s balance sheet. After evaluating the impact of the above guidance, we determined that no investment fund should be consolidated as of March 31, 2017 and 2018 and June 30, 2018.

Fair Value Measurement

We have applied ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments; and

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect our own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from independent appraiser.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Impairment of Long-lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, we assess the recoverability of the long-lived assets by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition where the fair value is lower than the carrying value, measurement of an impairment loss is recognized in the consolidated statements of income and comprehensive income for the difference between the fair value, using the expected future discounted cash flows, and the carrying value of the assets. No impairment of long-lived assets was recognized for the periods presented.

Compensation Expense Related To Escrowed Shares

We plan to enter into a share escrow agreement in connection with this offering, which will cover 66,679,047 ordinary shares beneficially owned by certain of our directors, officers and employees and 67,242,928 ordinary shares held and beneficially owned by outside shareholders (the “Share Escrow Plan”). Under the Share Escrow Plan, all of the escrowed shares will be released if net income (excluding the impact of any compensation expense as a result of the implementation of the Share Escrow Plan) for any fiscal year during the three years ended March 31, 2021 meets a target of approximately $28.8 million in net income, provided that if such target is not met, the escrowed shares will be released based on actual net income achieved and conditions set forth in the share escrow agreement.

The placement of escrowed shares is viewed as a recapitalization similar to a reverse stock split. All per share amounts and shares outstanding for all the periods should be retroactively restated to reflect the changes in our capital structure.

Pursuant to FASB ASC 718, escrowed shares released to our directors, officers and employees as beneficial owners upon the achievement of certain criteria are considered to be a compensatory arrangement. Accordingly, the fair value of the shares at the time they are released from escrow should be based on the quoted closing stock price at the time of their release from escrow and recognized as a charge to income in that period. Therefore, a non-recurring, non-cash expense will be recognized.

Income Tax

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

Revenues primarily consist of subscription fees, management fees, financial advisory fees, and carried interest.

Subscription fees

Subscription fees are earned by us primarily at the beginning of the subscription period for most of the funds when applicable and are based upon 1% of capital committed. The subscription fee is a one-off charge and recognized as revenue when the investment funds are successfully established and typically paid on or shortly after the establishment of investment funds.

Management fees

Management fees are recognized in the period during which the related services are performed in accordance with the contractual terms of the fund agreements from the established date to the terminated date of the funds. Management fees earned from certain investment funds are based upon range up to 2% of capital committed. By unanimous consent among the fund manager, investors and the trustee, the fund could be terminated earlier than the contract period, and the remaining portion of unamortized management fee shall be returned to the investors.

According to the fund investment contract, shortly after the established date of the fund (approximately ten days), we receive all of the management fees in advance from the fund investors. The uncollected management fees will be reflected in management fees receivables in the consolidated balance sheets. The advancement is presented as deferred revenue in the consolidated balance sheets, which is amortized using the straight-line method throughout the operating period of the related fund. When the related fund is terminated early, the unamortized management fee would be reclassified to other payable and accrued liabilities.

Financial advisory fees

Financial advisory fees are earned by providing financial advisory service to third parties with respect to identifying suitable target investment projects that meet the specific investment needs of investors based on our expertise, market resources, internal database and professional relationships with industry peers. We charge our financial advisory clients financial advisory fees for sourcing investment targets, conducting due diligence, structuring transactions and facilitating negotiations between investors and target investment companies and recognized as the services are rendered, over a period of time according to the contracts.

Financial advisory fee receivables represent receivables from advisory clients whose service had been fully provided by us. Management reviews our receivable balances each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Carried interest

Carried interest is allocated to our company based on the cumulative fund performance to date, and where applicable, subject to preferred return to investors. At the end of each reporting period, we calculate the carried interest that would be due to us for each fund, pursuant to the fund agreements, as if the fair value of the underlying investment were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investment varies between reporting periods, it is necessary to make adjustment to amounts recorded as carried interest to reflect either (a) positive performance resulting in an increase in the carried interest allocated to us or (b) negative performance that would cause the amounts due to us to be less than the amount previously recognized as revenue, resulting in a negative adjustment to carried interest allocated to the investors. In each case, it is necessary to calculate the carried interest on cumulative results compared to the carried interest recorded to date and make the required positive and negative adjustments. We cease to record negative carried interest allocations once previously recognized carried interest allocations for a fund have been fully reversed. We are not obligated to pay guaranteed returns, and therefore, cannot have negative carried interest over the life of a fund.

Accrued but un-collected carried interest as of the reporting date is reflected in carried interest receivable in the consolidated balance sheets. The balance of carried interest receivables will be adjusted pursuant to the unrealized carried interest recognized at the periods end. The receivable amount will be collected when the related fund is closed and the carried interest is realized.

Results of Operations

The following table sets forth a summary of our consolidated statements of income for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Year Ended March 31,		For the Three Months Ended June 30,
	2017	2018	2017	2018
Total revenue	$6,443,208	$12,766,541	$2,777,863	$22,611,831

Total expense	2,826,436	9,114,102	1,119,867	9,049,168

Total investment income	—	208,480	7,059	55,450

Income before income taxes provision	3,616,772	3,860,919	1,665,055	13,618,113

Income tax provisions	909,783	975,182	422,447	3,409,296

Net income	2,706,989	2,885,737	1,242,608	10,208,817

Three Months Ended June 30, 2018 Compared to Three Months Ended June 30, 2017

Revenue

Our total revenue was $22.6 million for the three months ended June 30, 2018, representing a significant increase of $19.8 million from $2.8 million for the three months ended June 30, 2017. The increase in total revenue was due to an increase in revenue generated from our fund management services, slightly offset by a decrease in financial advisory fees.

Our revenue generated from fund management services was $22.6 million for the three months ended June 30, 2018, representing a significant increase of $20.5 million from $2.1 million for the three months ended June 30, 2017. The increase was primarily due to:

•

an increase of $18.7 million in unrealized carried interest primarily due to (i) the establishment of 24 new funds with new AUM totaling $2.3 billion that completed investments for the year ended June 30, 2018; and (ii) the positive performance of a majority of our new funds during the three months ended June 30, 2018, particularly the ones invested in QDII plans such as East Value III series, Cornerstone East Value III fund, Cornerstone East Value V series and Cornerstone East Value VII series;

•

an increase of $1.6 million in management fees as we recognized revenue from management fees for a greater number of funds during this period in accordance with our revenue recognition policy, partially offset by a decrease of $344,400 in subscription fees, from which we recognize revenue when the relevant funds are established, primarily because new funds established in the three months ended June 30, 2018 raised a total capital of approximately $16.1 million as compared with new funds established in the three months ended June 30, 2017, which raised a total capital of approximately $54.9 million; and

•

a recognition of realized carried interest of $546,863 as we dissolved and liquidated investments under East Value II series under the East Value fund category in the second quarter of 2018 upon the expiration of the term of the fund series.

Our revenue generated from financial advisory fees was $0.7 million for the three months ended June 30, 2017, and nil for the same period in 2018 as a result of our shift in focus from financial advisory services to fund management services.

Operating Costs and Expenses

Our total operating costs and expenses amounted to $9.0 million for the three months ended June 30, 2018, representing a significant increase of $7.9 million from $1.1 million for the three months ended June 30, 2017. The increase in total operating costs and expenses was primarily due to:

•

an increase of $148,813 in selling expenses to $388,592 for the three months ended June 30, 2018 from $239,779 for the three months ended June 30, 2017 as we allocated more resources to our fund sales and promotional activities to further develop our business and increase brand recognition;

•

an increase of $384,074 in general and administrative expenses to $631,693 for the three months ended June 30, 2018 from $247,619 for the three months ended June 30, 2017, which was primarily attributable to (i) fees incurred for professional parties in relation to this public offering; (ii) an increase in salaries and benefits of members of our management; and (iii) an increase in depreciation expenses;

•

an increase of $1.0 million in distribution and servicing costs to $1.6 million for the three months ended June 30, 2018 from $535,135 for the three months ended June 30, 2017, primarily because we recorded distribution and servicing costs for a greater number of funds during the three months ended June 30, 2018 in accordance with our policy for recognition of distribution and servicing costs; and

•

an increase of $6.4 million in carried interest related compensation to $6.5 million for the three months ended June 30, 2018 from $97,334 for the three months ended June 30, 2017, which was primarily due to an increase in carried interest reflecting the positive performance of our East Value III series, Cornerstone East Value III fund, Cornerstone East Value V series and Cornerstone East Value VII series during the three months ended June 30, 2018.

Investment income

We generated investment income of $55,450 for the three months ended June 30, 2018 from (i) net gains from our investments in funds under our management, which are not consolidated, partially offset by net losses from our investment interest in two domestic companies; and (ii) net gains from our investments in principal-protected financial products purchased from commercial banks, representing an increase of $48,391 from investment income of $7,059 from gains on the sale of available-for-sale investments for the three months ended June 30, 2017.

Income tax

Our income tax expense was $3.4 million for the three months ended June 30, 2018, representing an increase of $3.0 million from $422,447 for the three months ended June 30, 2017. Our effective tax rate was 25.0% and 25.4% for the three months ended June 30, 2018 and 2017, respectively.

Net income

As a result of the foregoing, our net income was $10.2 million for the three months ended June 30, 2018, representing an increase of $9.0 million from our net income of $1.2 million for the three months ended June 30, 2017.

Year Ended March 31, 2018 Compared to Year Ended March 31, 2017

Revenue

Our total revenue was $12.8 million for the year ended March 31, 2018, representing an increase of $6.4 million from $6.4 million for the year ended March 31, 2017. We recorded a significant increase in total revenue primarily due to an increase in revenue generated from our fund management services for the year ended March 31, 2018.

Our revenue generated from fund management services was $12.1 million for the year ended March 31, 2018, a significant increase of $9.1 million from $3.0 million for the year ended March 31, 2017. The increase was primarily due to:

•

an increase of $2.0 million in subscription fees and an increase of $3.9 million in management fees, primarily because new funds established in the year ended March 31, 2018 raised a total capital of approximately $366.5 million whereas new funds established in the year ended March 31, 2017 raised a total capital of approximately $102.2 million;

•	the $2.1 million in realized carried interest from our East Value series under our East Value category of funds when we exited all of our investments under this fund series in October 2017; and

•	an increase of $1.0 million in unrealized carried interest reflecting the performance of our funds, particularly our East Value III series and Cornerstone East Value III fund.

Our revenue generated from financial advisory fees was $711,428 for the year ended March 31, 2018, representing a decrease of $2.8 million from $3.5 million for the year ended March 31, 2017. The decrease was primarily a result of our shift in focus from financial advisory services to fund management services.

Operating Costs and Expenses

Our total operating costs and expenses amounted to $9.1 million for the year ended March 31, 2018, an increase of $6.3 million from $2.8 million for the year ended March 31, 2017. The increase in total operating costs and expenses was primarily due to:

•

an increase of $2.9 million in distribution and servicing costs to $4.6 million for the year ended March 31, 2018 from $1.7 million for the year ended March 31, 2017, which was primarily due to (i) an increase in fees paid to joint fundraising partners as a result of new funds established; and (ii) fees paid to third party financial advisors for their services;

•

an increase of $0.8 million in selling expenses to $1.3 million for the year ended March 31, 2018 from $0.5 million for the year ended March 31, 2017, primarily due to (i) an increase in salaries and benefits of sales personnel; (ii) increased activities to support client relationship maintenance and (iii) allocation of more resources to our fund sales and promotional activities to develop our business and brand recognition;

•

an increase of $1.3 million in general and administrative expenses to $1.7 million for the year ended March 31, 2018 from $368,907 for the year ended March 31, 2017 due to (i) an increase in salaries and benefits of members of our management; (ii) fees incurred for professional parties in relation to this public offering; (iii) expenses relating to the lease and remodeling of our office headquarters in Guangzhou; and (iv) an increase in depreciation expenses; and

•

an increase of $1.3 million in carried interest related compensation to $1.6 million for the year ended March 31, 2018 from $229,161 for the year ended March 31, 2017, primarily due to an increase in carried interest reflecting the positive performance of our funds, particularly East Value III series and Cornerstone East Value III fund for the year ended March 31, 2018.

Investment income

We generated investment income of $208,480 for the year ended March 31, 2018 primarily from (i) investment gains from available-for-sale investments during this period; and (ii) net gains from our investments in funds under our management, which are not consolidated. We did not generate any investment income for the year ended March 31, 2017.

Income Tax

Our income tax expense was $975,182 for the year ended March 31, 2018, representing an increase of $65,399 from $909,783 for the year ended March 31, 2017. Our effective tax rate was 25.2% and 25.3% for the years ended March 31, 2017 and 2018, respectively.

Net Income (loss)

As a result of the foregoing, our net income was $2.7 million and $2.9 million for the years ended March 31, 2017 and 2018, respectively.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash generated from our business operations and capital injections by our shareholders. We received an aggregated capital injection by our shareholders of $527,692 for the year ended March 31, 2018. We plan to finance our future operations primarily from cash generated from our operations, proceeds from this offering and cash on hand. As of June 30, 2018, March 31, 2018 and March 31, 2017, we had $5.1 million, $5.7 million, and $2.4 million, respectively, in cash and cash equivalents. Approximately 97.0% of our cash and cash equivalent as of June 30, 2018 was held in China, substantially all of which was held by our VIE and its subsidiary and denominated in Renminbi. As of June 30, 2018, March 31, 2018 and March 31, 2017, our working capital amounted to $10.7 million, $2.7 million and $1.9 million, respectively. As of June 30, 2018, we did not have any outstanding bank loans. As of the same date, we recorded other receivable from third parties of $321,780, which comprised unsecured and non-interest loans to a third party.

In light of our total cash and cash equivalents, the cash inflows from operating activities, and the capital injections by our shareholders for the year ended March 31, 2018, we did not experience any material impact on our liquidity, capital resources and results of operations as a result of such loans and deposit. We believe that our current cash, cash flows provided by operating activities and the estimated net proceeds from this offering will be sufficient to meet our working capital needs in the next 12 months following this offering. We may, however, need additional capital in the future to fund our continued operations. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity or convertible loans would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that might restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Although we consolidate the results of our consolidated variable interest entity, we only have access to cash balances or future earnings of our consolidated variable interest entity through our contractual arrangements with our variable interest entity. See “Corporate History and Structure”. For restrictions and limitations on liquidity and capital resources as a result of our corporate structure, see “— Holding Company Structure” below.

As a British Virgin Islands exempted and offshore holding company, we are permitted under PRC laws and regulations to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. In addition, our wholly foreign-owned subsidiary in China may provide Renminbi funding to our consolidated VIE only through entrusted loans. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investments by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Cash Flows

The following table summarizes our cash flows for the period indicated.

	For the Year Ended March 31,		For the Three Months Ended June 30,
	2017	2018	2017	2018
Net cash provided by (used in) operating activities	2,740,172	4,049,540	(124,293)	253,141
Net cash provided by (used in) investing activities	(282,696)	(1,656,227)	(2,089,595)	(792,039)
Net cash provided by financing activities	(65,617)	520,980	377,144	209,000
Effect of exchange rate change on cash and cash equivalents	(59,989)	370,374	6,031	(260,697)
Cash and cash equivalents, beginning balance	62,825	2,394,695	2,394,695	5,679,362
Cash and cash equivalents, ending balance	2,394,695	5,679,362	563,982	5,088,767

Net cash provided by (used in) operating activities

Net cash provided by operating activities amounted to $253,141 for the three months ended June 30, 2018. This reflected a net income of $10.2 million, as adjusted for non-cash items primarily including (i) the unrealized carried interest of $19.8 million; (ii) carried interest related compensation of $6.5 million; and (iii) net deferred income tax of $2.8 million, and the effect of changes in working capital including: (i) a decrease of $848,205 in prepayment to service providers, namely, our joint fundraising partners, primarily due to amortization of prepaid distribution and servicing costs; and (ii) a decrease in prepaid expenses and other assets in the amount of $801,580, primarily due to repayment of a large portion of unsecured interest-free loans made to a third party, partially offset by a decrease in deferred revenue of $1.4 million as a result of an increase in management fees we recognized during this period in accordance with our revenue recognition policy.

Net cash provided by operating activities amounted to $4.0 million for the year ended March 31, 2018. This reflected a net income of $2.9 million, as adjusted for non-cash items primarily including (i) the unrealized carried interest of $2.6 million; (ii) income taxes payable of $1.3 million; and (iii) carried interest related compensation of $1.1 million, and the effect of changes in working capital including an increase of deferred revenue in the amount of $9.8 million as a result of increased management fees received in advance for the period, partially offset by (i) an increase of $7.1 million in prepayments to service providers, namely, our joint fundraising partners, reflecting increases in new funds established and value of capital raised; and (ii) an increase in prepaid expenses and other assets of $1.2 million due to unsecured and non-interest loans to a third party.

Net cash provided by operating activities amounted to $2.7 million for the year ended March 31, 2017. This reflected the net income of $2.7 million, adjusted by the unrealized carried interest of $1.6 million and the effect of changes in working capital including: (i) an increase in deferred revenue in the amount of $2.3 million due to the increased amount of management fees received during the period; (ii) an increase in other payables and accrued liabilities in the amount $294,157 primarily due to an accrued expense for remodeling of our office headquarters and an increase in VAT payable primarily as a result of the significant increase in revenue; partially offset by: (i) an increase of $1.2 million in prepayment to service providers, i.e. joint fundraising partners, reflecting increases in new funds and amount of AUM raised; (ii) an increase in prepaid expenses and other assets in the amount of $0.7 million primarily related to (x) a deposit in a potential investment which we later decided to forego and (y) lease deposits for our office headquarters; and (iii) an increase in financial advisory fee receivables in the amount of $425,007 due to an increase in business volume for these services.

Investing activities

Net cash used in investing activities was $792,039 for the three months ended June 30, 2018, which was primarily attributable to (i) our investment in Beijing Cornerstone; and (ii) purchase of office equipment.

Net cash used in investing activities was $1.7 million for the year ended March 31, 2018, which was primarily attributable to (i) our investments of $1.2 million in funds under our management, which are not consolidated; and (ii) purchase of office equipment and vehicles.

Net cash used in investing activities was $282,696 for the year ended March 31, 2017, which was primarily attributable to our expenditure for remodeling of our office headquarters and purchase of computers and other office equipment.

Financing activities

Net cash provided by financing activities amounted to $209,000 for the three months ended June 30, 2018, which was attributable to proceeds from a shareholder’s capital injection of $209,000.

Net cash provided by financing activities amounted to $520,980 for the year ended March 31, 2018, which was attributable to (i) proceeds from our related parties of $945,222 primarily for our daily operation. See “Related Party Transactions — Other Transactions with Related Parties”; and (ii) proceeds from a shareholder’s capital injection of $527,692, partially offset by proceeds to our related parties of $967,016.

Net cash used in financing activities amounted to $65,617 for the year ended March 31, 2017, which was attributable to the repayments to our related parties of $940,320, partially offset by proceeds from our related parties of $874,703.

Capital Expenditures

Our capital expenditures were $282,696, $910,883 and $180,409 for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, which were primarily related to purchases of office equipment and vehicles as well as the remodeling of our office headquarters.

Contractual Obligations and Commitments

We lease the office space for our Guangzhou headquarters under an irrevocable operating lease agreement. Lease expense for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018 was $227,307, $522,054 and $134,211, respectively.

The following table sets forth our minimum future commitments under non-cancelable operating lease agreements as of June 30, 2018:

Lease Commitment
Years ending March 31,
Remaining in 2019	$388,898
2020	518,155
2021	517,028
2022	344,685
2023	—

Total	$1,768,766

We did not have any significant capital and other commitments, long-term obligations, or guarantees as of March 31, 2017 and 2018, respectively.

Holding Company Structure

Cornerstone Management, Inc. is a holding company with no material operations of its own. We conduct our operations primarily through our wholly owned subsidiary, our consolidated VIE and their subsidiaries in China. As a result, our ability to pay dividends depends upon dividends paid by our wholly owned subsidiary. If our wholly owned subsidiary or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly owned subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our wholly owned subsidiary and our consolidated VIE in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve funds reach 50% of its registered capital. In addition, our wholly foreign-owned subsidiary in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and our VIE may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the SAFE. We currently plan to reinvest all earnings from our wholly owned subsidiary in China to its business development and do not plan to request dividend distributions from such subsidiary.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the preparation and external audit of our consolidated financial statements, we and our independent registered public accounting firm identified one material weakness and certain other control deficiencies in our internal control over financial reporting as of June 30, 2018. The material weakness identified was the lack of dedicated resources to take responsibility for the finance and accounting functions and the preparation of financial statements in compliance with U.S. GAAP. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness or significant deficiency in our internal control over financial reporting, as they may be required to do once we become a public company and our independent registered public accounting firm may be required to do once we cease to be an emerging growth company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

In order to improve our internal control over financial reporting, we have taken steps and will continue to implement measures to remediate the material weakness identified. For example, we have engaged a qualified financial and accounting advisory team and relevant staff with working experience of U.S. GAAP and SEC reporting requirements to strengthen the financial reporting function and set up a financial and system control framework. We have also established clear roles and responsibilities for accounting and financial reporting staff to address complex accounting and financial reporting issues. Furthermore, we continue to further expedite and streamline our reporting process and develop our compliance process, including by establishing a comprehensive policy and procedure manual to allow for the early detection, prevention and resolution of potential compliance issues, and establishing an ongoing program to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC reporting requirements. We intend to conduct regular and continuous U.S. GAAP accounting and financial reporting programs and send our financial staff to attend external U.S. GAAP training courses. We expect that we will incur significant costs in the implementation of such measures. However, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting. We are not able to estimate with reasonable certainty the costs that we will need to incur to implement these and other measures designed to improve our internal control over financial reporting. The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired, which could adversely impact investor confidence and the market price of our ordinary shares.”

As a company with less than $1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosure about Market Risk

Foreign Exchange Risk

Foreign currency risk arises from future commercial transactions and recognized assets and liabilities. A significant portion of our revenue-generating transactions and expense-related transactions are denominated in Renminbi, which is the functional currency of our subsidiaries, VIEs and their subsidiaries in China. We do not hedge against currency risk.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by various factors such as changes in political and economic conditions in the PRC. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares, servicing our outstanding debt, or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amounts available to us.

As of June 30, 2018, we had Renminbi-denominated cash and cash equivalents of RMB32.7 million (equivalent to approximately $4.9 million). A 10% depreciation of the Renminbi against the U.S. dollar based on the foreign exchange rate on June 30, 2018 would result in a decrease of $0.5 million in cash and cash equivalents.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by our excess cash, which is mostly held in interest-bearing bank deposits. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure. However, our future interest income may fall short of expectations due to changes in market interest rates.

Inflation Risk

To date, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2014, 2015, 2016 and 2017 were increases of 1.5%, 1.6%, 2.1% and 2.2%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which was subsequently modified in August 2015 by ASU No. 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. The core principle of ASU No. 2014-09 is that companies should recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the company expects to receive. It requires additional disclosures to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). These new standards will identify performance obligations and narrow aspects on achieving core principle. The Company is currently evaluating the impact the adoption of this guidance may have on its financial statements, including with respect to the timing of the recognition of carried interest. The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies (“EGCs”) can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. Therefore, the Company will not be subject to the same new or revised accounting standards as public companies that are not EGCs. The

Company anticipates adopting this new guidance on April 1, 2019 and will apply a prospective applications and comparative information will not be restated and continues to be reported under the accounting standards in effect for the period presented.

The adoption of the new revenue standard is expected to affect the Company’s consolidated financial statements primarily in the following aspects: for unrealized carried interest income, the amended guidance delays the recognition of revenues compared to the prior accounting treatment. These amounts were previously recognized at the end of each reporting period. Under the amended guidance, these amounts would be expected to be recognized at the termination of the private equity funds.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which requires that equity investments, except for those accounted for under the equity method or those that result in consolidation of the investee, be measured at fair value, with subsequent changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. It also impacts the presentation and disclosure requirements for financial instruments. It is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted only for certain provisions. The Company is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements and will adopt this guidance since April 1, 2019 since we are an EGC.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, the FASB issued ASU No. 2018-10 and No. 2018-11, Leases (ASC 842). ASU 2018-10 provides narrow amendments that clarify how to apply certain aspects of the guidance in ASU 2016-02. ASU 2018-11 provides entities with an option of an additional transition method, by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. It also provides lessors an option to not separate lease and non-lease components when certain criteria are met. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

INDUSTRY

CHINA’S PRIVATE WEALTH

Overview

China has become one of the fastest growing nations in the world in terms of total private wealth. At approximately $29 trillion in 2017, China’s total private wealth, as measured by household wealth comprising financial and non-financial assets net of debts, was the largest in Asia, and the second largest in the world according to the CIC Report. The CIC Report identifies the following factors as the key growth drivers for China’s private wealth:

•

Continued economic growth. As the fastest growing major economy in the world, China’s real GDP grew at a CAGR of 7.1% from RMB56.5 trillion ($8.5 trillion) in 2012 to RMB79.6 trillion ($12.0 trillion) in 2017, and its GDP per capita increased at a CAGR of 7.9% from RMB39,954 ($6,005) in 2012 to RMB58,333 ($8,768) in 2017.

•

Continued urbanization and growth in average per capita income. China’s urbanization rate (which represents the percentage of urban population of the total over a certain period) increased steadily from 52% as of 2012 to 58% as of 2017 and is projected to reach 63% by 2022, according to the Department of Economic and Social Affairs of the United Nations. The country’s rapid economic and urban growth over the past few decades have also been drivers for the continued growth in the annual urban per capita disposable income, which saw a significant rise from RMB24,565 ($3,692) in 2012 to RMB36,305 ($5,457) in 2017, representing a CAGR of 8.1%, according to the National Bureau of Statistics of China.

•

Appreciation in asset value. China has experienced rapid and significant appreciation in value of assets held by households, mainly consisting of real property, which has contributed to the rapid growth in China’s private wealth. Historically, given the limited investment options in China and the steady growth in property value over the past few years, investors favored real estate as an investment choice. According to the CIC Report, real estate investments accounted for approximately 60% of total personal wealth in China in 2016. In particular, the average housing price in China’s 100 largest cities increased from RMB9,696 ($1,457) per square meter in January 2012 to reach RMB13,967 ($2,099) per square meter in December 2017, equivalent to an annual growth rate of 7.6%, according to the CIC Report.

According to the CIC Report, with the largest household wealth in Asia and the second largest household wealth in the world in 2017, China’s private wealth is expected to continue on an upward growth trend.

China’s High Income Population

High income individuals are defined by the CIC Report as those earning an annual salary of RMB500,000 (approximately $75,000) and above. According to the CIC Report, China’s high income population was approximately 6.7 million in 2017, having grown at an annual growth rate of between 7% and 10% over the past few years. Based on CIC’s estimates, high income population in China is expected to continue to grow by a rate between 5% and 8% in the next few years to come.

Despite the rise in China’s private wealth, the country’s private wealth management services industry is still at a relatively early stage of development compared to more developed markets such as the United States, and is characterized by low market penetration, a fragmented market and strong growth potential according to the CIC Report. Continued developments in the economic environment in China over the years and the rise of China’s private wealth have led a greater number of private investors in China, an increasing number of whom are high income investors possessing multiple years of investment experience based on CIC’s estimates, to seek investments that are more tailored to their individual needs, and this has propelled the growth of financial services such as alternative asset management services, including private equity fund management services. According to the CIC Report, such services, which focus on investment outcomes and specialization, have become increasingly attractive to investors in China seeking customized investment options and asset diversification. China’s private equity industry has therefore experienced significant growth over the years.

PRIVATE EQUITY IN CHINA

Overview

Private equity firms are a form of alternative asset managers that utilize a variety of investment strategies to achieve return objectives within certain predefined risk parameters and investment guidelines. Private equity fund managers generally adopt investment models that are client-centric rather than product-centric, taking into account the investment needs and preferences of individual clients based on their financial condition and risk profiles. According to the CIC Report, many firms in China adopt the traditional private equity business model by which investors commit capital to a fund on a blind-pool basis and thereafter depend on the fund’s investment team to identify investment opportunities, while other firms adopt an alternative model whereby they identify investment targets first, then raise capital on a deal-by-deal basis. Generally investing in non-public equity, preferred stock or distressed debt securities, PIPE transactions or in the going-private transactions of then-public companies, private equity fund managers in China typically earn management fees on committed or contributed capital, and carried interest based on the net profits of the fund, according to the CIC Report. Carried interest is generally subject to a preferred return for investors and a contingent repayment if actual realized performance of the fund at the time of liquidation does not meet the specified requirements. China’s private equity industry has experienced significant growth over the years, with an increase in AUM of more than RMB8.5 trillion ($1.3 trillion) from 2015 to 2017 by private equity funds in China, which grew in number from 8,846 in 2015 to 66,418 in 2017. According to the CIC Report, following tightened governance over private equity firms and heightened qualification requirements implemented by the AMAC in 2016 in an effort to raise industry standards, China saw a sharp decline in number of private equity firms registered with the AMAC, when more than 9,000 private equity firms lost their qualifications between March and July of 2016; however, the decline in number of private equity firms did not slow the growth in total AUM by private equity firms in China. As of December 2017, the country’s total AUM by private equity firms reached RMB11.1 trillion ($1.7 trillion). The following chart illustrates the overall growth in capital invested in private equity funds in China for the periods indicated:

Note: A sudden drop in September 2016 was due to a change in statistical parameters. The China Security Regulatory Commission changed its formula for calculating AUM of funds from committed capital to paid-in capital.

Source: AMAC, CSRC, CIC

In recent years, private equity funds in China have allocated an increasing amount of capital to foreign markets as a result of the growing interest among private China-based investors, including high income individuals, in overseas investments. Participation in overseas investments continued to grow with the total offshore investments increasing from RMB2 billion ($0.3 billion) in 2014 to RMB98.6 billion ($14.8 billion) in 2016. This translates into a growth in the proportion from 0.5% to 3.5% of the total investments over the same period by private equity funds in China. According to the CIC Report, factors contributing to this trend include the following:

•

Cooling Property Markets. Driven by rapid economic growth and increasing urbanization, property prices in China soared over the past decade, particularly in the country’s major cities. This led to a continued rise in housing prices, which heightened the appeal of real estate investment for many years. Since 2016, however, the PRC government has implemented various nationwide policies to tighten lending and restrict housing purchases, with a view to curbing speculation. As China’s property market is heavily influenced by government policies, these measures quickly resulted in a significant slowdown in growth of housing prices. Amid this weakened market sentiment, China’s investors began to invest their wealth in other products.

•

Low Cash Yields. The People’s Bank of China (“PBOC”) relaxed its monetary policy in order to stimulate consumption and the economy. In line with the decline in the one-year deposit rate set by the PBOC from 3.5% in 2012 to 1.5% in 2017, deposit rates at commercial banks in China have in general fallen in the past few years, thus making cash yields less attractive than they used to be.

•

China’s stock markets characterized by higher risks and volatility. China’s stock markets experienced relatively low levels of activity from 2012 to 2014 and then experienced robust activity from June 2014 to June 2015, with the Shanghai Composite Index surging by almost 150% and peaking at 5,166 on June 12, 2015, and the Shenzhen Component Index surging by 220%, and reaching 16,100 in the same month. With the burst of the stock market bubble in June 2015, China’s stock markets crashed and lost over 30% of their stock value within a single month. In response, the PRC government implemented measures to restrict short selling and to regulate stock purchases to stabilize the markets and, as a result, China’s stock markets began to recover in early 2016. For the five-year period from 2012 to 2017, the Shanghai Stock Exchange Composite Index and the Shenzhen Stock Exchange Component Index realized annual returns of 7.8% and 3.9%, respectively, far below the S&P 500’s 13.4% and DJIA’s 13.5% over the same period.

Factors such as the foregoing have spurred growing interest among China-based investors in investing their capital overseas, including in the U.S. capital markets. Moreover, with China experiencing a rapid rise in its private wealth, many high income individuals, together with institutional investors, are increasingly seeking to make offshore investments for currency hedge purposes. However, China continues to restrict currency exchange and curb outbound capital under stringent measures implemented by its foreign exchange regulator, the State Administration of Foreign Exchange (“SAFE”), significantly limiting the options for Chinese investors to tap into overseas markets. One of the few channels that enables capital outflow is the QDII program, which is discussed below.

The Qualified Domestic Institutional Investor Program

Approved by the State Council of the PRC in 2006 and implemented by SAFE, the Qualified Domestic Institutional Investor (“QDII”) program is an overseas investment program that allows certain qualified domestic entities to invest in securities outside of China. There are five types of QDIIs, namely, insurance companies, banks, trusts, securities companies and fund managers, each of which is governed by a different regulatory authority. For example, the CSRC supervises fund managers and securities companies, the China Banking Regulatory Commission (“CBRC”) oversees banks and trusts, and the China Insurance Regulatory Commission (“CIRC”) oversees insurance companies wishing to qualify as QDIIs. The CSRC is the principal regulator of fund managers who seek QDII qualification.

Accreditation of QDII and application for QDII quota

Source:	CIC

QDIIs must be licensed by their respective competent regulators and granted a foreign exchange quota by SAFE before they can invest in foreign securities. The foreign exchange quota granted to a QDII can be recycled, i.e., when a QDII exits an overseas investment, the amount of quota allocated to such investment can be used by the QDII for other overseas investment plans under its management. To comply with PRC laws, fund managers, such as private equity firms, operating in China who do not qualify as a QDII will typically structure their overseas investment by investing proceeds from their private equity funds into investment plans (in the form of assets management plans, trust plans or other types of plans) established by approved QDIIs in China, or QDII plans, which would then invest in the target investments. Under such an arrangement, the QDII is entitled to receive asset management fees, the amount of which is negotiable and generally falls within the range of 1% to 4% of the total AUM of the plan. The QDII issues a separate investment plan, to which the private equity fund subscribes. By agreement, the private equity firm will often present highly detailed investment proposals to the QDIIs specifying their investment preferences with respect to investment scope and investment targets. The private equity firm also actively assists on various aspects of investment analysis and execution, including market research, identifying target portfolio companies, performing due diligence on the markets and industries, negotiating investment terms, advising on investment strategies and risk management procedures. However, the QDIIs could disagree with the investment proposals and decide not to invest in investment targets proposed by the private equity firm. According to the CIC Report, because the QDII program is directly monitored by SAFE and competition for QDII plans issued by licensed QDIIs is intense, approved QDIIs are generally selective of private equity firms with which they collaborate to execute their investment plans. When evaluating and choosing such private equity firms, QDIIs typically consider factors such as track record, market reputation, capital resources, investor base and management team. The following diagram illustrates the steps by which a private equity fund makes overseas investments through QDII plans.

Process of private equity fund making overseas investments through QDII plans

Source:	CIC

The QDII quota was set at $18.1 billion in September 2006, when the QDII program was first launched. It has since been expanded several times and by the end of 2017, a total of $90.0 billion had been approved under the QDII program and allocated among securities companies, fund managers, trusts, banks, and insurance companies. In April 2018, following SAFE’s announcement that it would continue to steadily reform and push forward the implementation of the QDII program, the total QDII quota was raised to $98.3 billion according to the CIC Report. The announcement is indicative of the PRC government’s overall supportive attitude towards the continued development of the QDII program, according to the same source. Notwithstanding, as the convertibility of the Renminbi into foreign currencies and the remittance of currency out of China are strictly controlled by the PRC Government, there can be no assurance that SAFE will not in future place restraints on the number and amount of outbound investments by reducing the total permitted QDII quota. See “Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiary to obtain financing.”

According to the CIC Report, several factors continue to make overseas investment through the QDII program an attractive investment avenue for China-based investors, including:

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Opportunities to gain from currency upside risk. As the Chinese yuan is not fully convertible, the QDII program provides China-based investors with a legitimate channel to convert large amounts of Chinese yuan into foreign currencies to invest in securities outside China. These investors would gain from the currency upside risk of depreciation in the Chinese yuan should such depreciation against foreign currencies materialize.

•

Opportunities to allocate investment risks. By permitting offshore investments, the program provides an alternative investment channel for China’s private wealth, which totaled $29 trillion in 2017 according to the CIC Report. By allocating part of their wealth into overseas markets, Chinese investors may be able to effectively reduce the overall investment risk they bear as a result of more geographically diversified portfolios.

•	Access to more sophisticated and mature markets. The program allows investors to tap into more sophisticated and mature foreign markets that offer greater stability and a broader range of publicly listed companies for a more diversified investment portfolio compared to the stock markets in China. Moreover, whereas the stock markets in China are closely monitored and controlled by the CSRC, the performance of overseas capital markets such as the U.S. and other major markets are more market-driven.

U.S. China Concepts Stocks

U.S. China concepts stocks refer to the U.S.-listed securities of China-based companies whose business operations are mainly located in, and revenues are primarily derived from, mainland China. A number of U.S. China concepts stocks are high-quality, high-growth companies that have chosen to list their securities in the United States to tap into foreign investor capital. As of January 2018, there were a total of 141 U.S. China concepts stocks listed on The Nasdaq Stock Market, The New York Stock Exchange, and The American Stock Exchange, with $1.0 trillion in total market capitalization. Of these, approximately 24% are companies operating in the TMT and other new economy sectors. According to the CIC Report, in its most recent national development plans, the PRC government has taken a number of measures to support the growth of technology and innovation, entrepreneurship and environmental protection, among other areas. For instance, policies aimed at expanding corporate financing channels and relaxing tax burdens for companies in the TMT sector and other emerging high-tech start-up companies have driven the significant development of TMT and innovative enterprises in China, such as media application and e-commerce platforms. From 2014 onwards, the total amount of investments made by private equity and venture capital funds in the TMT sector increased significantly to reach $20.1 billion in the second quarter of 2016 on a quarterly basis. Moreover, the first half of 2017 saw a total of $30.8 billion invested into TMT sectors in China. Meanwhile, the PRC government has favored research and development of new technologies such as AI and robotics, promoting the wide application of these and other new and advanced technologies in the daily lives of the people through the use of everyday objects and products such as smart home devices, automobiles and healthcare products, among others. In addition, the PRC government’s strong emphasis on environmental protection, which has facilitated increased investments in green technologies such as solar, electric vehicles and recyclable technologies, has led to the significant and continued development of these sectors as well as a growing emergence of start-ups in these and related industries.

By category, U.S. China concepts stocks have delivered outstanding returns compared to other stocks listed in the United States. The following chart sets forth the annualized returns of different stock market indices as of December 2017.

Annualized returns of different stock market indices, as of December 2017

Source:	NASDAQ, Yahoo Finance, CIC

While each of the S&P 500 Index (“S&P 500”), the Dow Jones Industrial Average (“DJIA”) and the NASDAQ Golden Dragon China Index experienced a dramatic increase in the year leading up to December 2017, the

NASDAQ Golden Dragon China Index, which is a modified market capitalization weighted index comprising U.S.-listed China concepts stocks, increased the most at 59.8% during this one-year period, surpassing the performance of the S&P 500 by 40.4% and the DJIA by 34.7%. According to the CIC Report, the robust growth of the NASDAQ Golden Dragon China Index in 2017 reflects the strong performance of U.S. China concepts stocks, particularly of companies in the TMT sector, despite concerns over China’s slowing economy in recent years. The CIC Report has identified the following as some of the principal factors that have fostered strong interest among China-based investors in U.S. China concepts stocks over the years.

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U.S. markets more sophisticated and developed. The U.S. markets are among the most developed in the world with a sophisticated institutional investor base. According to the CIC Report, U.S. markets have a higher percentage of sophisticated, professional investors, resulting in more efficient stock markets.

•

Higher probability of successful IPO. As a listing venue, the United States has less stringent listing standards, particularly with respect to initial financial listing requirements, as well as a more simple listing application process compared to China. Given the higher likelihood of a successful IPO, investors have more confidence investing in the pre-IPO stage of companies seeking an IPO in the United States. In particular, the United States has been a popular listing venue for a number of high-growth China-based companies with which Chinese investors are familiar, further enhancing the appeal of the U.S. capital markets to China-based investors.

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Greater potential for higher returns. Historically, the U.S. stock markets have offered more stable and better returns than China’s stock markets both in the short and long term. For example, the price returns of the S&P 500 and the DJIA have consistently surpassed those of the Shanghai Composite Index and Shenzhen Component Index on one-, two- and five-year bases.

As China’s economy continues its stable growth momentum, we believe U.S. China concepts stocks will continue to maintain their upward trajectory for the few years. Moreover, we believe that private equity firms that are able to provide investors in China with a channel to purchase U.S. equity securities, such as through the QDII funds, will have significant opportunities to capitalize on their access to the U.S. capital markets and gain a competitive advantage over other asset managers in China who do not have such capabilities.

Competition

Entry Barriers and Challenges

According to the CIC Report, the following are key entry barriers and challenges faced by private equity funds in China looking to conduct outbound investments:

•

Access to QDII program. A private equity fund without the QDII licence looking to invest in overseas markets must be able to invest into QDII plans by negotiating and partnering with a licensed QDII in order to gain access to overseas investments through the QDII program. Because the QDII program is directly monitored by SAFE and competition for QDII plans issued by licensed QDII is intense, approved QDIIs are generally selective of private equity firms with which they collaborate to execute their investment plans.

•

An established track record. A private equity firm must be able to present an investment track record to gain the confidence of potential investors. Investors require considerable deliberation before making such a decision and this requires a good investment track record. New entrants to the market that do not have an established record would encounter difficulties securing capital from investors to carry out their business.

•

Regulatory Requirements. The regulatory environment for private equity funds has become increasingly stringent in recent years. For example, private equity funds had historically been under limited monitoring and oversight by regulators until 2014, when the Asset Management Association of China (the “AMAC”) required all fund managers and private equity funds to be registered with the AMAC. A successful registration requires a manager and its private equity fund to meet certain criteria, including qualifications of its management team, requirements on its registered capital and the amount of paid-in capital (which should be no less than 25% of the committed capital), appropriate work settings, facilities and systems, and internal control policies.

Key Success Factors

According to the CIC Report, the following are key factors contributing to the success of private equity funds in China that invest in overseas markets:

•

Fundraising capabilities. It is important for a private equity fund to have strong capital raising capabilities to enable it to make quality investments. The ability to raise sufficient capital and to raise it quickly whenever a fund manager has identified a target company with strong potential for high returns on investment would enable a fund manager to secure good investment opportunities and build a strong portfolio of assets.

•

Knowledge and understanding of overseas markets. According to the CIC Report, despite major developments in China’s capital markets providing a greater variety of investment and financing options in recent years, including debt and equity financings, the available options for domestic investments are unable to service the needs of a rapidly growing private wealth population. As China-based investors look increasingly to diversify their investment portfolios and risk allocation by purchasing more overseas assets, private equity funds that possess channels for outbound investments will be afforded significant opportunities. Moreover, in order to invest offshore successfully, fund managers must possess a sound understanding of and experience with the investment environment in overseas markets.

•

Strong management capabilities. To ensure the growth of a portfolio company, the investment team of a fund must work closely with the portfolio company’s management and have a keen understanding of such company’s business, financials, industry and other aspects of its operations. The investment team of a fund must possess real expertise in improving the operations of a portfolio company in order to generate positive returns from investments.

•

Available resources. Having strong and available resources is critical not only for securing investment opportunities but also for exiting existing investments. When sourcing potential investment targets, several funds may compete for the same target and, as such, the fund with the most resources, such as a broad investor base and network of industry professionals and intermediaries, access to industry experts, and knowledge of the latest market trends and industry updates, is most likely to win over other funds. When exiting an existing investment, a fund manager with an extensive network is better able to find new investors to buy out the fund manager’s equity stake in the investment.

CORPORATE HISTORY AND STRUCTURE

We commenced business of management of corporate private equity funds in 2015. On August 3, 2015, our operating entity, Guangzhou Cornerstone Asset Management Co., Ltd., or CSC Guangzhou, was incorporated in Guangzhou, PRC, with registered capital of RMB 10 million. On May 25, 2017, Guangzhou Cornerstone Investment Management Co., Ltd. was incorporated in Guangzhou Province, PRC. It is wholly owned by CSC Guangzhou, and it maintains a registered capital of RMB10 million.

In 2017, we restructured our holding structure to facilitate our offshore listing. On July 5, 2017, our company, Cornerstone Management, Inc., was incorporated in the British Virgin Islands, with the authorized capital of 300,000,000 shares, par value of $0.001 per share.

On August 8, 2017, CSC Management Ltd., or CSC HK, was incorporated in Hong Kong as a wholly owned subsidiary of Cornerstone Management, Inc.

On September 8, 2017, Guangzhou Cornerstone Corporate Consulting Co., Ltd., our WFOE, was incorporated in Guangzhou, PRC, with registered capital of RMB5 million, as a wholly owned subsidiary of CSC HK.

On October 12, 2017, WFOE entered into a serial of contractual arrangements with the shareholders of CSC Guangzhou, through which WFOE has gained full control over the management and receives the economic benefits of CSC Guangzhou. See “— Contractual Arrangements.”

As of March 8, 2018, we have issued a total of 209,000,000 ordinary shares, held by Fundament Limited, Dawnlight Limited, Quick Harvest Consulting Limited, Lionwood Management Limited, Silver Stone Consulting Limited and Smark think Consulting Limited, respectively. See “Description of Share Capital – History of Securities Issuances.” On April 4, 2018, through a series of transfer arrangement, the then existing shareholders transferred certain shares to Henz Real Estate Development Limited, Infinitus Management Limited, Power Rock Consulting Limited, Gold Sea Management Limited and Gold Light Consulting Limited, respectively, as of a result of which, the then existing shareholders in aggregate hold 174,410,500 ordinary shares, while the remaining 34,589,500 ordinary shares are held by Henz Real Estate Development Limited, Infinitus Management Limited, Power Rock Consulting Limited, Gold Sea Management Limited and Gold Light Consulting Limited collectively.

In January 2018, we made an investment of RMB4.4 million (approximately $0.66 million) in Guangzhou Alfat Private Equity Securities Investment Fund Management Co., Ltd., in exchange for a 44% equity interest. We acquired such non-controlling equity interest as part of our efforts to diversify into quantitative trading in PRC securities and derivative product markets.

In May 2018, we made an investment of RMB16.25 million (approximately $2.59 million) in Beijing Cornerstone Asset Management Co., Ltd, or Beijing Cornerstone, in exchange for a 39% equity interest. Beijing Cornerstone primarily engages in fund distribution and consulting services. We acquired such non-controlling equity interest to facilitate our fund raising and distribution activities.

On August 21, 2018, Cornerstone Capital was incorporated in the Cayman Islands as our wholly-owned subsidiary. On the same date, Cornerstone SPC was incorporated in the Cayman Islands as a wholly-owned subsidiary of Cornerstone Capital. Cornerstone Capital and Cornerstone SPC currently do not have any operations. We plan to establish and manage funds through these two subsidiaries in the future.

On October 29, 2018, our company redeemed 60,610,000 ordinary shares in aggregate from all shareholders in pro rata based on their respective shareholding percentage through a one-for-zero point seven one (1 for 0.71) reverse stock split, which in turn decreased total 209,000,000 ordinary shares to 148,390,000 ordinary shares, without any change in par value per share.

The following diagram illustrates our corporate structure, including our material subsidiaries, interests and consolidated variable interest entities as of the date of this prospectus:

(1)

CSC Guangzhou is held directly by the following individuals: Mr. Xu He as to 37.5%; Ms. Qin Wu as to 37.5%; Mr. Tao Lin as to 5%; Mr. Weifeng Luo as to 10%; Mr. Xiaohai Zhuang as to 5%; Ms. Yueqin Zhao as to 3%; and Ms. Meifang Liu as to 2%. Mr. Xu He serves as our director and chief executive officer. Ms. Qin Wu is the mother of Mr. Xiaohai Zhuang and Mr. Xiaoyang Zhuang, and Mr. Xiaoyang Zhuang serves as our director and chief financial officer.

Contractual Arrangement

Due to PRC legal restrictions on foreign ownership in business of management of corporate private equity funds, we conduct our business in China through our variable interest entities by way of a series of contractual arrangements.

Agreement that Allows Us to Receive Economic Benefits from CSC Guangzhou

Exclusive Business Cooperation Agreement. On October 12, 2017, WFOE entered into an Exclusive Business Cooperation Agreement with CSC Guangzhou to enable WFOE to operate and manage substantially all of the assets and business of CSC Guangzhou and receive 100% of the net income of CSC Guangzhou before corporate income tax. Under this Agreement, WFOE has the exclusive right to provide CSC Guangzhou with comprehensive technical support, consulting services and other services in relation to the principal business during the term of this agreement utilizing its own advantages in human resources, technology and information.

WFOE may enter into further consulting service agreements with CSC Guangzhou or any other party designated by CSC Guangzhou, which shall provide the specific contents, manner, personnel, and fees for the specific consulting service. This agreement became effective on October 12, 2017 and will remain effective unless otherwise terminated in writing by WFOE.

Agreements that Provide Us with Effective Control over CSC Guangzhou

Powers of Attorney. On October 12, 2017, each of shareholders of CSC Guangzhou, executed a Power of Attorney to WFOE and CSC Guangzhou, whereby the shareholders of CSC Guangzhou irrevocably authorize and constitute WFOE as their attorney-in-fact to exercise on the shareholders’ behalf any and all rights that shareholders of CSC Guangzhou have in respect of their equity interests in CSC Guangzhou. These seven Power of Attorney documents became effective on October 12, 2017 and will remain irrevocable and continuously effective and valid as long as the original shareholders of CSC Guangzhou remains as the shareholders of CSC Guangzhou.

Equity Interest Pledge Agreement. Under the Equity Interest Pledge Agreement dated October 12, 2017 among CSC Guangzhou, each of the shareholders of CSC Guangzhou and WFOE, each shareholder of CSC Guangzhou agreed to pledge all of his or her equity interests in CSC Guangzhou to WFOE to secure the performance of CSC Guangzhou’s obligations under the Exclusive Business Cooperation Agreement and any such agreements to be entered into in the future. Under the terms of the agreement, in the event that CSC Guangzhou or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The CSC Guangzhou shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The shareholders of CSC Guangzhou agreed not to transfer, sell, pledge, dispose of or otherwise create any encumbrance on their equity interests in CSC Guangzhou without the prior written consent of WFOE. The pledge of each of the shareholders of CSC Guangzhou became effective on such date when the pledge of the Equity Interest contemplated herein was registered with relevant administration for industry and commerce and will remain effective until all payments due under the Business Cooperation Agreement have been fulfilled by CSC Guangzhou.

Agreements that Provide Us with the Option to Purchase the Equity Interest in CSC Guangzhou

Exclusive Option Agreement. CSC Guangzhou and each of its shareholders, have entered into an Exclusive Option Agreement with WFOE on October 12, 2017. Under the Exclusive Option Agreements, the CSC Guangzhou shareholders irrevocably granted WFOE (or its designee) an irrevocable and exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in CSC Guangzhou. According to the Exclusive Option Agreement, the purchase price to be paid by WFOE to each shareholder of the CSC Guangzhou will be the RMB10 or certain other amount permitted by applicable PRC Law at the time when such share transfer occurs. These seven Exclusive Option Agreements became effective on October 12, 2017 and will remain effective permanently.

In the opinion of GFE Law Office, our PRC legal counsel, the ownership structures of CSC Guangzhou, currently do not, and immediately after giving effect to this offering, will not result in any violation of the applicable PRC laws or regulations currently in effect; and the contractual arrangements among WFOE, CSC Guangzhou and its shareholders, are governed by PRC laws or regulations both currently and immediately after giving effect to this offering are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If the PRC government finds that the agreements that establish the structure for the operation of CSC Guangzhou do not comply with PRC government restrictions on foreign investment in our businesses, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors — Risks Relating to Our Corporate Structure — The PRC government regulates the private equity industry through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in private equity businesses.”

OUR BUSINESS

Overview

We are a private equity fund manager in China primarily engaged in the management of private equity funds. Currently, we focus our investments primarily on China-based companies that are publicly listed or seeking to list in the United States, often referred to as U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies. Our investments in such companies comprise all stages of the investment cycle: pre-IPO investments, IPO subscriptions, post-IPO secondary market investments (most often in the form of PIPE transactions) and privatizations. As we are a relatively young private equity fund manager in China with a limited operating history, our current business model is to identify investment targets first and raise capital to fund targeted transactions on a deal-by-deal basis as opposed to calling capital from committed investors. We believe that this model enables us to attract a large number of potential investors and raise capital quickly and efficiently as we are already able to present such potential investors with relatively detailed information on the pre-screened investment targets, thereby enhancing their confidence in the fund. As the investment targets are pre-identified, our ability to raise capital within a shorter period of time is critical to our ability to close the investment, which, in the longer term, is important to our reputation in China’s financial industry as well as our ability to raise capital to fund future investments. To date, we have been able to successfully close funding rounds for each of our funds generally within a short period of two to three months from the signing of a term sheet with our investment targets. During the fund raising process, we provide potential investors with information about our investment targets, including certain details in the signed term sheets such as a proposed investment target’s industry background, competitive strengths, performance history, and current stage in the investment cycle. We also provide third-party investors with financial advisory services, which primarily include identifying suitable target investment projects that fit the specific investment needs of investors based on our expertise, market resources, internal database and professional relationships with our industry peers.

We currently manage four categories of funds and one individual fund under our equity investment portfolio. The following table provides an overview of the performance of these funds as of and for the periods indicated:

	As of March 31, 2017					As of March 31, 2018					As of June 30, 2018
	AUM		Total Amount of Returns			AUM		Total Amount of Returns			AUM		Total Amount of Returns
	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return from Fund Inception Date to March 31, 2017	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to March 31, 2018	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to June 30, 2018	Net IRR(2)
East Value(3)	366.2	55.3	44.4	6.7	42.1%	2,352.3	355.5	45.5	6.9	3.1%	2,895.3	437.5	764.8	115.6	38.5%	39.9%
Value Return	336.4	50.8	4.2	0.6	1.9%	473.3	71.5	1.1	0.2	0.1%	494.0	74.7	21.8	3.3	2.4%	2.3%
Unicorn	N/A	N/A	N/A	N/A	N/A	174.5	26.4	(24.5)	(3.7)	(293.5%)	188.5	28.5	(25.8)	(3.9)	(17.2%)	(16.8%)
Quantitative Hedging Funds(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.2	0.0	4.1%	8.0	1.2	(0.4)	(0.1)	(4.2%)	(4.1%)
Culture & Education	49.3	7.5	(16.8)	(2.5)	(87.3%)	42.0	6.3	(24.1)	(3.6)	(24.0%)	43.5	6.6	(22.6)	(3.4)	(19.3%)	(21.1%)

Note:

(1)

Net annualized return is calculated by averaging the total return on a yearly basis, net of all fees and expenses. Total return represents changes in the net asset value of the relevant fund calculated by comparing changes in the net asset value as of the last date of the period with that as of the fund inception date. For fund categories, annual return represents the asset-weighted average of the yearly return for all funds falling within that category. The fluctuations in net annualized return of each of the funds set out in this table were mainly attributable to the performance of the respective funds and the general market trends during the corresponding period.

(2)

Net internal return rate (“IRR”) represents the annualized IRR for the period indicated on investor invested capital based on contributions, distributions and unrealized value after management fees and expenses.

(3)

We exited our investment in East Value series under East Value category of funds in October 2017 before the terms of the relevant funds expired. In addition, we dissolved and liquidated investments under East Value II series under the East Value fund category in the second quarter of 2018 upon expiration of the term.

(4)

As of March 31, 2017, no fund was established under this category. In July 2017, Asset Quantitative Hedging Strategy Fund I was established under this category with a term of six months. We dissolved this fund and liquidated its investments in January 2018 upon expiration of the term. We established Alfat II Quantitative Investment Private Fund under this category in April 2018.

For the years ended March 31, 2017 and 2018 and the three months ended June 30, 2017 and 2018, we raised funds totaling $102.2 million, $366.5 million, $54.9 million and $16.1 million, respectively. Since June 30, 2018, we established five new funds, raising a total capital of $84.7 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments”.

As part of our investment approach that is centered on creating value for our clients and partners, currently, we focus our private equity investments primarily on U.S. China concepts stocks and, in particular, on companies in the TMT sector such as new economy companies, when selecting our portfolio companies.

According to the CIC Report, China has seen a growing emergence of start-ups in sectors such as AI, green technologies and e-commerce, driven by the recent policy updates of the PRC government that emphasize technology and innovation, entrepreneurship and environmental protection, among other areas. For instance, policies aimed at expanding corporate financing channels and relaxing tax burdens for companies in the TMT sector and other emerging high-tech start-up companies have driven the significant development of TMT and innovative enterprises in China, such as media application and e-commerce platforms. From 2014 onwards, the total amount of investments made by private equity and venture capital funds in the TMT sector increased significantly to reach $20.1 billion in the second quarter of 2016 on a quarterly basis and the first half of 2017 saw a total of $30.8 billion invested into TMT sectors in China according to the CIC Report. Meanwhile, the PRC government has favored research and development of new technologies such as AI and robotics, promoting the wide application of these and other new and advanced technologies in the daily lives of the people through the use of everyday objects and products such as smart home devices, automobiles and healthcare products, among others. In addition, the PRC government’s strong emphasis on environmental protection, which has facilitated increased investments in green technologies such as solar, electric vehicles and recyclable technologies, has led to the significant and continued development of these sectors as well as a growing emergence of start-ups in these and related industries. With substantial support from the government, the TMT sector is expected to achieve strong performance in the future, according to the CIC Report. While our target investments are not restricted to specific sectors, and we may in future expand our fund portfolio to include other industries, we believe that China’s TMT sector in particular will continue to experience rapid growth in the foreseeable future in line with such national policies, and we intend to capitalize on investment opportunities created by the expected growth in these sectors.

We believe that our strong investor base lends credibility to our brand and reputation as well as enhances our capital raising capabilities. Our client base consists of individual investors and institutional investors. As of June 30, 2018, our individual investors and institutional investors accounted for 97.9% and 2.1% of our total number of investors, respectively, and accounted for 83.9% and 16.1% of our total raised capital, respectively. All of our individual investors are high income individuals in China with an annual salary of RMB500,000 (approximately $75,000) and above and our individual investor base has expanded since August 2015 to reach over 800 individual investors as of June 30, 2018. Moreover, as of June 30, 2018, investors that had invested in two or more of our funds since our inception accounted for approximately 9.74% of our total investors. We believe that the number of our multi-fund investors and our ability to raise successor funds under existing portfolios and strategies demonstrate the stability and loyalty of our investor base. To date, all of our investors are PRC nationals or entities and none of our investors, whether individual or institutional, represented 10% or more of our total investment funds in terms of amount of raised capital.

We work for our fund investors by investing their wealth in companies that we believe offer a strong combination of quality, growth, yield and valuation. As of June 30, 2018, we had a team of 18 investment professionals experienced in analyzing the performance of markets and managing our portfolio of equity funds within our risk management and control framework. Fostering an investment culture that is rooted in servicing client relationships, we seek to deliver attractive returns while managing risks. Our fund managers have continued to select quality, potentially high-growth companies for inclusion in our portfolio by leveraging their knowledge, understanding of China-based companies, domestic investors’ demands and overseas markets, including primarily those in the United States. We believe that the collective experience and industry expertise of our investment professionals are key factors that have enabled us to achieve rapid and significant growth since our inception in August 2015 as well as generate attractive returns on relatively short-term investments for our fund investors.

We generate revenues in connection with our fund management services from subscription fees, management fees and carried interest. For the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2017 and 2018, our revenue generated from subscription fees amounted to $876,120, $2.9 million, $499,438 and $155,038, respectively, accounting for 13.6%, 22.9%, 18.0% and 0.7% of our total revenue, respectively. For the same periods, our revenue generated from management fees amounted to $473,797, $4.4 million, $469,285 and $2.1 million, respectively, accounting for 7.4%, 34.6%, 16.9% and 9.2% of our total revenue, respectively. Our profitability is dependent upon our investment performance, which drives the value of AUM on which carried interest is calculated. We recorded realized carried interest in the amount of $2.1 million and $546,863 for the year ended March 31, 2018 and for the three months ended June 30, 2018, respectively. We recorded unrealized carried interest in the amount of $1.6 million, $2.6 million and $19.8 million for the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, respectively, accounting for 25.1%, 20.2% and 87.7% of our total revenue for the same periods, respectively. With respect to our financial advisory services, we charge investors for sourcing investment targets, conducting due diligence, structuring transactions and facilitating negotiations between investors and target investment companies, and we recognize financial advisory fees as services are rendered, over a period of time. For the years ended March 31, 2017 and 2018 and for the three months ended June 30, 2018, our revenue generated from financial advisory services was $3.5 million, $711,428 and nil, respectively, accounting for 53.9%, 5.6% and nil of our total revenue, respectively. We expect that, as we continue to develop our equity investment portfolio and strengthen our reputation in the private equity sector, a substantial majority of our revenue will be derived from our fund management services going forward.

For the year ended March 31, 2017, our total revenue and net income amounted to $6.4 million and $2.7 million, respectively. For the year ended March 31, 2018, our total revenue and net income amounted to $12.8 million and $2.9 million, respectively. For the three months ended June 30, 2018, our total revenue amounted to $22.6 million, representing an increase of 707.1% as compared to $2.8 million for the same period in 2017, and our net income amounted to $10.2 million, representing an increase of 750.0% as compared to $1.2 million for the same period in 2017.

Competitive Strengths

Unique positioning and demonstrated rapid growth

Currently, we are focused on investing in China-based companies that are publicly listed or are seeking to list in the United States, often referred to as U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies. Our investments in such companies comprise all stages of the investment cycle: pre-IPO investments, IPO subscriptions, post-IPO secondary market investments (most often in the form of PIPE transactions) and privatizations. Our investor base comprises high income individuals and institutional investors in China. We believe that our market positioning is unique and attractive for the following reasons:

•

Supply and demand. In recent years, there have been limited options for Chinese investors to invest their capital overseas as a result of measures that China has implemented to restrict currency exchange and curb outbound capital. On the supply side, we are able to invest into the QDII plans established by our financial institution partners which enables us to provide investors with channels for the outflow of capital into foreign markets. On the demand side, with China experiencing a rapid rise in its private wealth, many high income investors, together with institutional investors, are increasingly seeking to make offshore investments to diversify their investments and seek higher gains. According to the CIC Report, the U.S. capital markets, in particular, have become attractive to China-based investors because: (i) these markets are well-developed with a sophisticated institutional investor base; (ii) the United States has been a popular listing venue for high-growth China-based companies with which Chinese investors are familiar; and (iii) the U.S. stock markets have historically offered more stable and better returns than China’s stock markets.

•

Short lifecycle of our funds. Our funds tend to have a shorter lifecycle of less than 2.5 years in average, as compared to typical private equity funds which have lifecycles ranging from 4 to 15 years, according to the CIC Report.

•

Higher entry barrier. According to the CIC Report, new competing funds seeking to replicate our business model may face higher entry barriers because (i) a fund without the QDII license has to be able to gain access to overseas investments for currency exchange purposes (which is becoming more restricted); (ii) a fund needs to demonstrate an established track record to attract potential investors and to raise adequate capital; and (iii) private equity funds are required to register with the AMAC, which are subject to increasingly stringent scrutiny in recent years. See “Industry — Private Equity in China — The Qualified Domestic Institutional Investor Program.”

For the year ended March 31, 2018, we raised funds totaling $366.5 million, representing an increase of 258.6% from $102.2 million for the year ended March 31, 2017. Our assets under management increased significantly from approximately $113.6 million as of March 31, 2017 to approximately $459.7 million as of March 31, 2018, and further to approximately $548.5 million as of June 30, 2018. Since June 30, 2018, we established five new funds, raising a total capital of $84.7 million.

Strong performance record and increasing market recognition

We have delivered strong performance since the launch of our funds in 2015. Currently, we focus our investments primarily on U.S. China concepts stocks. Our East Value fund category comprised most of our funds that invested in U.S. China concepts stocks as of June 30, 2018 and had a total return of 30.85% within a short period of approximately three years, representing attractive performance on relatively short-term investments for our fund investors. Several of our funds under our East Value fund category have outperformed major stock market indices in China and the United States. For example, our East Value series under our East Value fund category achieved an accumulated income growth of 26.6% from March 2016 to March 2017, compared to an accumulated income growth of 7.3%, (0.3)%, 14.7% and 16.8% on the Shanghai Composite Index, Shenzhen Component Index, S&P 500 and Dow Jones Industrial Average, respectively, over the same period according to the CIC Report. As of June 30, 2017, our East Value series and East Value II series generated annualized returns of 37.7% and 34.4%, respectively, and our East Value II series generated annualized return of 14.7% as of March 31, 2018, surpassing the performance of several other major private equity funds in China that invest in overseas markets. Moreover, we have exited all of our funds under our East Value series and East Value II series by selling our IPO subscription investment or PIPE investment in China-based companies listed on NASDAQ. East Value series generated total returns of $5.7 million as well as net IRR of 41.1% over a short period of less than two years, and East Value II series generated total returns of $8.6 million as well as net IRR of 18.4% over a term of 18 months, further testifying to the success and cost-effectiveness of our funds. Although our Unicorn fund category, Quantitative Hedging Funds fund category and Culture & Education fund recorded negative returns as of June 30, 2018 because they were either invested in growth stage companies or had not completed investments as of June 30, 2018, we expect these funds to deliver positive performance in the long term. See “— Family of Funds and Investment Performance — Our Funds.”

As a result of our strong performance record, we were awarded “China’s Top 10 New Private Equity Investment Institutions in 2016” by CVINFO, one of China’s leading investment-related news platform, “China’s Best New

Private Equity Fund Manager in 2016” by Simuwang.com, a leading PRC private equity ratings organization, and the “Outstanding Private Equity Fund of the Year” in 2017 by Wall Street CN, one of China’s largest internet providers of financial information and data. We believe that these awards reflect our growing reputation in the industry and increasing market recognition for quality and success.

Proven capital raising capabilities

Our model is to raise capital to fund targeted transactions as opposed to calling committed capital. Such model enables us to attract a greater number of potential investors and raise capital more quickly and efficiently as we are already able to present such potential investors with relatively detailed information on the pre-screened investment targets, thereby enhancing their confidence in the fund. As the investment targets are pre-identified, our ability to raise capital in a shorter term is critical to our ability to close the investment, which, in the longer term, is important to our reputation in China’s financial industry and among its professionals as well as our ability to raise capital to fund future investments. In general, we have been able to close funding rounds for each of our funds successfully within an average of two to three months from the signing of a term sheet with our investment targets, which is shorter than the average of six to 18 taken in the industry for fundraising activities according to the CIC Report.

We have maintained a loyal investor base which primarily includes a growing number of high income individuals in China with an annual salary of RMB500,000 (approximately $75,000) and above. Our total active high income individual client base has increased since our inception in August 2015 to 426 and 1,449 as of March 31, 2017 and 2018, and remain relatively stable at 1,407 as of June 30, 2018. Our investor base also includes several institutional investors. As of June 30, 2018, investors that have invested in two or more of our funds since our inception accounted for approximately 9.7% of our total investors, which we believe demonstrates the stability and loyalty of our investor base and is a reflection of our proven record for success, investment process and risk management policies as well as the strength of our team. We believe that our access to a broad portfolio of private investors will enable us to continue to quickly and successfully secure deals.

Established industry and corporate relationships

We have established relationships with a number of leading securities firms, other financial intermediaries and major corporations in China, which we believe have provided and will continue to provide us with the following critical benefits:

•	Joint fundraising. We conduct joint fundraising with several leading firms, including JD Finance, Fanhua Inc. and Hang Tang Wealth, which provide us access to additional investors.

•

Currency exchange quota. Private equity firms operating in China that do not qualify as a QDII must be able to enter into arrangements with a licensed QDII in order to invest in the QDII plans set up by such QDIIs to access in overseas markets. As approved QDIIs, major securities firms that we partner with specifically designated QDII plans for us because of our strong performance record, increasing market recognition, proven capital raising capabilities and long-standing relationships with them, giving us an edge over many domestic players as such arrangements enable us to gain access to the U.S. capital markets in an environment where currency and capital controls are increasingly stringent. See “Industry — Private Equity in China — The Qualified Domestic Institutional Investor Program.”

•

Sourcing investment targets. Our extensive network of contacts at financial institutions, corporate partners, third-party financial advisors and other financial intermediaries in China have contributed to our deal flow, providing us with leads in identifying potential investment targets and generating investment opportunities.

We view these strong relationships as a core asset and believe that they have been valuable resources for developing our financing channels, fund portfolios and professional network.

Experienced team of investment professionals

Our team of investment professionals is led by our founders, Mr. Xu He, our chief executive officer, and Mr. Xiaoyang Zhuang, our chief financial officer, each of whom has more than nine years of experience in the financial advisory business which has provided them with a sound understanding of the investment environment in the United States, regulatory requirements and management of U.S. China concepts stocks. Moreover, our founders possess the acute ability to source investment targets, evaluate investment opportunities and execute strategies. Their depth of experience as financial advisors has also exposed them to a wide network of contacts at major PRC securities firms and other financial intermediaries, which continues to facilitate the capital raising process for our funds. Together, our founders have assembled and steered a strong team of 18 investment professionals from our investment research department and funds operations department with complementary perspectives and an average of more than eight years of securities and investment experience. Fostering an investment culture that is rooted in servicing client relationships and seeking to deliver attractive returns while managing risks, this talented team has continued to select quality, potentially high-growth companies for inclusion in our portfolio by leveraging their knowledge, understanding of China-based companies, domestic investors demand and overseas markets, including primarily those in the United States. Under the leadership of this team, we have been able to achieve rapid expansion and significant growth since our inception.

Business Strategies

We intend to create value for our shareholders by:

•	identifying exceptional investment opportunities to bolster our strong performance record;

•	broadening our base of private investors to expand our capital base;

•	growing our assets under management across our fund portfolios by raising new investment funds;

•	diversifying our investment portfolio by selecting investment portfolio companies from other industries and regions;

•	developing nationwide business operations and coverage by expanding our sales, marketing and fund management teams; and

•	strengthening our brand and market reputation to become a leading boutique private equity fund manager.

Family of Funds and Investment Performance

Overview

Currently, we focus our investments primarily on China-based companies publicly listed or seeking to list in the United States, often referred to as China concepts stocks, particularly on companies in the TMT sector such as new economy companies. Our investments in such companies comprise all stages of the investment cycle: pre-IPO investments, IPO subscriptions, post-IPO secondary market investments (most often in the form of PIPE transactions) and privatizations. We also make smaller domestic investments in China. In our early days, we also made hedging transactions on commodity futures markets. Our model is to raise capital to fund targeted transactions as opposed to calling capital from committed investors. For the years ended March 31, 2017 and 2018, our funds raised RMB676.5 million ($102.2 million) and RMB2,424.9 million ($366.5 million), respectively, and as of June 30, 2018, we had a total AUM of RMB3,629.3 million, equivalent to approximately $548.5 million.

We currently manage four categories of funds and one individual fund. The following table sets forth the details of our portfolio of funds:

Fund category	Total capital raised as of June 30, 2018 (in RMB million)	Total capital raised as of June 30, 2018 (in $ million)	Primary type of Investment	Investment Targets
East Value	2,479.4	374.6	• IPO subscription • PIPE

•  a China-based call center business process outsourcing provider

•  a China-based wastewater purification treatment company

•  a China-based manufacturer and distributor of eco-friendly construction materials

•  a China-based premier producer of high quality pet food

•  other China-based companies

Value Return	472.2	71.4	• Privatization	• a China-based mobile game publisher
Unicorn	214.3	32.4	• Minority equity investment	• a China-based video sharing website
Culture & Education	66.1	10.0	• Minority equity investment	• a China-based technology and internet vocational education services provider
Quantitative Hedging Funds	19.9	3.0	• Hedging transactions on PRC commodity futures markets	N/A

The following table sets forth the AUM and performance of our funds as of and for the periods indicated:

	As of March 31, 2017					As of March 31, 2018					As of June 30, 2018
	AUM		Total Amount of Returns			AUM		Total Amount of Returns			AUM		Total Amount of Returns
	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return from Fund Inception Date to March 31, 2017	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to March 31, 2018	RMB (in million)	$ (in million)	RMB (in million)	$ (in million)	Net Annualized Return(1) from Fund Inception Date to June 30, 2018	Net IRR(2)
East Value(3)	366.2	55.3	44.4	6.7	42.1%	2,352.3	355.5	45.5	6.9	3.1%	2,895.3	437.5	764.8	115.6	38.5%	39.9%
Value Return	336.4	50.8	4.2	0.6	1.9%	473.3	71.5	1.1	0.2	0.1%	494.0	74.7	21.8	3.3	2.4%	2.3%
Unicorn	N/A	N/A	N/A	N/A	N/A	174.5	26.4	(24.5)	(3.7)	(293.5%)	188.5	28.5	(25.8)	(3.9)	(17.2%)	(16.8%)
Quantitative Hedging Funds(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.2	0.0	4.1%	8.0	1.2	(0.4)	(0.1)	(4.2%)	(4.1%)
Culture & Education	49.3	7.5	(16.8)	(2.5)	(87.3%)	42.0	6.3	(24.1)	(3.6)	(24.0%)	43.5	6.6	(22.6)	(3.4)	(19.3%)	(21.1%)

Note:

(1)

Net annualized return is calculated by averaging the total return on a yearly basis, net of all fees and expenses. Total return represents changes in the net asset value of the relevant fund calculated by comparing changes in the net asset value as of the last date of the period with that as of the fund inception date. For fund categories, annual return represents the asset-weighted average of the yearly return for all funds falling within that category. The fluctuations in net annualized return of each of the funds set out in this table were mainly attributable to the performance of the respective funds and the general market trends during the corresponding period.

(2)

Net internal return rate (“IRR”) represents the annualized IRR for the period indicated on investor invested capital based on contributions, distributions and unrealized value after management fees and expenses.

(3)

We exited our investment in East Value series under East Value category of funds in October 2017 before the terms of the relevant funds expired. In addition, we dissolved and liquidated investments under East Value II Series under the East Value fund category in the second quarter of 2018 upon expiration of the term.

(4)

As of March 31, 2017, no fund was established under this category. In July 2017, Asset Quantitative Hedging Strategy Fund I was established under this category with a term of six months. We dissolved this fund and liquidated its investments in January 2018 upon expiration of the term. We established Alfat II Quantitative Investment Private Fund under this category in April 2018.

Our Funds

We currently manage a number of funds under four main fund categories, namely, East Value, Value Return, Unicorn, and Quantitative Hedging Funds. We also manage one individual fund, namely, Culture & Education.

As of June 30, 2018, certain funds under our four fund categories had not completed their investments. As these funds began incurring operational costs in relation to fund management as soon as they were established, and do not record any gains until after completing their investments, such funds recorded negative returns as of June 30, 2018. In addition, as certain of our funds primarily invest in growth stage companies, which are expected to take time before they start to deliver positive performance, these investments generated negative returns as of June 30, 2018, because they began incurring operational costs upon their establishment. See “Risk Factors—Risk Related to Our Business and Industry—Our funds invest in relatively high-risk assets, and the performance of our funds may be adversely affected by the financial performance of our portfolio companies and the industries in which our funds invest.”

East Value Category

Under our East Value category of funds, we primarily make investments in publicly traded companies including IPO subscriptions and secondary market investments in the form of PIPE transactions. There are 37 funds under our East Value category of funds.

East Value Series

We established five funds under East Value series in January 2016, March 2016, March 2016, March 2016 and April 2016, respectively. Proceeds from our East Value series were invested in the IPO subscription of one China-based company listed on the NASDAQ. One of the funds had an original term of three years and was expected to end in January 2019 while the other four funds had a term of two years and were expected to end within the first half of 2018. In October 2017, we exited all of our investments under East Value series and generated a total return on investment of 73.5% and total returns of $5.7 million from this fund series.

East Value II Series

We established three funds under our East Value II series in November 2016, December 2016, and January 2017, respectively. Each fund under our East Value II series has a term of 18 months. Proceeds from our East Value II series were primarily invested in the PIPE transactions of China-based companies listed on the NASDAQ. In the second quarter of 2018, we dissolved and liquidated investments under our East Value II series upon expiration of the terms of the relevant funds, and generated a total return on investment of 28.1% and total returns of $8.6 million.

East Value III Series

We established two funds under our East Value III series in March 2017 and May 2017, respectively. Each fund under our East Value III series has a term of two years. Proceeds from our East Value III series were primarily invested into the IPO subscriptions and the PIPE transactions of China-based companies listed on the NASDAQ.

East Value IV Series

We established four funds under our East Value IV series in August 2017, July 2017, June 2017 and July 2017, respectively. Each fund under our East Value IV series has a term of two years. Proceeds from our East Value IV series were primarily invested in the IPO subscription and the PIPE transactions of China-based companies listed on NASDAQ and minority equity investments in a growth stage China-based TMT company.

East Value Serial

Our East Value Serial fund was established in June 2017 and has a term of two years. Investment under our East Value Serial fund includes a minority equity investment in a growth stage China-based TMT company.

Cornerstone East Value III

Our Cornerstone East Value III fund was established in August 2017 and has a term of two years. Investments under this fund primarily includes the IPO subscriptions and the PIPE transactions of China-based companies listed on the NASDAQ.

Cornerstone East Value IV

Our Cornerstone East Value IV fund was established in August 2017 and has a term of two years. Investments under our Cornerstone East Value IV fund include the IPO subscriptions and PIPE transactions of China-based companies listed on NASDAQ.

East Value Hairong I

Our East Value Hairong I fund was established in August 2017 and has a term of two years. Investments under our East Value Hairong I fund include the IPO subscription and the PIPE transactions of China-based companies listed on NASDAQ.

Cornerstone East Value VII Series

We established two funds under our Cornerstone East Value VII series in November 2017 and December 2017, respectively. Each fund under our Cornerstone East Value VII series has a term of two years. Investments under our Cornerstone East Value VII series include the IPO subscription and the PIPE transactions of China-based companies listed on the NASDAQ.

Yixian East Value V

Our Yixian East Value V fund was established in November 2017 and has a term of two years. Proceeds from our Yixian East Value V fund were invested into the IPO subscription and the PIPE of China-based companies listed on the NASDAQ.

East Value Haihui I

Our East Value Haihui I fund was established in November 2017 and has a term of two years. Proceeds from our East Value Haihui I fund were primarily invested into the IPO subscription and the PIPE transactions of China-based companies listed on the NASDAQ.

Cornerstone East Value V Series

We established three funds under our Cornerstone East Value V series in December 2017, December 2017 and January 2018, respectively. Each fund under our Cornerstone East Value V series has a term of two years. Proceeds from our Cornerstone East Value V series were primarily invested into the IPO subscription and the PIPE transactions of China-based companies listed on the NASDAQ.

East Value V Series

We established four funds under our East Value V series in December 2017, December 2017, January 2018 and March 2018, respectively. Each fund under our East Value V series has a term of two years. Proceeds from our

East Value V series were primarily invested into the IPO subscription, minority equity investments in growth stage China-based TMT companies and the PIPE transactions of China-based companies listed on the NASDAQ.

East Value Select V

Our East Value Select V fund was established in December 2017 and has a term of two years. Proceeds of our East Value Select V fund were primarily invested into minority equity investments in growth stage China-based TMT companies.

East Value Hairong II

Our East Value Hairong II fund was established in February 2018 and has a term of two years. Investments under our East Value Hairong II fund primarily include the IPO subscription and the PIPE transactions of China-based companies listed on the NASDAQ.

Cornerstone East Value Discovery I

Our East Value Discovery I fund was established in January 2018 and has a term of two years. Investments under our East Value Discovery I fund primarily include the IPO subscription and the PIPE transactions of China-based companies listed on the NASDAQ.

East Value IX Series

We established two funds under our East Value IX Series in February 2018 and April 2018, respectively. Each fund under our East Value IX series has a term of two years. As of June 30, 2018, we had not completed investments under this series of funds.

East Value VIII

Our East Value VIII was established in April 2018 and has a term of two years. As of June 30, 2018, we had not completed any investments under this fund.

East Value X Series

We established two funds under East Value X series in May 2018 and June 2018, respectively. Each fund under our East Value X series has a term of two years. As of June 30, 2018, we had not completed any investments under this fund.

Value Return Category

We established two funds under our Value Return category in July 2016 and July 2016, respectively. Investments under the Value Return category of funds primarily leveraged in the going private transactions of a NASDAQ listed China-based mobile game publisher. The target company completed its privatization in September 2016. As of March 31, 2018 and June 30, 2018, the total return on our investments made under Value Return category was 0.2% and 4.6%, respectively.

Unicorn Category

Unicorn Series I

We established two funds under our Unicorn series I in August 2017 and September 2017, respectively. Each fund under our Unicorn category has a term of three years. Proceeds from our Unicorn series I were primarily invested into minority equity of a growth stage China-based TMT company.

Yixian Unicorn I

We established Yixian Unicorn I in August 2017 which has a term of three years. Proceeds of our Yixian Unicorn I were primarily invested into minority equity investments in a growth stage China-based TMT company.

Unicorn Series II

We established two funds under our Unicorn Series II in March 2018 and April 2018, respectively. Each fund under our Unicorn Series II has a term of five years. Proceeds from our Unicorn Series II were primarily invested into a TMT company.

Quantitative Hedging Funds

Asset Quantitative Hedging Fund I

We established Asset Quantitative Hedging Strategy Fund I in July 2017, under which we make hedging transactions on PRC commodity futures markets. Our management made a minority investment of RMB2.8 million in this fund. Our Asset Quantitative Hedging Strategy Fund I has a term of six months. We dissolved this fund and liquidated its investments in January 2018 upon expiration of its term, and generated a total return on investment of 2.1%.

Alfat II Quantitative Investment Private Fund

We established Alfat II Quantitative Investment Private Fund under our Quantitative Hedging Funds category in April 2018. Our Alfat II Quantitative Investment Private Fund has a term of one year, under which we made hedging transactions on PRC securities and derivative products markets.

Others

Culture & Education

Under our Culture & Education fund, established in April 2016, we made buyout investments in a PRC technology and internet vocational education services provider. In September 2017, our investee entered into a share purchase agreement with a public company listed on the Shenzhen Stock Exchange ChiNext market, pursuant to which such public company is to purchase our investee through a cash and stock acquisition. The acquisition has not been completed, and which may be delayed or may not materialize. See “Risk Factors — Risks Related to Our Business and Industry — If we are unable to successfully design and implement our fund exit strategies, we may not realize the expected returns or we may suffer losses on our fund investments.” Our Culture & Education fund has a term of three years. As of June 30, 2018, we had a negative return on investment under this fund of 34.2%. We expect to generate positive returns under this fund upon the expected acquisition of the relevant portfolio company by the PRC-listed company.

Investment Approach

We adopt a disciplined investment approach that is centered on creating value for our clients and partners. The key investment principles of our private equity funds are as follows:

•

Focus on China-based companies publicly listed or seeking to list in the United States, particularly on companies in the TMT sector. Our management has significant experience advising and investing in U.S. China concepts stocks, and we have accumulated the capabilities for sourcing investment targets as well as investment execution in this space. While our target investments are not restricted to specific sectors, and we may in future expand our fund portfolio to include other industries, currently we focus our investments primarily on U.S. China concepts stocks, particularly on companies in the TMT sector such as new economy companies. We believe that China’s TMT sector will continue to experience rapid growth in the foreseeable future, providing us with ample investment opportunities.

•

Alignment with PRC national policies. The PRC government sets the nation’s overall economic policies, which are viewed as a blueprint and action plan for economic development and guiding principle for all investments. According to the CIC Report, in the most recent policy updates, the PRC government has emphasized technology and innovation, entrepreneurship and environmental protection, among other areas. This has led to a growing emergence of start-ups in sectors such as AI, green technologies and e-commerce. We carefully review and examine these policies to ensure that our investments are in line with the national roadmap.

•

Gain entry through financial advisor. Through our professional relationships with third-party financial advisory companies, which serve as the financial advisors to target companies on many of our private equity deals, we are able to assist a target with its capital raising activities and advise on its business strategy, restructuring, management and financial systems before shepherding the company through the IPO process. In doing so, we are able to gain valuable insights into the business, operations and financials of these target investment companies, which enables us to evaluate and identify potential investment opportunities down the road. Moreover, if we ultimately decide to invest in a target investment company, we will have a significant advantage compared to competing investors because we will have already established firsthand a long-term and close relationship with the management of such company.

•

Purchase large blocks of stock in IPOs as cornerstone investors. We seek opportunities to subscribe for sizeable minority blocks of securities as cornerstone investments in the IPO of target companies that we believe will have significant upside potential.

Investment Process and Risk Management

We generally source and identify potential investment targets through our extensive network of private investors, financial institutions, corporate partners, third-party financial advisors who provide financial advisory to target companies on many of our private equity deals, and other financial intermediaries in China. These parties have contributed to our deal flow by providing us with leads in identifying potential quality investment targets and generating investment opportunities for us. As of June 30, 2018, no individual source accounted for 10% or more of our total number of investment targets.

We maintain a rigorous investment process and a comprehensive risk management system across all of our funds. To ensure proper management of our investments and risks to which we are exposed, we have established a Risk Control Committee and Investment Decision-making Committee. Members of these two committees mainly include Mr. Xu He, our chief executive officer, Mr. Xiaoyang Zhuang, our chief financial officer, our sales director and investment director. We also have one independent financial manager on our Investment Decision-making Committee. Each investment opportunity that is sourced is initially evaluated by our investment research department prior to being submitted for an internal review and approval process. Projects that are not approved by the Risk Control Committee will not be submitted to the Investment Decision-making Committee for consideration, and investments that are not approved by the Investment Decision-making Committee will not proceed.

We have adopted a three-tiered project investment review and decision-making process that comprises the following procedures:

•

First tier. After an investment opportunity passes the initial evaluation, the investment research department will conduct preliminary due diligence, investigation and research on the potential investment target. The due diligence process typically involves meetings with management, target company site visits, discussions with industry analysts and consultants and an in-depth examination of financial results and projections. In conducting the preliminary review, our investment manager will focus on the target company’s industry reputation, reputation of the target company’s shareholders and management, the target company’s size and sensitivity of cash flow generation, the overall performance of its business sector and its market risks, the portfolio fit, exit risks and other key factors highlighted by the investment and research department, among other considerations. The investment opportunity will then be reviewed by the investment director of the investment and research department for preliminary approval.

•	Second tier. The Risk Control Committee will convene project investment evaluation meetings, during which the project will be fully evaluated under our risk control scheme.

•

Third tier. The Investment Decision-making Committee will review the due diligence report, the business, risk factors and diligence issues, financial models, investment exit plan and the risk control scheme. An investment will only be approved if it receives an affirmative vote of more than two thirds of the members.

We also adopt certain investment policies and procedures in managing various risks applicable to our business, including the following:

•

Market risk. Limitations of position, volatility, value at risk, duration and other risk indicators are set for each investment. Fluctuations are closely monitored, assessed, analyzed, reviewed and reported to the Risk Control Committee on a regular basis.

•

Operational risk. We have established detailed written policies and procedures for each step of our investment, contingency plans as well as authorization management. We also frequently arrange training for our staff to strengthen their expertise and risk identification as well as their fund management capabilities.

•	Liquidity risk. Our fund is closely monitored and liquidity tests are continuously conducted.

•	Ethical risk. A list of prohibited actions and accountability procedures are put in place for our staff and included in our internal policies and training materials.

In addition, we conduct post-investment risk management and control activities, including routine follow-up, management by exception and decision-making for major issues, to minimize our risk exposure. See “Risk Factors — Risks Related to Our Business and Industry — The due diligence process that we undertake in connection with investments by our investment funds may not reveal all facts that may be relevant in connection with an investment.”

Investors and Investor Services

For the years ended March 31, 2017 and 2018, our funds raised RMB676.5 million ($102.2 million) and RMB2,425.2 million ($366.5 million), respectively, and as of June 30, 2018, we had a total AUM of RMB3,628.6 million, equivalent to approximately $548.4 million. Our investor base primarily includes a growing number of high income individuals in China with an annual salary of RMB500,000 (approximately $75,000) and above. Our total active high income investor base has increased since our inception in August 2015 to 426 and 1,449 as of March 31, 2017 and 2018, and remain relatively stable at 1,407 as of June 30, 2018, respectively. Our investor base also includes several institutional investors. We believe that our strong investor base lends credibility to our brand and reputation as well as enhances our capital raising capabilities.

We work for our fund investors and continuously seek to strengthen and expand our relationships with them. Our sales team works closely with investment companies, asset management companies and funds sales companies that we partner with to raise capital, and develops and maintains our investor base through these partners. We strive to secure a first-mover advantage with key investors, often by establishing a local presence and providing a broad and diverse range of investment options.

As of June 30, 2018, investors that have invested in two or more of our funds since our inception accounted for approximately 9.7% of our total investors. We believe that the number of our multi-fund investors and our ability to raise successor funds under existing portfolios and strategies demonstrate the stability and loyalty of our investor base.

Financial Advisory Services

In addition to our fund management services, we also provide financial advisory services to third-party investors as a revenue source. These third-party investors are our financial advisory clients and, as of June 30, 2018, none of them had been investors in our family of funds. We identify suitable target investment projects that fit the specific investment needs of investors based on our expertise, market resources, internal database and professional relationships with our industry peers, and we charge investors for sourcing investment targets, conducting due diligence, structuring transactions and facilitating negotiations between investors and target investment companies. We charge a portion of the financial advisory fees based on the percentage of the scale of the investment project, taking into account factors such as the investment risks involved, market demand and range of services provided. We outsource due diligence services to third-party financial advisory companies.

During the early stages of our establishment, we focused our business on providing financial advisory services to gain entry into the market. As we continued to strengthen our fundraising capabilities, we realigned our business strategy to focus more on providing fund management services. We expect that, as we continue to develop our equity investment portfolio and strengthen our reputation in the private equity sector, a greater proportion of our revenue will be derived from our fund management services going forward.

Structure and Operation of Our Investment Funds

As a fund manager, we are generally responsible for the day-to-day operation and management of the investment funds as well as making all policy and investment decisions relating to the conduct of the investment fund’s business independently. To better manage our investment funds, we outsource the handling of certain administrative matters relating to our funds, such as the share registration, asset valuation and securities clearance, to securities companies that, in most cases, also act as fund custodian for the same fund. The fund custodian is selected by us and agreed by investors of the respective fund to hold and safeguard capital raised from such investors. The fund custodians are required to ensure no commingling of fund assets as well as handling clearing and settlement matters according to our investment orders.

Our investors, as the fund shareholders, enjoy the right to decide to replace the fund management institution or fund custodian, or to decide to raise the remuneration of the fund management institution or fund custodian without cause by a simple vote of a majority in interest (based on fund shares) of the fund shareholders during the fund share holders’ meetings, which are generally convened by us or under other circumstances prescribed by laws and administrative regulations in PRC. Typically, investors have no right to interfere with our investment decisions. Under PRC law, the number of investors in a private equity fund cannot exceed 200. Accordingly, we sometimes structure some of our funds and investments into different funds of the same fund category (such as East Value, East Value II, East Value III, etc.) to comply with PRC law.

Our carry funds are closed-ended funds. In a closed-ended fund structure, once an investor makes an investment, the investor is generally not able to withdraw or redeem its interest, except in very limited circumstances.

Onshore/offshore Structure and QDII

East Value category is our largest fund category. A majority of our existing funds in this category are invested in the U.S. capital markets, and we may in future expand and diversify our fund portfolio to include investments in other foreign markets. In China, only financial institutions approved by the competent authorities as licensed QDIIs are granted a foreign exchange quota by SAFE and permitted to invest in and manage foreign-based securities. To gain access to the U.S. markets, we typically structure our overseas investments by investing proceeds from our funds into investment plans established by approved QDIIs in China, or QDII plans, which would then invest in the target investments. Each of our QDII plans is unique and specifically designated to us. Under our arrangements with the QDIIs, we generally present highly detailed investment proposals to the QDIIs specifying our investment preferences, including with respect to investment scope and investment target. We actively assist on various aspects of investment analysis and execution, including conducting market research, identifying target portfolio companies, performing due diligence on the markets and industries, negotiating investment terms, and advising on investment strategies and risk management procedures. We may also propose the timing of exits to the QDII. Under each QDII plan, we negotiate with the relevant QDII to obtain an investment amount that meets our specific needs for the investment proposal under such QDII plan, and we typically do not seek to obtain an investment amount that exceeds our actual needs under such arrangement. Although we believe that we have significant influence over the QDII plans, the QDIIs could theoretically disagree with an investment proposal and decide not to invest in the target of such investment proposal, in which event we may be required to seek alternative QDIIs to collaborate with on our original investment proposal. See “Risk Factors—Risks Related to Our Business and Industry—If we fail to invest our funds in the QDII plans, or the QDIIs disagree with our investment proposals with respect to the QDII plans, we may be unable to invest in our desired target companies.”

Through the investment plans of QDIIs with which we collaborated, we invested approximately $270 million in foreign securities as of June 30, 2018. According to the CIC Report, because the QDII program is directly monitored by SAFE and competition for QDII plans issued by licensed QDIIs is intense, such licensed QDIIs are generally selective of private equity firms with which they collaborate to execute their investment plans. We believe that, because of our strong performance record, increasing market recognition, proven capital raising capabilities and long-standing relationships with a number of leading QDIIs in China, to date, we have not encountered any material difficulties in negotiating with licensed QDIIs to invest in their QDII plans in order to gain access to overseas markets or in reaching agreement with any QDII on the investment amount needed under a QDII plan, and all of the investment decisions made by the QDIIs with respect to the QDII plans in which we have invested have been consistent with our investment proposals to them. We plan to invest up to approximately RMB3 billion for the fiscal year ending March 31, 2019. We continue to actively negotiate with additional licensed QDIIs to seek new collaborative opportunities and expand our overseas investment channels. Moreover, according to the CIC Report, SAFE recently raised the total QDII quota available for QDII plans under the QDII program, a move that is indicative of the PRC government’s overall supportive attitude towards the continued development of the QDII program. See “Industry—Private Equity in China—The Qualified Domestic Institutional Investor Program.” As a result of the foregoing, we believe the likelihood that we will not be able to invest as planned is low and we expect that we will continue to be able to achieve our plans to invest in overseas markets through the investment plans of QDIIs.

To invest in QDII plans issued by approved QDIIs, we typically enter into tri-party QDII asset management agreements with approved QDIIs that are major securities firms with whom we have long-standing relationships, as well as a QDII asset custodian. This is because, under the relevant PRC laws and regulations, the QDII plans will require the involvement of a QDII asset custodian (generally a commercial bank or other financial institution). The QDII asset custodian is selected by the QDII and agreed by us to hold and safeguard our fund investment in the QDII plan issued by such QDII, which would then be invested into the target investment. In addition to handling clearing, settlement and foreign exchange matters, under the QDII plans, the QDII asset custodian is responsible for creating and maintaining separate accounts for the different underlying portfolio assets to ensure there is no commingling of fund assets. The following diagram illustrates our onshore/offshore structure:

Note:

(1)

The fund custodian is selected by us and agreed by our investors of the respective fund to hold and safeguard capital raised from such investors. The fund custodian receives an annual fund custodian fee from the funds and such fees are borne by our investors and directly deducted from our funds. We receive management fees from the funds as our front-end income. See “—Structure and Operation of Our Investment Funds—Fee Structure and Incentive Arrangements”.

(2)

The QDII asset custodian is selected by a QDII and agreed by us to hold and safeguard our fund investment in the QDII plan issued by such QDII, which would then be invested into the target investment. The QDII asset custodian receives an annual asset custodian fee that is directly deducted from our fund investment amount in the relevant QDII plan, and the QDII receives an annual QDII asset management fee that is also directly deducted from our fund investment amount in the relevant QDII plan. As a result, neither the QDII asset management fees nor the asset custodian fees are borne by us. See “—Structure and Operation of Our Investment Funds—Fee Structure and Incentive Arrangements”.

Currently, we have entered into 23 subsisting tri-party QDII asset management agreements with approved QDIIs as well as their respective QDII asset custodians. Each of these QDII asset management agreements represents an individually negotiated QDII plan. Key provisions of one of our typical QDII asset management agreements are set forth below:

•

Management of the QDII plans. In general, the QDIIs are responsible for handling daily operational matters of QDII plans such as creating and managing business ledges, conducting financial audits, and preparing investment reports that set forth the investment operations. In general, we have right to present highly detailed investment proposals to the QDIIs specifying our investment preference, including with respect to investment target and investment scope.

•

Investment amount. Each of the agreements specifies the total investment amount agreed upon under the relevant QDII plan. During the term of the relevant agreements, the total investment amount from our funds to QDII plans allowed by the QDIIs under these agreements can be increased by us with the consent of the QDIIs. In addition, we are generally able to partially withdraw the underlying assets without impacting the effectiveness of the agreement, so long as a minimum balance of underlying assets ranging from RMB1 million to RMB30 million is maintained.

•

Our rights with respect to the investment in QDII plans. According to these agreements, after we invest proceeds from our funds into QDII plans, the QDIIs then invest in the target investments. As a result of such arrangement, we are entitled to (i) obtain the return distribution generated from the investment activities, (ii) enjoy any rights arising from the investment in the target investments as well as authorize the QDII or the QDII asset custodian to exercise such rights on our behalf, (iii) inspect and supervise work conducted by the QDII and the QDII asset custodian, (iv) request information with respect to the status of operations and receive periodic operation reports from the QDII and the QDII asset custodian, and (v) in the event that a QDII plan is terminated, recover the amounts invested in such QDII plan.

•

Obligations of QDIIs. In general, the QDII: (i) is obligated to manage the QDII plans in line with investment proposals and suggestions presented by us and agreed by such QDII, under the premise of fully complying with relevant laws and regulations, (ii) is required to adopt adequate internal control procedures, ensuring there is no commingling of fund assets, (iii) is required to accept the inspection and supervision by us and the QDII asset custodian, (iv) has no right entrusting any other third parties to manage our assets without our consent, (v) is required to inform us in advance or within a reasonable period of any significant matters that may affect our interest, and (vi) is required to maintain trade secrets in strict confidence and is not permitted to disclose our investment plans and targets.

•

Asset management fees and asset custodian fees. Generally, the QDII directly charges the relevant fund an annual asset management fee ranging from 1.0% to 2.85% of the fund’s invested amount in QDII plans, with some agreements providing for a base fee ranging between RMB0.8 million and RMB3.4 million per annum. The QDII asset custodian receives an annual asset custodian fees typically amount to 0.15% to 0.2% of the underlying asset with a based fee ranging between RMB0.1 million and RMB0.5 million. The QDIIs typically settle such fees on a quarterly basis, and in some cases, on a monthly basis. One of the QDIIs with which we collaborate requires the asset management fee to be settled in full within one month from the effective date of the contracts. Both the asset management fees and asset custodian fees are to be deducted from the invested amount of our funds in accordance with the instructions of QDIIs.

•	Terms. Our QDII asset management agreements generally have terms ranging from one year to two years and renewable after further negotiation.

•

Termination. Generally, unless otherwise prescribed under the relevant laws and regulations, the agreement provides for termination if: (i) the agreements are not renewed upon their expiration; (ii) all parties reach a consensus to terminate the agreement; or (iii) either the QDII or the QDII asset custodian is disqualified, revoked or dissolved, or declares bankruptcy. Under several of our QDII asset management agreements, we are entitled to terminate the agreements unilaterally if any of the following were to occur: (i) all of the underlying investments have been realized; (ii) we withdraw all of the underlying assets of the fund; (iii) either the QDII or the QDII asset custodian voluntarily withdraws with prior notice; or (v) any other circumstances under which we believe it is appropriate to terminate the agreements.

In general, no single asset management agreement contains terms that are particularly favorable towards us. If we were to fail to consummate any particular agreement with a QDII in connection with an investment proposal or if any particular existing agreement with a QDII were to be terminated for any reason, we do not expect to encounter substantial difficulties entering into a new agreement involving a different investment proposal with the same or another QDII. Moreover, we are now actively negotiating with additional licensed QDIIs to seek new collaborative opportunities and expand our overseas investment channels. As a result, we are not substantially dependent upon any particular licensed QDII or any single agreement for our overseas investments and overall business operations. Although three, eight and ten of our subsisting QDII asset management agreements will expire in 2018, 2019 and 2020, respectively, we do not expect to encounter substantial difficulties to satisfy our future overseas investment needs by entering into new asset management agreements.

Fee Structure and Incentive Arrangements

Funds	Rate of Management Fees(1)	Rate of Subscription Fees	Preferred Return	Carried Interest	Rate of Fund Custodian Fees(2)	Rate of Fund Custodian Operation Service Fees(2)	Rate of Asset Management Fees (where applicable)(3)		Rate of Asset Custodian Fees (where applicable)(3)
East Value	nil-2.5%	nil-1.0%	nil-25.0%	nil-60.0%	0.05%-0.2%	nil-0.1%	1.0%-2.85%	(4)	0.15%-0.2%	(5)
Value Return	nil	1.0%	nil	10.0%	0.1%-0.2%	nil-0.1%	N/A		N/A
Unicorn	nil-2.0%	nil-1.0%	nil	nil-20%	0.05%	0.05%	N/A		N/A
Culture & Education	1.0%	nil	nil	14.0%	0.2%	0.1%	N/A		N/A
Quantitative Hedging Funds	nil- 2%	nil-1.0%	8.0%- 10.0%	90.0%- 100.0%	0.05%- 0.08%	0.05%- 0.08%	N/A		N/A

Note:

(1)	Management fees are charged by us from our funds as our front-end income.

(2)

Fund custodian fees and operation services fees are charged by fund custodians, borne by our investors and directly deducted from our funds. See “— Structure and Operation of Our Investment Funds — Onshore/offshore Structure and QDII”.

(3)

East Value category is our largest fund category and a majority of our existing funds in this category are invested in the U.S. capital markets through QDII plans. Asset management fees and asset custodian fees are charged by QDII asset custodians and directly deducted from our fund investment amount in the respective QDII plans. See “— Structure and Operation of Our Investment Funds — Onshore/offshore Structure and QDII”.

(4)	Some agreements provide for a base fee ranging between RMB0.8 million and RMB3.4 million per annum.

(5)	With a base fee ranging between RMB0.1 million and RMB0.5 million.

Subscription fees. We generally charge our clients a subscription fee equivalent to 1% of the relevant fund amount, where applicable. The subscription fees are payable upon the establishment of the investment funds. This is a one-time fee that is typically paid on or shortly after the establishment of the fund.

Management Fees. Management fees are the front-end income generated from our funds. We generally charge a management fee of 1% to 2.5% of the relevant fund amount, where applicable. Typically, the management fees must be fully paid upfront in advance by the fund’s investors on the date of the establishment of the investment funds. The amounts of such payable management fees equal to the initial net asset value multiplied by the investment period multiplied by the rate of management fees. In the event that we terminate a fund early, we are required to return the remaining portion of the paid management fee.

Carried Interest. Our funds generate gains from the underlying investments in our private equity funds. Carried interest is the back-end income generated from our funds. Carried interest entitles us to a percentage of a fund’s gains, effectively serving as a performance-based incentive, and is typically structured as a net profits interest in the applicable fund. To date, we have charged carried interest on a significant majority of our funds. In cases where carried interest is applicable, we generally charge our clients a carried interest rate of 20% to 60%. For most of our carry funds, our carried interest was subject to an annual preferred fund shareholder return. Where applicable, these preferred return rates generally range from 8% to 25% per annum. Our unrealized carried interest is calculated based on the cumulative fund performance, which equals to the unrealized fair value gains as if the fair value of the underlying investment were realized as at the end of each reporting period.

Fund Custodian Fees and Operation Service Fees. Generally, the fund custodian receives an annual fund custodian fee from the investment funds, which ranges from 0.05% to 0.2% of the investment fund during the investment period. Typically, fund custodian fees must be fully paid within 10 days after the establishment of the investment funds. The amounts of such payable fund custodian fees equal to the initial net asset value multiplied by the investment period times the rate of fund custodian fees. In addition, the fund custodians that handle certain administrative matters relating to our funds, such as share registration, asset valuation and securities clearance, receive annual operation service fees of up to 0.1% of the investment fund during the investment period. Fund custodian fees and operation service fees are borne by our investors and directly deducted from our funds. Accordingly, such fees are not recorded as our operating costs and expenses.

Asset Management Fees and Asset Custodian Fees. See “— Structure and Operation of Our Investment Funds — Onshore/offshore Structure and QDII”.

Fees Paid to Joint Fundraising Partners. In connection with our fund management services, we collaborate with a number of funds sales companies to assist us with our fund raising activities. These joint fundraising partners provide us with services such as investor referrals and investor relationship maintenance services. We generally pay our joint fundraising partners an operation services fee, which contains two parts, namely, the distribution and servicing fees and carried interest related compensation. The distribution and servicing fees typically range from 1.0% to 4.0% of the actual investment of the investors introduced by the relevant joint fundraising partner, and must be fully paid within 15 days after the establishment of the funds. In most cases, carried interest related compensation ranges from nil to 10.0% of the net profits interest for the investors after deducting the necessary expenses. In some cases, the amount of the carried interest related compensation are subject to the fund’s rate of return. Carried interest related compensation must be paid in full within 15 days after we receive the net profits incurred.

Competition

Our target customers are private investors in China. With the continued rise in China’s private wealth, the country’s private wealth management services industry, while currently fragmented and still at a relatively early stage of development compared to more developed markets, is projected to grow significantly according to the CIC Report. As such, we expect that competition in our industry and, in particular, for capital from private investors in China, will intensify. If and when that occurs, we expect our competitors to include private equity funds, venture capital firms, hedge funds, funds of hedge funds and alternative asset managers, as well as other financial institutions seeking to raise funds sourced from China’s private wealth. Competition in our business is based on a variety of factors, including investment performance, the quality of service provided to clients, investor liquidity, fund terms (including fees), brand recognition and business reputation. See “Risk Factors — Risks Related to Our Business and Industry — We expect that competition in our industry will intensify.”

Competition is also intense for the attraction and retention of qualified employees. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees. See “Risk Factors — Risks Related to Our Business and Industry — Recruiting and retaining professionals may be more difficult in the future, which could adversely affect our business, results of operations and financial condition.”

Employees

We believe that one of the strengths and principal reasons for our success is the quality and dedication of our people. We had 25 and 38 full-time employees as of March 31, 2017 and 2018, respectively. As of June 30, 2018, we had 38 full-time employees, comprising 13 employees from our investment research department, 11 employees from our sales department, three employees from our public relation department, five employees from finance departments, five employees from our fund operation department and one employee from our general and administrative department. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes.

As we continue to expand our business operations and build on our investment portfolio, we expect to continue to invest significant resources in hiring and retaining a talent pool of investment professionals as well as other key personnel to identify, execute and manage our investments. We intend to attract qualified personnel with competitive salaries and performance-based incentives. We look to recruit members that we believe are a good fit with our corporate culture, which emphasizes creating value for our fund investors and partners. In growing our team, we will seek to hire professionals possessing related experience in asset management, financial advisory and investment banking services, an understanding of the investment environment in overseas markets, and expertise in advising on various aspects of corporate operations.

As required under PRC law, we participate in various employee social security plans that are organized by municipal and provincial governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Properties

Our corporate headquarters are located on a leased premises in Guangzhou, PRC, where we lease approximately 885.5 square meters of office space in total with two separate contracts. Both contracts expire on November 30, 2021. We believe that our existing facilities are adequate for our current requirements and that we will be able to enter into lease arrangements on commercially reasonable terms for future expansion. We do not own any real property.

Legal Proceedings

We may from time to time be involved in litigation and claims incidental to the conduct of our business. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

We are not currently subject to any pending judicial, administrative or arbitration proceedings that we expect would have a material impact on our financial condition or results of operations. For more information, see “Risk

Factors — Risks Related to Our Business and Industry — We may be subject to judicial, administrative or arbitration proceedings and may face significant liabilities and damage to our professional reputation as a result of litigation, regulatory proceedings or negative publicity”.

REGULATION

PRC Regulations of Private Equity Activities

Prior to June 27, 2013, regulation of the PRC Private Equity industry was undertaken by the PRC National Development and Reform Commission. On June 27, 2013, State Commission Office of Public Sectors Reform (SCOPSR) issued “Notice on the Division of Regulatory Responsibilities for Private Equity Investment Fund,” which specified that CSRC and National Development and Reform Commission (NDRC) would fulfill the regulatory function with respect to the industry and its participants. CSRC is in charge of the supervision and regulation of private funds, including but not limited to, private equity funds, private securities investment funds, venture capital funds and other forms of private funds. CSRC promulgated the Law of the PRC on Securities Investment Funds (the “Law of Securities Funds”) on October 28, 2003, effective on June 1, 2004 and last amended on April 24, 2015, which mainly regulates the activities of public-raised securities investment funds but also provides some basic guidance for participants of privately raised securities investment funds. The Law of Securities Funds requires that any individual or institutions, without registration, shall not conduct securities investment activities under the names of “funds” or “fund management.” However, it does not specify the registration authority or the process.

Under CSRC’s guidance, Asset Management Association of China (AMAC), a self-regulatory organization, provides an additional layer of regulation of the PE industry participants. Specifically, AMAC, among other things, handles private fund manager registration and private fund record-filing pursuant to its rules, and fulfills the enforcement function with respect to its association members. To perform self-regulatory administration of private funds, AMAC formulated the Measures for the Registration of Private Investment Fund Managers and Filling of Private Investment Funds (for Trial Implementation) (the “Trial Measures”), which became effective as of February 7, 2014, setting forth the procedures and requirements for the registration of private fund managers and the filing of private funds.

On August 21, 2014, CSRC promulgated the Interim Measures for the Supervision and Administration of Privately-Raised Investment Funds (the “Interim Measures for PE Funds”), which, along with its explanations, further clarifies the self-regulatory requirements for private funds. To date, we have completed the private fund manager registration and filing of private funds under our management with AMAC for the relevant entities that act as private fund managers.

Since February 2016, AMAC has released a serial of documents regulating internal control, and information disclosure and registration of private equity fund managers, including, among others the Guidelines for Internal Control of Private Equity Investment Manager, the Administrative Measures for Information Disclosure of Private Equity Investment Fund, and the Announcement of Several Items for Further Regulating the Registration of Private Equity Fund Managers, together, the “Administrative Measures.” Pursuant to the Administrative Measures, fund managers shall complete the filing of private equity products within the prescribed time; they shall report any materially changes timely, and submit quarter and annual reports and audited financial statements prior to the end of April each year. The Administrative Measures further set out requirements for the qualifications of the management of private equity management companies, and requirements to the formulation and implementation of internal control policies. Any non-compliance with the Administrative Measures may lead to warning, public criticism, and disqualification as fund manager, in some cases, by AMAC.

On August 30, 2017, the State Council circulated the draft Interim Measures on Administration of Privately-Raised Investment Funds (the “New Interim Measures for PE Funds”) for comments, the commenting period of which ended in September 2017. The New Interim Measures for PE Funds specifies the basic requirements for private fund managers, their senior management, directing partners and authorized representatives, and the obligations of fund managers and trustees. It also specifies the legal liabilities for violating the Measures. Pursuant the Measures, overseas institutions cannot directly raise capital from domestic investors to set up private equity fund unless otherwise specified by law; the regulations regarding the administration of foreign-invested private equity fund managers will be promulgated by CSRC later.

On April 27, 2018, PBOC, China Banking and Insurance Regulatory and Administration Committee, CSRC and SAFE, jointly issued the Guiding Opinions. The Guiding Opinions aim to establish uniform regulatory standards to guide the operation of asset management business and relevant products by adoption of a macro-prudential policy framework, and reflect the overall attitude of the relevant authorities in the financial industry to impose stricter requirements on participants in the asset management business.

Pursuant to the Guiding Opinions, private equity funds are considered a type of asset management product and are therefore subject to applicable provisions thereunder. Among other things, the Guiding Opinions require all individual investors investing in an asset management product to have a minimum of two years’ prior investment experience. We do not believe that the Guiding Opinions will have any material impact on our business operations. A majority of our existing individual investors already possess prior investment experience of more than two years when they invest in our funds, based on our internal investor background due diligence checks and records. Moreover, going forward, we expect to seek only those investors with the requisite investment experience to ensure our compliance with the Guiding Opinions, and do not expect to encounter difficulties in doing so as an increasing number of private investors in China are high income investors possessing multiple years of investment experience. See “Industry—China’s Private Wealth—China’s High Income Population.”

The Guiding Opinions provide a transitional period ending December 31, 2020. Within the transitional period, any existing asset management products that fail to conform to the Guiding Opinions will be prohibited from increasing the size of its net subscription, but new asset management products can be used to replace the nonconforming products. Upon expiry of the transitional period, any asset management product violating the Guiding Opinions will be fully prohibited or banned from renewal. The Guiding Opinions are an administrative normative document, and therefore do not constitute, and have less weight than laws and regulations. Accordingly, the effect of the Guiding Opinions is subject to then-prevailing laws and regulations. We expect that the CSRC and AMAC, which are the relevant authorities governing the private equity fund management industry, will amend their administrative rules to conform to the Guiding Opinions and will in the future issue more specific implementation guidance. We do not believe any changes to these administrative rules will have a material impact on our business. See “Risk Factors—Risks Related to Doing Business in China—Failure to adapt to changes in laws and regulations governing the private equity industry on a timely basis may result in fines, create limitations or uncertainties with respect to our business activities, make it difficult for us to obtain or maintain the necessary approvals, permits or licenses or render our operations noncompliant, any of which could materially and adversely affect our business.”

Regulations on Anti-Money Laundering

The PRC Anti-Money Laundering Law, or the AML Law, promulgated by the People’s Bank of China on October 31, 2006 and effective since January 2007, stipulates that special non-financial institutions which are required by relevant regulations to perform obligation of anti-money laundering shall comply with the anti-money laundering obligations. The People’s Bank of China and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and special non-financial institutions.

Furthermore, the Interim Measures for PE Fund and the Administrative Measures require fund management service providers to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters.

While we are in the process of formulating policies and procedures, including internal controls and “know-your customer” procedures, aimed at preventing money and terrorism financing, we cannot assure you that we will be able to establish and maintain anti-money laundering policies and procedures which can effectively protect our marketplace from being exploited for money laundering or terrorism financing purpose, or that such policies and procedures, if adopted, will be deemed to be fully in compliance with all applicable anti-money laundering laws and regulations.

Regulations Related to Company Establishment and Foreign Investment

The establishment, operation and management of corporate entities in China is governed by the Company Law of the PRC (the “Company Law”). According to the Company Law, companies established in the PRC are either limited liability companies or joint stock limited liability companies. The Company Law applies to both PRC domestic companies and foreign-invested companies. The establishment procedures, approval procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation and labor matters of a wholly foreign-owned enterprise are regulated by the Wholly Foreign-owned Enterprise Law of the PRC and the Implementation Regulation of the Wholly Foreign-owned Enterprise Law. According to these regulations, foreign-invested enterprises in the PRC may only pay dividends out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside general reserves of at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital unless the provisions of laws regarding foreign investment provide otherwise. In addition, PRC companies may allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves and employee welfare and bonus funds are not distributable as cash dividends. A PRC company may not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

In September 2016, the National People’s Congress Standing Committee published its decision to revise the laws relating to wholly foreign-owned enterprises and other foreign-invested enterprises. Such decision, which became effective on October 1, 2016, changes the “filing or approval” procedure for foreign investments in China such that foreign investments in business sectors not subject to special administrative measures will only be required to complete a filing instead of the existing requirements to apply for approval. The special entry management measures shall be promulgated or approved to be promulgated by the State Council. Pursuant to a notice issued by NDRC and MOFCOM on October 8, 2016, the special entry management measures shall be implemented with reference to the relevant regulations as stipulated in the Catalogue of Industries for Guiding Foreign Investment in relation to the restricted foreign investment industries, prohibited foreign investment industries and encouraged foreign investment industries. Pursuant to the Provisional Administrative Measures on Establishment and Modifications Filing for Foreign Investment Enterprises promulgated by MOFCOM on October 8, 2016 and amended on June 29, 2018, establishment and changes of foreign investment enterprises not subject to the approval under the special entry management measures shall be filed with the relevant commerce authorities.

The Provisions on Guiding the Orientation of Foreign Investment, the 2017 revision of the Catalogue of Industries for Guiding Foreign Investment and the 2018 Special Management Measures (Negative List) for the Access for Foreign Investment (the “Negative List”) classify foreign investment projects into four categories: encouraged projects, permitted projects, restricted projects and prohibited projects. The purpose of these regulations is to direct foreign investment into certain priority industry sectors and restrict or prohibit investment in other sectors. If the industry sector in which the investment is to occur falls into the encouraged category, foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If a restricted category, foreign investment may be conducted through the establishment of a wholly foreign-owned enterprise, provided certain requirements are met, and, in some cases, the establishment of a joint venture enterprise is required with varying minimum shareholdings for the Chinese party depending on the particular industry. If a prohibited category, foreign investment of any kind is not allowed. Any industry not falling into any of the encouraged, restricted or prohibited categories is classified as a permitted industry for foreign investment. Pursuant to the Negative List, foreign ownership in fund management companies that focus on securities investment funds shall not exceed 51%. Such foreign ownership restriction will be completely lifted by 2021.

In January 2015, MOFCOM published the Foreign Investment Law of the PRC (Draft for Solicitation of Public Comments) (“Foreign Investment Law”), and since then no new drafts had been published until recently. On December 26, 2018, SCNPC published the new drat of Foreign Investment Law solicitating for public comments, of which the commenting period will end on February 24, 2019. In December 2018 and January 2019, SCNPC went through two rounds of deliberation, and the National People’s Congress is expected to conclude the final round in March 2019.

The 2015 draft of Foreign Investment Law introduced the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, and specifically identified that entities “controlled through contractual arrangements” by foreign investors were considered foreign-controlled. Pursuant to the 2015 draft, our current corporate structure and our VIEs would be deemed foreign-controlled. However, the 2018 draft of Foreign Investment Law makes no references to the principle of “actual control” or “controlled through contractual arrangements” in determining the status of a company. Although there is still uncertainty with respect to the final content, interpretation, and effective date of Foreign Investment Law, if it is promulgated as the 2018 draft is, VIE contractual arrangements, such as ours, will most likely remain legal and valid as it is now.

Pursuant to the 2018 draft of Foreign Investment Law, wholly foreign-owned enterprises not on the Negative List shall be subject to the same regulatory and governmental administration as of domestic companies, and thus, the establishment, operation and management of such wholly foreign-owned enterprises are likely subject to the PRC Company Law. The Foreign Investment Law, once enacted, will replace the trio of existing laws regulating foreign investment in the PRC, namely, the Wholly Foreign-Invested Enterprises Law, the Law on Sino-Foreign Equity Joint Ventures, and the Law on Sino-Foreign Contractual Joint Ventures, together with their implementation rules and ancillary regulations.

Regulations Related to Foreign Exchange and Dividend Distribution

Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, which were most recently amended in August 2008. Payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can usually be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate PRC authorities or banks authorized by appropriate PRC authorities is required where RMB capital is to be converted into foreign currency and remitted out of China to pay capital expenses.

Pursuant to the Foreign Exchange Administration Regulations, domestic institutions or domestic individuals investing directly into foreign markets or engaging in the offering and trading of overseas securities or derivative products shall register in accordance with the regulations of the foreign exchange administrative department of the State Council. In case that prior approval or prior filing with the relevant competent authority is required by the State, domestic institutions or domestic individuals shall apply for approval or file for the record prior to the foreign exchange registration. Due to the limitations on the convertibility of RMB capital to foreign currencies, investors in China may not freely and directly invest to overseas securities markets.

On April 13, 2006, the Bank of China issued an announcement allowing qualified banks, fund management companies, and other securities institutions to raise RMB capital from domestic institutions and individuals to invest in overseas markets, such as fixed income, commodities products, and securities, which opens a legal channel for domestic institutions and individuals in the PRC to invest to overseas securities market through qualified domestic institutional investors (the “QDIIs”). On June 18, 2007, the CSRC promogulated the Trial Measures for Overseas Securities Investment by Qualified Domestic Institutional Investors, effective on July 5, 2007, and the Notice on the Issues concerning the Implementation of the Trial Measures for Overseas Securities

Investment by Qualified Domestic Institutional Investors, together, the “QDII Trial Measures.” The QDII Trial Measures set forth the requirements for a domestic institutional investor to become qualified for foreign currency investment quota, or the QDII quota. With the QDII quota, a QDII, using funds raised from domestic institutions and individuals, can directly invest to overseas securities markets, and thus, such domestic institutions and individuals gain access to the overseas securities investments.

On August 27, 2013, SAFE promulgated the Measures on the Administration of Foreign Exchanges for the Overseas Securities Investment by Qualified Domestic Institutional Investors (“QDII Foreign Exchange Measures”), effective on the same day, which prohibits QDIIs transferring or selling the quotas allocated to them. Thus, to legally invest to overseas securities market through QDII, a fund manager without the QDII qualification must collaborate with an existing QDII.

From 2012, SAFE has promulgated several circulars to substantially amend and simplify the current foreign exchange procedure. Pursuant to these circulars, the opening of various special purpose foreign exchange accounts, the reinvestment of RMB proceeds by foreign investors in the PRC and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE. In addition, domestic companies are no longer limited to extend cross-border loans to their offshore subsidiaries but are also allowed to provide loans to their offshore parents and affiliates and multiple capital accounts for the same entity may be opened in different provinces. SAFE also promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. In February 2015, SAFE promulgated SAFE Circular 13, which took effect on June 1, 2015. SAFE Circular 13 delegates the power to enforce the foreign exchange registration in connection with inbound and outbound direct investments under relevant SAFE rules from local branches of SAFE to banks, thereby further simplifying the foreign exchange registration procedures for inbound and outbound direct investments.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (the “Circular 19”), effective on June 1, 2015, in replacement of SAFE Circular 142 (the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans or the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (the “Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or Circular 16 could result in administrative penalties.

On January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Dividend Distribution

The principal regulations governing the distribution of dividends by foreign holding companies include the Company Law of China (1993), as amended in 2013 and in 2018, the Foreign Investment Enterprise Law (1986), as amended in 2000, and the Administrative Rules under the Foreign Investment Enterprise Law (1990), as amended respectively in 2001 and 2014. Under these regulations, wholly foreign-owned investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends, and a wholly foreign-owned enterprise is not permitted to distribute any profits until losses from prior fiscal years have been offset.

Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (the “SAFE Circular 37”) in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 was issued to replace SAFE Circular 75 (the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles. SAFE further enacted the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (the “SAFE Circular 13”) effective from June 1, 2015, , which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to offshore investment activities by PRC residents and PRC entities may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.”

Regulations Related to Tax

Enterprise Income Tax

Under the PRC Enterprise Income Tax Law (the “EIT Law”), which became effective on January 1, 2008, and last amended on February 24, 2017 an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. In 2009, the State Administrative of Taxation (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies (the “SAT Circular 82”), which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, in 2011, the SAT issued the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial) (the “SAT Bulletin 45”) to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board of directors and shareholders’ meetings are located or kept in the PRC; and (d) half or more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

In regards to the taxation of private equity funds that we manage, pursuant to the Interim Measures for the Supervision and Administration of Private Investment Funds, promulgated by the CSRC on August 21, 2014, private equity funds can be established in the forms of corporate or partnership, or by agreement. Thus, the relevant PRC laws and regulations regarding the taxation of private equity funds are the PRC Company Law, the PRC Enterprise Income Law for funds in the form of corporate, the Law on Partnership of the PRC for ones in the form of partnership. Currently, there is no specific tax guidance for the funds established by agreement.

For a corporate private equity fund, pursuant to the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. On the other hand, under the Law on Partnerships of the PRC effective on June 1, 2007, and the Circular of the Ministry of Finance and the State Administration of Taxation on Issues concerning the Income Tax Levied on Partners of Partnership Enterprises, promulgated on December 23, 2008, every partner in a partnership enterprise shall be a taxpayer. Thus, the partners of a partnership private equity fund shall pay tax, where a partner is a natural person, individual income tax shall be paid; where a partner is a legal person or any other organization, enterprise income tax shall be paid.

Value-Added Tax

The Provisional Regulations of the PRC on Value-added Tax were promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994 which were subsequently amended on November 10, 2008 and came into effect on January 1, 2009 and most recently amended on February 6, 2016. The Detailed

Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011, or collectively, VAT Law. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-added Tax, or Order 691. According to the VAT Law and Order 691, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and assembly services, sales of services, intangible assets, real property and the importation of goods within the territory of the PRC are the taxpayers of VAT. The VAT tax rates generally applicable are simplified as 17%, 11%, 6% and 0%, and the VAT tax rate applicable to the small-scale taxpayers is 3%.

On June 30, 2017, the Ministry of Finance and the SAT jointly issued the Circular on the Relevant Issues concerning Value-added Tax Levied on Asset Management Products, or Circular 56, which became effective on January 1, 2018. According to Circular 56, any act of the assets management product manager in the operation of asset management products, on which the value-added tax may be levied and to which the simple tax assessment temporarily applies, shall be subject to a value-added tax at the rate of 3%. In addition, any management service provided by any manager as entrusted or trusted by investors, or any act of any manager other than those specified aforesaid, shall be subject to value-added tax according to the provisions now prevailing, which is 6%.

Regulations Related to Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Circular 6”), which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “MOFCOM Security Review Regulations”), which became effective on September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-

Ministerial Panel, an authority established under the Circular 6 led by the NDRC and MOFCOM under the leadership of the State Council, to carry out the security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merger or acquisition of a company engaged in the marketplace lending business requires security review.

Our PRC counsel, GFE Law Office, has advised us that, based on their understanding of the current PRC laws and regulations:

•

we currently control our operating company by virtue of WFOE’s VIE agreements with CSC Guangzhou but not through equity interest acquisition nor asset acquisition which are stipulated in the New M&A Rule; and

•	in spite of the above, CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this new procedure.

Regulations Related to Labor and Social Security

Pursuant to the PRC Labor Law, the PRC Labor Contract Law and the Implementing Regulations of the Employment Contracts Law, labor relationships between employers and employees must be executed in written form. Wages may not be lower than the local minimum wage. Employers must establish a system for labor safety and sanitation, strictly abide by state standards and provide relevant education to its employees. Employees are also required to work in safe and sanitary conditions.

On December 28, 2012, the PRC Labor Contract Law was amended with effect on July 1, 2013 to impose more stringent requirements on labor dispatch. Under such law, dispatched workers are entitled to pay equal to that of full-time employees for equal work, but the number of dispatched workers that an employer hires may not exceed a certain percentage of its total number of employees as determined by the Ministry of Human Resources and Social Security. Additionally, dispatched workers are only permitted to engage in temporary, auxiliary or substitute work. According to the Interim Provisions on Labor Dispatch promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, the number of dispatched workers hired by an employer shall not exceed 10% of the total number of its employees (including both directly hired employees and dispatched workers). The Interim Provisions on Labor Dispatch require employers not in compliance with the PRC Labor Contract Law in this regard to reduce the number of its dispatched workers to below 10% of the total number of its employees prior to March 1, 2016. In addition, an employer is not permitted to hire any new dispatched worker until the number of its dispatched workers has been reduced to below 10% of the total number of its employees.

Under PRC laws, rules and regulations, including the Social Insurance Law, the Interim Regulations on the Collection and Payment of Social Security Funds and the Regulations on the Administration of Housing Accumulation Funds, employers are required to contribute, on behalf of their employees, to a number of social security funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, maternity leave insurance and housing accumulation funds. These payments are made to local administrative authorities and any employer who fails to contribute may be fined and ordered to pay the deficit amount.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information relating to our directors and executive officers upon the closing of this offering:

Directors and Executive Officer	Age	Position/Title
Xu He(3)	32	Chief Executive Officer and Director
Xiaoyang Zhuang(2)	32	Chief Financial Officer and Director
Qini Peng(2)	36	Independent Director
Yan Zhang(1)	38	Independent Director
Yuk Miu Hung(1)	38	Independent Director

Note:

(1)	Class A director whose term expires at the first succeeding annual meeting of shareholders;

(2)	Class B director whose term expires at the second succeeding annual meeting of shareholders;

(3)	Class C director whose term expires at the third succeeding annual meeting of shareholders.

Xu He Mr. He has served as our chief executive officer since our inception and director since March 2018. Mr. He has over nine years of experience in fund investment industry including cross-border investment into U.S. market. Mr. He founded Guangzhou Cornerstone Asset Management Co., Ltd., or CSC Guangzhou, in August 2015 and has served as director, general manager and chief executive officer of CSC Guangzhou since then. Prior to founding CSC Guangzhou, Mr. He had over seven years of experience in financial advisory and fund industry including fund raising and investments in overseas markets including U.S. market. From August 2012 to August 2015, Mr. He served as vice president at Kehua Venture Capital, an investment company. In June 2010, Mr. He established Guangzhou Vuitton Investment Co., Ltd. and served as director of that company from October 2014 to August 2015. From December 2009 to August 2012, Mr. He served as the project manager at Guangzhou Jianzhi Investment Advisory Co., Limited. Mr. He received his bachelor’s degree in administrative management from Sun Yat-sen University in 2008. Mr. He obtained fund qualification certificate from Asset Management Association of China in June 2017.

Xiaoyang Zhuang Mr. Zhuang has served as our chief financial officer since our inception and director since July 2017. Since August 2015, Mr. Zhuang has served as chief financial officer of Guangzhou Cornerstone Asset Management Co., Ltd. Prior to joining us, Mr. Zhuang has over nine years of experience in financial advisory and investment industry including cross-border investment into U.S. market. Mr. Zhuang served as the deputy general manager at Changjiang Securities from March 2014 to August 2016. From June 2012 to April 2013, Mr. Zhuang worked as the director at Guoxin Securities. Mr. Zhuang worked in Guangzhou Vuitton Investment and served as director of that company from June 2011 to May 2013. Mr. Zhuang received his bachelor’s degree in human resource development from Hudderfield University in 2008.

Qini Peng Ms. Peng has served as our independent director since March 2018. Ms. Peng has over ten years of experience in public accounting and financial management. Ms. Peng has served as the chief financial officer of Guangzhou Zhongxin Financial Leasing Co., Ltd, a company that engaged in financial leasing business, since October 2017. From April 2017 to June 2017, Ms. Peng served as the chief financial officer of Guangdong Warton Industrial Co., Ltd. From December 2014 to December 2015, Ms. Peng was the deputy financial director at Guangdong Palm Landscape Architecture Co., Ltd., a company listed on the Shenzhen Stock Exchange (stock code: 002431). From March 2010 to December 2014, Ms. Peng served as the financial manager at Jiahan Panel Industry (China) Investment Co., Ltd. Prior to that, Ms. Peng worked for several accounting firms. From

September 2008 to March 2009, Ms. Peng worked as assistant manager at KPMG Guangzhou Branch, and was in charge of providing investment advisory services. From September 2007 to August 2008, Ms. Peng served as the financial transaction consultant at Ernst & Young Hua Ming CPAs Limited Company (Special General Partnership) Guangzhou Branch. From August 2004 to August 2007, Ms. Peng served as senior auditor at PricewaterhouseCoopers Guangzhou Branch. Ms. Peng received her bachelor’s degree in accounting from Sun Yat-sen University in 2004. She has been a certificated public account in China since December 2005.

Yan Zhang Ms. Zhang has served as our independent director since March 2018. Ms. Zhang has over 17 years of experience in legal practice. Since November 2012, Ms. Zhang served as partner lawyer at Guangdong Suifeng Law Firm, focusing on fund investment and financing as well as mergers and acquisitions. From October 2001 to November 2012, Ms. Zhang was a lawyer at Guangdong Zhuoxin Law Firm. From July 2000 to July 2001, Ms. Zhang served as the legal counsel at bidding department of Guangzhou Municipal Engineering Materials Co., Limited. Ms. Zhang founded Guangdong Baokai Asset Management Co., Ltd in November 2016 and served as the legal representative of that company from November 2016 to January 2018. From November 2016 to January 2018, Ms. Zhang was the legal representative of Guangzhou Baoqi Network Technology Co., Ltd.. Ms. Zhang received her bachelor’s degree in international economic law from Guangdong University of Finance and Economics in 2000. Mr. Zhang obtained legal occupation qualification certificate of PRC in September 2002 and is a licensed attorney in China since 2003. In 2017, Mr. Zhang received fund practitioner qualification issued by Asset Management Association of China.

Yuk Miu Hung Mr. Hung has served as our independent director since June 2018. Mr. Hung has over 14 years of experience in accounting and financial management. Mr. Hung has served as the chief financial officer of ST International Holdings Company Limited, a company listed on The Stock Exchange of Hong Kong Limited (8521–HK: Hong Kong Stock Exchange), since May 2014. From October 2010 to May 2014, Mr. Hung served as audit manager at Deloitte Touche Tohmatsu CPA LLP, Shenzhen branch, primarily responsible for providing investment advisory services. From October 2006 to September 2010, Mr. Hung served as senior associate at Deloitte Touche Tohmatsu, Hong Kong. From August 2004 to September 2006, Mr. Hung served as associate at Deloitte Touche Tohmatsu, Hong Kong. Mr. Hung received his bachelor’s degree in commerce from Curtin University of Technology in 2004. He has been a certificated public account in Hong Kong and Australia since January 2011 and November 2007, respectively.

Board of Directors

Our Board of Directors currently consists of five directors, three of whom satisfy the “independence” requirements of Rule 5602(a)(2) of the NASDAQ Stock Market and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. A director is not required to hold any shares in our company by way of qualification. A director may vote in respect of any contract, proposed contract or arrangement notwithstanding that he may be interested therein as long as he has disclosed his interest to all other directors in accordance with our memorandum and articles of association, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or proposed contract or arrangement is considered. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

The directors will be divided into three classes, as nearly equal in number as the then total number of directors permits. All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. Class A directors shall face re-election at our next annual general meeting of shareholders and every three years thereafter. Class B directors shall face re-election at our second annual general meeting of shareholders and every three years thereafter. Class C directors shall face re-election at our third annual general meeting of shareholders and every three years thereafter. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Ms. Qini Peng, Ms. Yan Zhang and Mr. Yuk Miu Hung, and is chaired by Ms. Qini Peng. Each of Ms. Peng, Ms. Zhang and Mr. Hung satisfies the “independence” requirements of Rule 5605(a)(2) of the NASDAQ Stock Market and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our board of directors has determined that Ms. Qini Peng qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company and will meet at least once every financial quarter, or more frequently as circumstances dictate. The audit committee is responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Ms. Qini Peng and Ms. Yan Zhang and is chaired by Ms. Qini Peng. Each of Ms. Peng and Ms. Zhang satisfies the “independence” requirements of Rule 5605(a)(2) of the NASDAQ Stock Market and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief financial officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•	reviewing the compensation package for our executive officers and making recommendations to the board with respect to it;

•	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

•	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Ms. Qini Peng and Ms. Yan Zhang and is chaired by Ms. Qini Peng. Each of Ms. Peng and Ms. Zhang satisfies the “independence” requirements of Rule 5605(a)(2) of the NASDAQ Stock Market and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•	recommending nominees to the board for election by the shareholders, or for appointment to fill any vacancy on the board;

•	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•

advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•	having all the powers necessary for managing and for directing and supervising, the business and affairs for the Company;

•	appointing officers and determining the term of office of the officers;

•	fixing the emoluments of officers;

•	exercising all powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the company or of any third party;

•	designating committees of directors;

•	executing checks, promissory notes, drafts, bills of exchange and other negotiable instruments on behalf of the company; and

•

determining that any sale, transfer, lease, exchange, or other disposition is in the usual or regular course of the business carried on by the company and such determination is, in the absence of fraud, conclusive.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A disclosure to the board that a director is a shareholder, director, officer of any specified entity or has fiduciary relationship with respect to the specified entity or individual and is to be regarded as interested in any transaction with such entity or individual will be sufficient disclosure.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

A director is not required to hold shares as a qualification to office.

Limitation on Liability and Other Indemnification Matters

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. The decision of our board of directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Compensation of Directors and Executive Officers

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. Currently, our board of directors determines the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of our named executive officers are measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria are set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

For the years ended March 31, 2017 and 2018, we paid an aggregate of approximately RMB84,508.0 ($12,701.7) and RMB146,615 ($22,157), respectively, in cash to our executive officers, and we did not pay any compensation to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries and our variable interest entity are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance, and housing fund plans through a PRC government-mandated defined contribution plan.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. All directors hold office for the term (i) until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified; (ii) fixed by resolution of shareholders; or (iii) until his or her earlier death, resignation or removal.

Employment Agreements

We have entered employment agreements with each of our executive officers, which generally provide for a term of three years, provided that either party may terminate the agreement on 60 days notice before expiration of the initial term. Pursuant to the agreements, the executive officers are entitled to receive annual compensation and bonus approved by the board of the directors. The agreements also provide that the executive officers are to work an average of 40 hours per week and are entitled to all legal holidays as well as other paid leave in accordance with applicable laws and regulations and our internal work policies.

Under applicable laws and regulations, there are some situations where we can terminate employment agreements without paying economic compensation, such as the employer maintains or raises the employment conditions but the employee refuses to accept the new employment agreement, when the employment agreement is scheduled to expire, the employee is retired in accordance with laws or the employee is dead, declared dead or has disappeared. For termination of employment in absence of legal cause we are obligated to pay the employee two-month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without paying economic compensation, such as when the employee has committed a crime, being proved unqualified for recruitment during the probation period, seriously violating the rules and regulations of the employer, or the employee’s actions or inactions have resulted in a material adverse effect to us.

Additionally, the employment agreements with executive officers provide for confidentiality and nondisclosure provisions, whereby the executive officers are required to keep trade secrets confidential during the course of their employment and for a period of 36 months following the termination of their employment. Such employment agreements also contain a non-compete clause for a duration of 24 months following their employment, which prohibited the executive officers render services to or for, directly or indirectly, our competitors.

RELATED PARTY TRANSACTIONS

Contractual Arrangements with Our Variable Interest Entity and its Shareholders

PRC laws and regulations currently restrict foreign ownership and investment in business of management of corporate private equity funds in China. As a result, we operate our relevant business through our variable interest entities and their subsidiaries based on a series of contractual arrangements. For a description of these contractual arrangements, see “Corporate History and Structure—Contractual Arrangements.”

Private Placements

See “Description of Share Capital — History of Securities Issuances”.

Employment Agreements

See “Management — Employment Agreements”.

Other Transactions with Related Parties

For the years ended March 31, 2017 and 2018, Mr. Weifeng Luo, one of our principal shareholders, paid an aggregate amount of $752,179 and $27,917 on behalf of our company, respectively, which was used for our daily operation and was fully repaid by our company before March 31, 2017 and March 31, 2018, respectively.

For the year ended March 31, 2017, Guangzhou Weideng Investment Co., Ltd., a related company, (i) paid an aggregate amount of $77,943 on behalf of our company, which was used for our daily operation and fully repaid by our company in July 2017; and (ii) provided a unsecured and interest-free loan to our company of an aggregated amount of $44,581, which was used for our daily operation and fully repaid by our company before March 31, 2017. For the year ended March 31, 2018, Guangzhou Weideng Investment Co., Ltd., (i) paid an aggregate amount of $12,368 on behalf of our company, which was used for our daily operation and fully repaid by our company before March 31, 2018; and (ii) provided a unsecured and interest-free loan to our company of an aggregated amount of $15,082, which was used for our daily operation and fully repaid by our company before March 31, 2018.

For the year ended March 31, 2018, Mr. He Xu, our chief executive officer, paid an aggregate amount of $904,937 on behalf of our company for our daily operation, of which $889,829 was fully repaid before June 30, 2018.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary shares offered by us in our initial public offering, for:

•	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares; and

•	each of our directors and executive officers.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally define beneficial ownership to include any shares over which a person exercises sole or shared voting or investment power. Such determination is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker dealer. None of the stockholders listed in the table are located in the United States.

Applicable percentage ownership prior to the offering is based on 148,390,000 ordinary shares outstanding as of the date of this filing. The table also lists the percentage ownership after this offering based on 153,390,000 ordinary shares outstanding immediately after the completion of this offering, assuming no exercise of the underwriters’ option to purchase additional ordinary shares from us in this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Guangzhou Cornerstone Asset Management Co., Ltd. 49F, Guangzhou CTF Finance Centre No. 6 Zhujiang East Road, Zhujiang New Town, Tianhe, Guangzhou Guangdong Province, 510032, PRC.

	Beneficial Ownership Prior to Offering (1)		Beneficial Ownership After Offering (2)
Name of Beneficial Owner	Ordinary shares	%	Ordinary shares	%
Directors and executive officers:
Xu He (3)	98,323,214	66.26	98,323,214	64.10
Xiaoyang Zhuang	—	—	—	—
Qini Peng	—	—	—	—
Yan Zhang	—	—	—	—
Yuk Miu Hung	—	—	—	—

Principal Shareholders:
Fundament Limited (4)	98,323,214	66.26	98,323,214	64.10
Dawnlight Limited (5)	49,161,607	33.13	49,161,607	32.05
Lionwood Management Limited (6)	10,743,436	7.24	10,743,436	7.00
Power Rock Consulting Limited (7)	10,743,436	7.24	10,743,436	7.00
Henz Real Estate Development Limited (8)	7,419,500	5	7,419,500	4.84

(1)

For each person and entity included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or entity by the sum of total number of ordinary shares outstanding, which is 148,390,000 ordinary shares as of the date of this prospectus, and the number of shares such person or entity has the right to acquire within 60 days after the date of this prospectus.

(2)

For each person and entity included in this column, the percentage of voting rights is calculated by dividing the number of ordinary shares beneficially owned by such person or entity by 153,390,000, being the total number of ordinary shares outstanding immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

(3)

Chief executive officer and director. Includes (a) 49,161,607 ordinary shares held by Fundament Limited, a Hong Kong limited liability company which is wholly owned by Mr. Xu He; and (b) 49,161,607 ordinary shares held by Dawnlight Limited. Dawnlight Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Ms. Qin Wu. Pursuant to a shareholder agreement, by and among Fundament Limited, Mr. Xu He, Dawnlight Limited and Ms. Qin Wu on July 5, 2017, such parties agreed to act in concert with respect to the voting rights of Fundament Limited and Dawnlight Limited over Cornerstone Management Inc. Fundament Limited has the power to direct the voting of Dawnlight Limited over Cornerstone Management Inc. under the shareholder agreement. As a result, Mr. Xu He will be able to control and exert significance influence over our company following this offering.

(4)

Includes (a) 49,161,607 ordinary shares held by Fundament Limited. Fundament Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Xu He; and (b) 49,161,607 ordinary shares held by Dawnlight Limited. Dawnlight Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Ms. Qin Wu. Pursuant to a shareholder agreement, by and among Fundament Limited, Mr. Xu He, Dawnlight Limited and Ms. Qin Wu on July 5, 2017, such parties agreed to act in concert with respect to the voting rights of Fundament Limited and Dawnlight Limited over Cornerstone Management Inc. Fundament Limited has the power to direct the voting of Dawnlight Limited over Cornerstone Management Inc. under the shareholder agreement. The registered address of Fundament Limited is Flat G Floor, 7 Mega Cube, 8 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong. The registered address of Dawnlight Limited is Flat G Floor, 7 Mega Cube, 8 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.

(5)

Includes 49,161,607 ordinary shares. Dawnlight Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Ms. Qin Wu. The registered address of Dawnlight Limited is Flat G Floor, 7 Mega Cube, 8 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong. Ms. Qin Wu is the mother of Mr. Xiaoyang Zhuang. Mr. Xiaoyang Zhuang is our director and chief financial officer.

(6)

Includes 10,743,436 ordinary shares. Lionwood Management Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Weifeng Luo. Mr. Weifeng Luo is an employee of CSC Guangzhou. The registered address of Lionwood Management Limited is Flat G Floor, 7 Mega Cube, 8 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.

(7)

Includes 10,743,436 ordinary shares. Power Rock Consulting Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Long Wang. The registered address of Power Rock Consulting Limited is Flat G Floor, 7 Mega Cube, 8 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.

(8)

Includes 7,419,500 ordinary shares. Henz Real Estate Development Limited is a limited liability company incorporated under the laws of British Virgin Islands and is wholly owned by Mr. Xuan Wang. The registered address of Henz Real Estate Development Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

With the exception of Henz Real Estate Development Limited, our shareholders as of the date of this prospectus will place 95% of their ordinary shares to an escrow account held by an escrow agent pursuant to a share escrow agreement (the “Share Escrow Plan”). See “Shares Eligible for Future Sale — Share Escrow Plan”. The beneficial owners of such shares are entitled to exercise voting rights on the shares in escrow account before the termination of the Share Escrow Plan. The escrowed shares will be released to such shareholders in proportion to the respective percentages of their escrowed shares in the total escrowed shares in accordance with the conditions set forth in the share escrow agreement. Any escrowed shares that have not been released will be cancelled upon the termination of the Share Escrow Plan. As more than 50% of the voting power of our company, including voting power for the election of directors is held or directed by Mr. Xu He, we are a “controlled company” as defined under Rule 5615(c)(1) of the NASDAQ Listing Rules. If, upon the termination of the Share Escrow Plan, the shares released to, and the non-escrowed shares held by, Fundament Limited and Downlight Limited in aggregate no longer entitle Mr. Xu He to control over 50% of the voting power of our company, change of control would be resulted. See “Description of Share Capital — History of Securities Issuances” for a description of issuances of our ordinary shares that have resulted in significant changes in ownership held by our major shareholders during the past three years.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Act in the British Virgin Islands on July 5, 2017 under the name “Cornerstone Management, Inc.” As of the date of this prospectus, we have authorized 300,000,000 ordinary shares, of $0.001 par value. Upon completion of this offering, there will be 153,390,000 ordinary shares issued and outstanding, assuming that the underwriters do not exercise their over-allotment option. If the underwriters exercise in full their option to purchase additional ordinary shares from us, at the completion of this offering, there would be 154,140,000 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association that will be in force at the time of completion of this offering and the BVI Act, insofar as they relate to the material terms of our ordinary shares. The form of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part.

Objects of our Company

Under our memorandum and articles of association that will be in force at the time of completion of this offering, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands.

Ordinary shares

General

All of our issued ordinary shares are fully paid and non-assessable. Certificates evidencing the ordinary shares are issued in registered form. If the BVI Act or the rules of the SEC or the NASDAQ Capital Market permit, our issued ordinary shares may not be evidenced by a certificate and may be issued, registered or converted to uncertificated form and the practices instituted by the operator of the relevant system. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Listing

We have applied to list our ordinary shares on the NASDAQ Capital Market under the reserved symbol “CSCA”. We cannot guarantee that we will be successful in listing the ordinary shares; however, we will not complete this offering unless we are so listed.

Distributions

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share that such shareholder holds. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Election of directors

Our directors are not required to hold a share as a qualification for office. With regards to conflicts of interest, our directors are entitled to vote a matter relating to an interested transaction as long as he/she has disclosed his/her interest to all other directors in accordance with our memorandum and articles of association.

Meetings

We must provide written notice of all meetings of shareholders, stating the time, place, and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the ordinary shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver in relation to all the shares which that shareholder holds for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued ordinary shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then a shareholder shall act to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative action in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and (4) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association, the lock-up agreements with our underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer (1) all or any of his or her uncertificated shares by means of a relevant system and the operator of the relevant system may act as agent of the shareholders for the purposes of the transfer of such uncertificated shares; (2) all or any of his or her certificated shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any ordinary share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of an ordinary share unless: (a) the person transferring the shares has failed to pay any amount due in respect of any of those shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the Company is authorized to issue more than one class of ordinary shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our memorandum, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum, combine our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

We are not entitled to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Under British Virgin Islands law, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

•

Prejudiced members. A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

•

Derivative actions. Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it. We would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative action in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

•

Just and equitable winding up. In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-

dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 75 percent of the votes of the shareholders of the Company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

On July 5, 2017, we issued 10,000 ordinary shares to Mr. Hayden Jian Zou, who acted as an agent of the ultimate beneficial owners of our company, Cornerstone Management, Inc., for a total consideration of $10. The ultimate beneficial owners of our company are Mr. Xu He, Ms. Qin Wu, Mr. Weifeng Luo, Mr. Tao Lin, Mr. Xiaohai Zhuang, Ms. Yueqin Zhao and Ms. Meifang Liu.

On February 28, 2018, Mr. Hayden Jian Zou transferred 3,750, 3,750, 1,000, 500, 500 and 500 ordinary shares to Fundament Limited, Dawnlight Limited, Lionwood Management Limited, Smart think Consulting Limited, Silver Stone Consulting Limited and Quick Harvest Consulting Limited, for a consideration of $3.75, $3.75, $1.0, $0.5, $0.5 and $0.5, respectively. Fundament Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Xu He. Dawnlight Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Ms. Qin Wu. Lionwood Management Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Weifeng Luo. Smart think Consulting Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Tao Lin. Silver Stone Consulting Limited is a limited liability company incorporated under the laws of Hong Kong and is wholly owned by Mr. Xiaohai Zhuang. Quick Harvest Consulting Limited is a limited liability company incorporated under the laws of Hong Kong and is held by Ms. Meifang Liu as to 40% and Ms. Yueqin Zhao as to 60%.

On March 8, 2018, we further issued 78,371,250, 78,371,250, 20,899,000, 10,449,500, 10,449,500 and 10,449,500 ordinary shares to Fundament Limited, Dawnlight Limited, Lionwood Management Limited, Smart think Consulting Limited, Silver Stone Consulting Limited and Quick Harvest Consulting Limited, for a consideration of $78,371.25, $78,371.25, $20,899, $10,499.5, $10,449.5 and $10,449.5, respectively.

On October 29, 2018, we redeemed 60,610,000 ordinary shares in aggregate from all shareholders in pro rata based on their respective shareholding percentage through a one-for-zero point seven one (1 for 0.71) reverse stock split of our company’s issued and outstanding ordinary shares, which in turn decreased total 209,000,000 ordinary shares to 148,390,000 ordinary shares, without any change in par value per share.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for shares of our ordinary shares. Future sales of substantial amounts of shares of our ordinary shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise equity capital in the future. Following this initial public offering, we will have 153,390,000 ordinary shares outstanding, assuming no exercise of the underwriters’ over-allotment option. The ordinary shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

•	on the date of this prospectus, none of these restricted securities will be available for sale in the public market; and

•	181 days after the date of this prospectus, an additional ordinary shares held by shareholders subject to the terms of the lock-up agreements.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of our company at the time of sale, or at any time during the preceding three months, and who has beneficially owned restricted shares for at least six months, would be entitled to sell within any three-month period a number of our ordinary shares that does not exceed the greater of 1% of the then outstanding ordinary shares or the average weekly trading volume of ordinary shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company. In addition, sales by our affiliates may be subject to the terms of lock-up agreements. See “— Lock-Up Agreements.”

A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his or her ordinary shares for at least six months, would be entitled under Rule 144 to sell such shares without regard to any manner of sale, notice provisions or volume limitations described above. Any such sales must comply with the public information provision of Rule 144 until our ordinary shares have been held for one year.

Rule 701

Securities issued in reliance on Rule 701 are also restricted and may be sold by shareholders other than affiliates of our company subject only to manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its six-month holding period requirement.

Lock-Up Agreements

Our directors, executive officers and all of our existing stockholders will enter into lock-up agreements with the representative of the underwriters prior to the commencement of this offering pursuant to which, (1) Henz Real

Estate Development Limited for a period of six months; and (2) each of executive officers, directors and other existing stockholders, for a period of 12 months, respectively, from the effective date of the registration statement of which this prospectus is a part, agrees, subject to certain exceptions, not to: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ordinary shares (including ordinary shares which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares; or (4) publicly disclose the intention to do any of the foregoing. See “Underwriting” for a description of the lock-up provisions.

Share Escrow Plan

To demonstrate to the market our management has confidence in our current valuation and future growth, we plan to enter into a share escrow agreement in connection with this offering under which, with the exception of Henz Real Estate Development Limited, our shareholders as of the date of this prospectus (the “Undertaking Shareholders”) will agree to place 95% of their ordinary shares (in aggregate 133,922,975 ordinary shares of which 49.8% ordinary shares are beneficially owned by certain of our directors, officers and employees, including Mr. Xu He) in an escrow account held by the escrow agent shortly after the declaration of effectiveness of the registration statement (the “Share Escrow Plan”). See “Corporate History and Structure” and “Principal Shareholders” for details of our shareholding immediately prior to this offering. Under the Share Escrow Plan, to the extent the required conditions set forth therein are satisfied, the escrowed shares will be released to the Undertaking Shareholders (in proportion to the respective percentages of their escrowed shares in the total escrowed shares) within 30 days after the filing of the annual report on Form 20-F for each of the three fiscal years ending March 31, 2019, 2020 and 2021, respectively, provided there are escrowed shares in the escrow account before the respective release date(s). The remaining escrowed shares will be returned to the Company and cancelled upon termination of the Share Escrow Plan. The Share Escrow Plan will start from completion of this offering and terminate on the earlier of (a) such time when all of the escrowed shares have been released, and (b) the end of 30th day after the filing of the annual report for the fiscal year ending March 31, 2021 (the “Escrow Period”). The number of escrowed shares that the Undertaking Shareholders will be entitled to receive for each fiscal year will be determined by net valuation increase for that fiscal year divided by $4.00, and should not exceed the total number of escrowed shares at that time. The net valuation increase for any fiscal year is determined by subtracting (i) the valuation immediately preceding the completion of this offering (for the purpose of the Share Escrow Plan, only non-escrowed shares are counted); or (ii) the highest valuation for any prior fiscal year during the Escrow Period, whichever is higher. The valuation for each of the three fiscal years ending March 31, 2019, 2020 and 2021, is equivalent to the net income (excluding the impact of any compensation expense as a result of the implementation of the Share Escrow Plan) for such fiscal year multiplied 20.58, which is our price-earnings ratio estimated by our management. Under the aforesaid formula, all of the escrowed shares will be released if our net income for any fiscal year during the three years ended March 31, 2021 meets a target of approximately $28.8 million in net income. We estimate that we will incur significant compensation expenses in connection with the release of escrowed shares beneficially owned by our directors, officers and employees. See “Risk Factors—Risks Related to this Offering and Ownership of our Ordinary Shares—We are subject to certain risks in connection with the Share Escrow Plan.”

TAX MATTERS APPLICABLE TO U.S. HOLDERS OF OUR SHARES

The following sets forth the material British Virgin Islands, Chinese and U.S. federal income tax matters related to an investment in our ordinary shares. It is directed to U.S. Holders (as defined below) of our ordinary shares and is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. GFE Law Office, our counsel as to PRC laws and regulations, advised us with respect to the PRC taxation matters and the below referenced discussion constitutes their opinion as to such matters. Ogier, our counsel as to the British Virgin Islands law, advised us on the BVI taxation matters and their opinion is set forth in the discussion below. Sidley Austin LLP, our counsel as to U.S. laws, rules and regulations, advised us on, among other things, U.S. federal income tax matters and their opinion is also set forth below.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

PRC Taxation

According to the Enterprise Income Tax Law of PRC (the “EIT Law”), which was promulgated on March 16, 2007, became effective as of January 1, 2008, and last amended on February 24, 2017, the income tax for both domestic and foreign-invested enterprises is at a uniform rate of 25%. The Regulation on the Implementation of Enterprise Income Tax Law of the PRC (the “EIT Rules”) was promulgated on December 6, 2007 and became effective on January 1, 2008.

Uncertainties exist with respect to how the EIT Law applies to the tax residence status of Cornerstone Management, Inc. and our offshore subsidiary. Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise”, which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, on April 22, 2009 which provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied:

•	the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC;

•	its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC;

•	its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

•	half or more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC.

We believe that Cornerstone Management Inc. is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. If we are deemed a China resident enterprise, we may be subject to the EIT at the rate of 25% on our global income, except that the dividends we receive from our PRC subsidiary may be exempt from the EIT to the extent such dividends are deemed dividends among qualified resident enterprises. If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% EIT on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

British Virgin Islands Taxation

Under the BVI Act as currently in effect, a holder of ordinary shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the ordinary shares and all holders of ordinary shares are not liable to the British Virgin Islands for income tax on gains realized during that year on sale or disposal of such shares. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Act. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark to market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons subject to special tax accounting rules as a result of their use of financial statements;

•	persons that actually or constructively own 10% or more of (i) the total combined voting power of all classes of our voting shares or (ii) the total value of all classes of our shares;

•	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or

•	persons holding our ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, to the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The dividends will not be eligible for the dividends-received deduction allowed in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program,

(2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, our ordinary shares will be considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States when they are listed on the NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of our potential PFIC status and any change in law after the date of this prospectus.

Dividends on our ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Taxation of Dispositions of Ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of shares equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will be eligible for the capital gains tax rate of 20% (or lower for individuals in lower tax brackets). The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current operations, business plan, income, assets and certain estimates and projections, including as to the relative values of our assets, we expect to be a PFIC for U.S. federal income tax purposes for our current taxable year ending March 31, 2019. Our actual PFIC status for the current taxable year ending March 31, 2019 will not be determinable until after the close of such year and, accordingly, there is no guarantee that we will, or will not, be a PFIC for the current year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares.

If we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NASDAQ Capital Market. If the ordinary shares are regularly traded on the NASDAQ Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

You are urged to consult your tax advisors regarding our potential PFIC status, the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Certain U.S. Holders are required to report information relating to ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold shares. U.S. Holders are urged to consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status to the payor, under penalties of perjury, on the applicable IRS Form W-8BEN.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

GFE Law Office, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Our PRC counsel has advised us that the recognition and enforcement of foreign judgments are regulated by the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. GFE Law Office has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest.

We have been advised by Ogier, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the British Virgin Islands. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom ViewTrade Securities, Inc. is acting as the Representative and sole book-running manager, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

Name	Number of shares
ViewTrade Securities, Inc.	5,000,000
Total	5,000,000

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have agreed to pay the underwriters a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in this offering.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an additional 750,000 shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $                 per share. After this offering, the public offering price and concession to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share	No Exercise	Full Exercise
Public offering price	$4.00	$20,000,000	$23,000,000
Underwriting discounts and commissions to be paid by us:	$0.32	$1,600,000	$1,840,000
Proceeds, before expenses, to us	$3.68	$18,400,000	$21,160,000

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one and one-half percent (1.5%) of the gross proceeds received by us from the sale of the shares.

We have agreed to reimburse the Representative up to a maximum of $155,000 for out-of-pocket accountable expenses (including up to $100,00 for the Representative’s legal costs plus fees and other disbursements as disclosed below). We have paid expense deposits of $35,000 to the Representative for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the shares on the NASDAQ Capital Market; (iii) fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representative’s counsel); (v) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing the shares and the fees and expenses of the transfer agent for such shares; (vii) stock transfer taxes, if any, payable upon the transfer of securities from us to the Representative; (viii) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives; and (ix) the costs associated with commemorative lucite tombstones in such quantities as the Representative may reasonably request, not to exceed $5,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and commissions will be approximately $1,567,558, including a maximum aggregate reimbursement of $155,000 of Representative’s accountable expenses.

We have applied to list the shares offered hereby on the NASDAQ Capital Market under the reserved symbol “CSCA.”

We have agreed not to negotiate with any other broker-dealer or other person relating to a possible private and/or public offering of securities without the written consent of the Representative, provided that the Representative remains in good standing with FINRA and the SEC. In the event we do not complete this offering and enter into discussions regarding a letter of intent, or similar agreement, and/or effectuate a private and/or public offering of securities with another broker-dealer or any other person without the written permission of the Representative, prior to the effective date of this registration statement, we shall be liable to the Representative for its actual accountable out-of-pocket expenses plus $150,000; provided, however, that such fees shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering or if Representative’s engagement has been terminated for cause.

As a condition to the Representative’s participation in this offering, we have agreed to indemnify the representative in accordance with the indemnification provisions set forth in the underwriting agreement. At the closing of this offering, an amount equal to $500,000 from the offering proceeds shall be placed into an account in the United States of America for indemnification purposes for a period of twenty (24) months from the closing of this offering.

We, all of our executive officers and directors, and certain affiliates have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the Representative, offer, sell, contract to sell or otherwise dispose of or hedge shares or securities convertible into or exchangeable for shares, subject to certain exceptions. These restrictions will be in effect for a period of 180 days after the date of the closing of this offering.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, during the lock-up period, we will not be permitted, subject to certain exceptions, to file any registration statement relating to, and each of our executive officers, directors and the aforementioned shareholders have agreed not to make any demand for, or exercise any right relating to, the registration of any shares or any securities convertible into or exercisable or exchangeable for shares, without the prior written consent of the Representative.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Representative. The terms of the underwriting agreement provide that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

In order to facilitate the offering of the shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares in the open market to stabilize the price of our shares. These activities may raise or maintain the market price of our shares above independent market levels or prevent or retard a decline in the market price of our shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriting agreement provides for indemnification between the underwriters and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their affiliates may from time to time perform investment banking and advisory services for us and our affiliates in the ordinary course of business for which they may in the future receive customary fees and expenses.

Selling Restrictions

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the shares to certain institutions or accredited persons in certain countries.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in the British Virgin Islands

No invitation will be made directly or indirectly to any person resident in the British Virgin Islands to subscribe for any of the shares and this prospectus does not constitute and will not be an offering of the shares to any person in the British Virgin Islands.

EXPENSES RELATED TO THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$2,490
FINRA filing fee	$11,000
NASDAQ listing fee	$5,000
Legal fees and expenses	$521,568
Accounting fees and expenses	$463,500
Printing fees and expenses	$59,000
Miscellaneous	$505,000	*

Total	$1,567,558

*	We will pay our underwriter a non-accountable expense allowance equal to $300,000 (1.5% of our offering) and out-of-pocket accountable expense up to a maximum of $155,000.

LEGAL MATTERS

We are being represented by Sidley Austin LLP with respect to legal matters of United States federal securities and New York State law. The underwriters are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the shares and certain legal matters relating to the offering as to British Virgin Islands law will be passed upon for us by Ogier. Certain legal matters relating to the offering as to PRC law will be passed upon for us by GFE Law Office and for the underwriter by DeHeng Law Offices. Sidley Austin LLP may rely upon Ogier with respect to matters governed by British Virgin Islands law and GFE Law Office with respect to matters governed by PRC law. Ellenoff Grossman & Schole LLP may rely upon DeHeng Law Offices with respect to matters governed by PRC law.

EXPERTS

Financial statements as of March 31, 2017 and 2018 and for years ended March 31, 2017 and 2018, have been included herein and in the registration statement in reliance upon the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing. The office of Marcum Bernstein & Pinchuk LLP is located at Suite 830, 7 Penn Plaza, New York, New York, 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the ordinary shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

CORNERSTONE MANAGEMENT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Cornerstone Management, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cornerstone Management, Inc. (the “Company”) as of March 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the two years in the period ended March 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Bernstein & Pinchuk LLP

We have served as the Company’s auditor since 2017.

New York, New York

October 30, 2018

CORNERSTONE MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	March 31, 2017
ASSETS
Cash and cash equivalents	$5,679,362	$2,394,695
Financial advisory fee receivables	—	415,064
Carried interest receivables	4,724,643	1,674,129
Subscription fees receivables	15,923	—
Investments	1,565,785	—
Prepayment to service providers	9,033,764	1,394,285
Property and equipment, net	1,475,944	609,097
Deferred tax assets, net	724,188	82,282
Prepaid expenses and other assets	1,998,232	713,939

Total assets	$25,217,841	$7,283,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deferred revenue	12,999,382	2,453,979
Accrued service fees	139,276	242,349
Accrued compensation	1,434,466	223,800
Income tax payable	2,477,786	964,301
Due to related parties	15,923	20,971
Other payables and accrued liabilities	1,693,027	762,468

Total liabilities	18,759,860	4,667,868

Commitments and contingencies	—	—

Stockholders’ equity
Common stock ($0.001 par value, 300,000,000 shares authorized, 148,390,000 shares issued and outstanding as of March 31, 2018 and 2017) *	148,390	148,390
Subscription receivable	(209,000)	(209,000)
Additional paid in capital	588,302	60,610
Retained earnings	5,562,685	2,676,948
Accumulated other comprehensive income	367,604	(61,325)

Total stockholders’ equity	6,457,981	2,615,623

Total liabilities and stockholders’ equity	$25,217,841	$7,283,491

*	The shares are presented on a retroactive basis to reflect the Company’s Nominal Share Issuance and the Reverse Stock Split (Note 12).

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended March 31,
	2018	2017
Revenue
Financial advisory fees	$711,428	$3,476,090
Subscription fees	2,917,427	876,120
Management fees	4,418,873	473,797
Realized carried interest	2,138,305	—
Unrealized carried interest	2,580,508	1,617,201

Total net revenues	12,766,541	6,443,208

Operation Cost and Expenses
Distribution and servicing costs	4,592,080	1,726,014
Carried interest related compensation	1,561,803	229,161
Selling expenses	1,291,990	502,354
General and administrative expenses	1,668,229	368,907

Total expenses	9,114,102	2,826,436

Investment income
Net gains from investment activities	208,480	—

Total investment income	208,480	—

Income before income taxes provision	3,860,919	3,616,772
Income tax provisions	975,182	909,783

Net income	$2,885,737	$2,706,989

Other comprehensive income (loss)
Foreign currency translation adjustment	428,929	(61,403)

Total comprehensive income	$3,314,666	$2,645,586

Earnings per common share *
Basic	$0.0194	$0.0182

Diluted	$0.0194	$0.0182

Weighted average common shares outstanding *
Basic	148,390,000	148,390,000

Diluted	148,390,000	148,390,000

*	The shares are presented on a retroactive basis to reflect the Company’s Nominal Share Issuance and the Reverse Stock Split (Note 12).

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Ordinary Shares		Subscription Receivable	Additional Paid In capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares *	Amount
Balance, March 31, 2016	148,390,000	$148,390	$(209,000)	$60,610	$(30,041)	$78	$(29,963)
Net income	—	—	—	—	2,706,989	—	2,706,989
Foreign currency translation adjustment	—	—	—	—	—	(61,403)	(61,403)

Balance, March 31, 2017	148,390,000	$148,390	$(209,000)	$60,610	$2,676,948	$(61,325)	$2,615,623
Capital contribution	—	—	—	527,692	—	—	527,692
Net income	—	—	—	—	2,885,737	—	2,885,737
Foreign currency translation adjustment	—	—	—	—	—	428,929	428,929

Balance, March 31, 2018	148,390,000	$148,390	$(209,000)	$588,302	$5,562,685	$367,604	$6,457,981

*	The shares are presented on a retroactive basis to reflect the Company’s Nominal Share Issuance and the Reverse Stock Split (Note 12).

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$2,885,737	$2,706,989
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	157,904	1,662
Unrealized carried interest	(2,580,508)	(1,617,201)
Carried interest related compensation	1,126,139	229,161
Unrealized investment gain or loss	(65,372)	—
Deferred income tax, net	(600,437)	(77,315)
Income taxes payable	1,344,806	987,098
Changes in assets and liabilities:
Financial advisory fee receivables	431,353	(425,007)
Subscription fees receivables	(15,082)	—
Prepayment to service providers	(7,107,751)	(1,190,073)
Prepaid expenses and other assets	(1,150,762)	(693,825)
Deferred revenue	9,762,692	2,276,372
Accrued service fees	(119,938)	248,154
Other payables and accrued liabilities	(19,241)	294,157

Net cash provided by operating activities	4,049,540	2,740,172

Cash flows from investing activities
Purchase of property and equipment	(910,883)	(282,696)
Purchase of financial investment product from financial institution	(34,067,840)	—
Redemption of financial investment product from financial institution	34,067,840	—
Redemption of the investment funds which are not consolidated	431,073	—
Investment in the investment funds which are not consolidated	(1,176,417)	—

Net cash used in investing activities	(1,656,227)	(282,696)

Cash flows from financing activities
Proceeds from related parties	945,222	830,122
Proceeds from shareholder capital contribution	527,692	—
Loans from related parties	15,082	44,581
Repayment to related parties	(967,016)	(940,320)

Net cash provided by (used in) financing activities	520,980	(65,617)

Effect of exchange rate changes on cash and cash equivalents	370,374	(59,989)

Net change in cash and cash equivalents	3,284,667	2,331,870
Cash and cash equivalents, beginning of the year	2,394,695	62,825

Cash and cash equivalents, end of the year	$5,679,362	$2,394,695

Supplemental cash flow information
Interest expense paid	$—	$—

Income taxes paid	$230,813	$—

Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment financed by other payables and accrued liabilities	$12,030	$360,689
Purchase of equity interest financed by other payables and accrued liabilities	$663,620	$—

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION

Cornerstone Management, Inc. (“Cornerstone”, or the “Company”), through its subsidiaries, variable interest entity (“VIE”) and wholly owned subsidiary of VIE, is a private equity investment management and advisory service provider in the People’s Republic of China (“PRC” or “China”).

Cornerstone is a limited company established under the laws of the British Virgin Islands (the “BVI”) on July 5, 2017.

Guangzhou Cornerstone Asset Management Co., Ltd (“CSC Guangzhou” or “VIE”) was incorporated in PRC on August 3, 2015, and is engaged in providing management assets services to private equity funds, to earn the subscription fee, management fee and carried interest, and providing financial advisory services to third parties with respect to identifying suitable target investment projects that fit the specific investment needs of investors.

On May 25, 2017, CSC Guangzhou established a fully owned subsidiary Guangzhou Cornerstone Investment Management Co., Ltd (“CSC Investment”), which also provides similar management assets services to private equity funds.

On August 8, 2017, Cornerstone incorporated CSC Management Limited (“CSC HK”), a limited company formed in accordance with laws and regulations of Hong Kong. On September 8, 2017, CSC HK incorporated Guangzhou Cornerstone Corporate Consulting Co., Ltd. (“WFOE”).

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook a reorganization and became the ultimate holding company of CSC HK, WFOE, and CSC Guangzhou, which were all controlled by the same shareholders before and after the Reorganization. Details of the subsidiaries and VIE of the Company are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Wholly owned subsidiaries
CSC Management Limited (“CSC HK”)	August 8, 2017	Hong Kong	100%	Holding company of WFOE
Guangzhou Cornerstone Corporate Consulting Co., Ltd. (“WFOE”)	September 8, 2017	PRC	100%	Holding company

Variable Interest Entity (“VIE”) and wholly own subsidiary of VIE
Guangzhou Cornerstone Asset Management Co., Ltd (“CSC Guangzhou”)	August 3, 2015	PRC	VIE	Private equity investment management and advisory service provider.
Guangzhou Cornerstone Investment Management Co., Ltd (“CSC Investment”)	May 25, 2017	PRC	Wholly owned subsidiary of VIE	Private equity investment management and advisory service provider.

Effective on October 12, 2017, shareholders of CSC Guangzhou and WFOE entered into a series contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly owned

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

subsidiaries CSC HK and WFOE, has been determined to be the primary beneficiary of CSC Guangzhou and CSC Guangzhou became VIE of the Company. Accordingly, the Company consolidates CSC Guangzhou’s operations, assets and liabilities.

Immediately before and after reorganization completed on October 12, 2017 as describe above, the Company together with its wholly-owned subsidiary CSC HK and WFOE and its VIE were effectively controlled by the same shareholders; therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its subsidiaries and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

The VIE Agreements

Foreign investments in domestic Chinese companies that engage in private equity investment business is currently restricted in China under current PRC laws and regulations. CSC HK is a Hong Kong company and WFOE (its PRC subsidiary) is considered foreign invested enterprise. To comply with these regulations, the Company conducts the majority of its activities in PRC through its consolidated affiliate CSC Guangzhou.

CSC Guangzhou and CSC Investment hold the requisite licenses and permits necessary to conduct the Company’s management assets services to private equity funds. WFOE has entered into the following contractual arrangements with shareholders of CSC Guangzhou, that enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of CSC Guangzhou, and (2) receive the economic benefits of CSC Guangzhou that could be significant to CSC Guangzhou. The Company is fully and exclusively responsible for the management of CSC Guangzhou, assumes all of risk of losses of CSC Guangzhou and has the exclusive right to exercise all voting rights of CSC Guangzhou’s shareholder. Therefore, in accordance with ASC 810 “Consolidation”, the Company is considered the primary beneficiary of CSC Guangzhou and has consolidated CSC Guangzhou’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Power of Attorney. On October 12, 2017, each Shareholder of CSC Guangzhou, executed Power of Attorney agreement with WFOE and CSC Guangzhou, whereby Shareholders of CSC Guangzhou irrevocably appoint and constitute WFOE as their attorney-in-fact to exercise on the shareholders’ behalf any and all rights that Shareholders of CSC Guangzhou have in respect of their equity interests in CSC Guangzhou. These 7 Power of Attorney documents became effective on October 12, 2017 and will remain irrevocable and continuously effective and valid as long as the original shareholders of CSC Guangzhou remain as the Shareholders of CSC Guangzhou.

(2) Exclusive Option Agreement. CSC Guangzhou and its shareholders have entered into an Exclusive Option Agreement with WFOE on October 12, 2017. Under the Exclusive Option Agreement, the CSC Guangzhou Shareholders irrevocably granted WFOE (or its designee) an irrevocable and exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in CSC Guangzhou. According to the Exclusive Option Agreement, the purchase price to be paid by the Company to each shareholder of the CSC Guangzhou will be the RMB10 permitted by applicable PRC Law at the time when such share transfer occurs. These 7 Agreements became effective on October 12, 2017 and will remain effective permanently.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

(3) Exclusive Business Cooperation Agreement. On October 12, 2017, WFOE entered into an Exclusive Business Cooperation Agreement with CSC Guangzhou to enable WFOE to receive substantially all of the assets and business of CSC Guangzhou in China. Under this Agreement, WFOE has the exclusive right to provide CSC Guangzhou with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement utilizing its own advantages in human resources, technology and information. WFOE may enter into further consulting service agreements with CSC Guangzhou or any other party designated by CSC Guangzhou, which shall provide the specific contents, manner, personnel, and fees for the specific consulting service. This Agreement became effective on October 12, 2017 and will remain effective unless otherwise terminated in writing by WFOE.

(4) Equity Interest Pledge Agreement. Under the Equity Interest Pledge Agreement dated October 12, 2017 among CSC Guangzhou, each of the Shareholders of CSC Guangzhou and WFOE, each Shareholder of CSC Guangzhou agreed to pledged all of his equity interests in CSC Guangzhou to WFOE to secure the performance of CSC Guangzhou’s obligations under the Exclusive Business Cooperation Agreement and any such agreements to be entered into in the future. Under the terms of the agreement, in the event that CSC Guangzhou or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The CSC Guangzhou Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. Shareholders of CSC Guangzhou agreed not to transfer, sell, pledge, dispose of or otherwise create any encumbrance on their equity interests in CSC Guangzhou agreed without the prior written consent of WFOE. The Pledge became effective on such date when the pledge of the Equity Interest contemplated herein is registered with relevant administration for industry and commerce (the “AIC”) and will remain effective until all payments due under the Business Cooperation Agreement have been fulfilled by CSC Guangzhou.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Company’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its private equity investment management business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of VIE may encounter in its capacity as beneficial owners and directors of VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and sales, expense, net income presented on Consolidated Statement of Income and Comprehensive Income (Loss) as well as the cash flow from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE CSC Guangzhou. The Company has not provided any financial support to CSC Guangzhou for the year ended March 31, 2018 and 2017. The following financial statements amounts and balances of the VIE and wholly owned subsidiary of VIE were included in the accompanying consolidated financial statements as of March 31, 2018 and 2017 and for the year ended March 31, 2018 and 2017:

	March 31, 2018	March 31, 2017
Cash and cash equivalents	$5,658,884	$2,394,695
Total assets	$25,196,688	$7,283,491
Total liabilities	$18,733,656	$4,667,868

	For the year ended March 31,
	2018	2017
Net revenues	$12,766,541	$6,443,208
Net income	$2,890,706	$2,706,989
Net cash provided by operating activities	$4,044,903	$2,740,172
Net cash used in investing activities	$(1,656,227)	$(282,696)
Net cash provided by (used in) financing activities	$505,898	$(65,617)

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

The details of the material related party transactions were as follows:

	For the year ended March 31,
	2018	2017
Mr. Xu He (1)	$904,937	$—

Note:

(1)	It represents the amount paid by Mr. Xu He on behalf of the Company for its daily operation.

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the financial statements of all the subsidiaries and VIE of the Company. All transactions and balances between the Company and its subsidiaries and VIE have been eliminated upon consolidation.

In February 2015, the Financial Accounting Standards Board (“FASB”) issued amended consolidation guidance with the issuance of ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). The Company adopted this new guidance from the inception on August 3, 2015. The guidance in ASU 2015-02 eliminates the presumption that a general partner should consolidate a limited partnership and also changes the consolidation model specific to limited partnerships. The amendments also clarify how to evaluate fees paid to an asset manager or other entity that makes the decisions for the investment vehicle and whether such fees should be considered in determining when a VIE should be reported on an asset manager’s balance sheet. After evaluating the impact of the above guidance, the Company determined that there was no investment fund should be consolidated as of March 31, 2018 and 2017.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The most significant estimates and related assumptions include the assessment of the fair value of the managed funds, the assessment of the impairment of tangible long-lived assets, and the assessment of the valuation allowance on deferred tax assets. Actual results could differ from these estimates.

Investments

Investments consist primarily of (i) certain investments in investment funds which are not consolidated; (ii) available-for-sale investments; and (iii) certain direct interests in operating companies in which the Company is deemed to exert significant influence under U.S. GAAP. The following describes the accounting policy for each type of investments.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Investments in investment funds which are not consolidated

For certain investments in investment funds which are not consolidated, the Company has not elected the fair value option, but uses the equity method of accounting. The Company’s share of earnings (losses) from these investments is reflected as a component of Net Gains (Losses) from Investment Activities in the consolidated statements of income. The carrying value of equity method investments in investment funds, which are not consolidated, approximate fair value, because the underlying investments of the unconsolidated investment funds are reported at fair value. The Company evaluates its equity method investments for which the Company has not elected the fair value option for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable.

Available-for-sale investments

Available-for-sale investments represent the financial product investments from financial institutions, which are carried at their fair values and the unrealized gains or losses from the changes in fair values are reported net of tax in accumulated other comprehensive income until realized.

Direct interests in operating company

For certain direct interests in operating company, an investee over which the Company holds less than 20% voting interest and has no ability to exercise significant influence, the investments are accounted for under the cost method.

For an investee over which the Company has the ability to exercise significant influence, but does not have a controlling interest, the Company accounted for those using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee between 20% and 50%. Other factors, such as representation on the investee’s board of directors, voting rights and the impact of commercial arrangements, are also considered in determining whether the equity method of accounting is appropriate.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary.

The balances of investments were $1,565,785 and nil as of March 31, 2018 and 2017, respectively. As of March 31, 2018 and 2017, management believes no impairment charge is necessary.

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

As of March 31, 2018 and 2017, other than carried interest receivables which is determined based on the fair value of underlying investments, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

Deferred offering costs

Deferred offering costs consist principally of legal, printing, underwriting and registration costs in connection with the initial public offering of the Company’s common stocks. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed. Deferred offering costs as of March 31, 2018 amounted to $362,062 and were included in prepaid expenses and other assets.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

Useful life
Leasehold improvements	Shorter of the remaining lease terms and estimated useful lives
Furniture and fixture	5 years
Office equipment	3 years
Vehicle	5 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Construction in progress represents capital expenditures for direct costs of construction or acquisition and design fees incurred, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company assesses the recoverability of the long-lived assets by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition where the fair value is lower than the carrying value, measurement of an impairment loss is recognized in the consolidated statements of income and comprehensive income for the difference between the fair value, using the expected future discounted cash flows, and the carrying value of the assets. No impairment of long-lived assets was recognized for the periods presented.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue Recognition

Revenues primarily consist of subscription fees, management fees, financial advisory fees, and carried interest.

Subscription fees

Subscription fees are earned by the Company primarily at the beginning of the subscription period for most of the funds when applicable, and are based upon 1% of capital committed. Subscription fee is a one-off charge and recognized as revenue when the investment funds are successfully established and typically paid on or shortly after the establishment of investment funds.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Management fees

Management fees are recognized in the period during which the related services are performed in accordance with the contractual terms of the fund agreements from the established date to the terminated date of the funds. Management fees earned from certain investment funds are based upon range up to 2.5% of capital committed. By unanimous consent among the fund manager, investors and the trustee, the fund could be terminated earlier than the contract period, and the remaining portion of unamortized management fee shall be returned to the investors.

According to the fund investment contract, shortly after the established date of the fund, about 10 days, the Company shall receive all of the management fee in advance from the fund investors. The advancement is presented as deferred revenue in the consolidated balance sheets, which is amortized using the straight-line method throughout the operating period of related fund. When the related fund is early terminated, the unamortized management fee would be reclassified to other payable and accrued liabilities.

Deferred revenue was $12,999,382 and $2,453,979 as of March 31, 2018 and 2017 respectively.

Financial advisory fees

Financial advisory fees are earned by providing financial advisory service to third parties with respect to identifying suitable target investment projects that fit the specific investment needs of investors based on the Company’s expertise, market resources, internal database and professional relationships with industry peers. Financial advisory fees are charged investors for deal sourcing, due diligence, transaction structuring, and facilitating negotiations between investors and target investment companies and recognized as the services are rendered, over a period of time in light of contracts.

Financial advisory fee receivables represent receivables from advisory clients whose service had been fully provided by the Company. Management reviews its receivable balances each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Financial advisory receivables were $nil and $415,064 as of March 31, 2018 and 2017, respectively. Based on management’s assessment, no allowance was deemed necessary as of March 31, 2018 and 2017.

Carried interest

Carried interest is allocated to the Company based on the cumulative fund performance to date, and where applicable, subject to preferred return to investors. At the end of each reporting period, the Company calculates the carried interest that would be due to itself for each fund, pursuant to the fund agreements, as if the fair value of the underlying investment were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investment varies between reporting periods, it is necessary to make adjustment to amounts recorded as carried interest to reflect either (a) positive performance resulting in an increase in the carried interest allocated to the Company or (b) negative performance that would cause the amounts due to the Company to be less than the amount previously recognized as revenue, resulting in a negative

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

adjustment to carried interest allocated to the investors. In each case, it is necessary to calculate the carried interest on cumulative results compared to the carried interest recorded to date and make the required positive and negative adjustments. The Company ceases to record negative carried interest allocations once previously recognized carried interest allocations for a fund have been fully reversed. The Company is not obligated to pay guaranteed returns, and therefore, cannot have negative carried interest over the life of a fund.

Accrued but un-collected carried interest as of the reporting date is reflected in investments in the consolidated balance sheets. The balance of carried interest receivables will be adjusted pursuant to the unrealized carried interest recognized at the periods end. The receivable amount will be collected when the related fund is closed and the carried interest is realized.

The carried interest receivables were $4,724,643 and $1,674,129 as of March 31, 2018 and 2017 respectively.

Distribution and Servicing Costs

Distribution and servicing costs include payments to fundraising partners and project recommending partners, with respect to the fund management service and financial advisory service, respectively. The services provided by certain partners for fund management service includes prospective investor recommendation and investor relationship maintenance, and for financial advisory service includes project recommendation and project investment process maintenance. The distribution and servicing costs are recognized over the operating period of related fund and financial advisory service period. Distribution and servicing costs were $4,592,080 and $1,726,014 for the year ended March 31, 2018 and 2017, respectively.

Prepayment to service providers as of the reporting date is reflected the distribution and servicing cost which is paid in advance to some of the fundraising partners. The prepayment to service providers was $9,033,764 and $1,394,285 as of March 31, 2018 and 2017 respectively.

Accrued but unpaid distribution and servicing costs as of the reporting date is reflected in accrued service fees in the consolidated balance sheets, and the balance was amounting to $139,276 and $242,349 as of March 31, 2018 and March 31, 2017, respectively.

Carried interest related compensation

A portion of the carried interest earned is due to fundraising partners. These amounts are accounted for as compensation expenses in conjunction with the recognition of the related carried interest revenue and, until paid, are recognized as the accrued compensation. Accordingly, upon a reversal of carried interest revenue, the related compensation expense, if any, is also reversed.

As of March 31, 2018 and 2017, the Company had recorded accrued compensation of $1,434,466 and $223,800, respectively, related to the portion of accrued carried interest due to fundraising partners.

Income tax

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2018 and 2017, the valuation allowance were $529 and nil, respectively.

Uncertain tax positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of March 31, 2018 and 2017 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income. The component of other comprehensive income or loss is consisted solely of foreign currency translation adjustments, net of the income tax effect.

Functional currency and foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s overseas subsidiaries is US$, while the functional currency of the Company’s PRC subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenues, expenses, gains and losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive income. The exchange rates as of March 31, 2018 and 2017 are 6.2802 and 6.8905, respectively. The annual average exchange rates for the year ended March 31, 2018 and 2017 are 6.6303 and 6.7293, respectively.

Earnings Per Share

Basic earnings per share are computed by dividing net income attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. There is no dilutive effect.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which was subsequently modified in August 2015 by ASU No. 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. The core principle of ASU No. 2014-09 is that companies should recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the company expects to receive. It requires additional disclosures to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). These new standards will identify performance obligations and narrow aspects on achieving core principle. The Company is currently evaluating the impact the adoption of this guidance may have on its financial statements, including with respect to the timing of the recognition of carried interest. The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies (“EGCs”) can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. Therefore, the Company will not be subject to the same new or revised accounting standards as public companies that are not EGCs. The Company anticipates adopting this new guidance on April 1, 2019 and will apply a prospective applications and comparative information will not be restated and continues to be reported under the accounting standards in effect for the period presented.

The adoption of the new revenue standard is expected to affect the Company’s consolidated financial statements primarily in the following aspects: for unrealized Carried interest income, the amended guidance delays the recognition of revenues compared to the prior accounting treatment. These amounts were previously recognized at the end of each reporting period. Under the amended guidance, these amounts would be expected to be recognized at the termination of the private equity funds.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which requires that equity investments, except for those accounted for under the equity method or those that result in consolidation of the investee, be measured at fair value, with subsequent changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. It also impacts the presentation and disclosure requirements for financial instruments. It is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted only for certain provisions. The Company is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements and will adopt this guidance since April 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, the FASB issued ASU No. 2018-10 and No. 2018-11, Leases (ASC 842). ASU 2018-10 provides narrow amendments that clarify how to apply certain aspects of the guidance in ASU 2016-02. ASU 2018-11 provides entities with an option of an additional transition method, by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. It also provides lessors an option to not separate lease and non-lease components when certain criteria are met. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3    CARRIED INTEREST RECEIVABLES

Carried interest receivables allocated to the Company in respect of performance of managed funds were as follows:

	For the year ended March 31,
	2018	2017
Balance at the beginning of period	$1,674,129	$—
Carried interest allocated as a result of changes in fund fair value	4,718,813	1,617,201
Value added tax	283,129	94,762
Cash proceeds received	(2,266,603)	—
Exchange difference	315,175	(37,834)

Balance at the end of period	$4,724,643	$1,674,129

Note 4    INVESTMENTS

Investments consist of the following items:

	March 31, 2018	March 31, 2017

Direct interests in operating company - equity method (1)	$700,615	$—
Investment in investment fund (2)	865,170

	$1,565,785	$—

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4    INVESTMENTS – (continued)

Note:

(1)

On January 8, 2018, the Company, together with one individual and one third party company, set up Guangzhou Alfat Private Equity Securities Investment Fund Management Co., Ltd. (“Guangzhou Alfat”) with registered capital of RMB 10 million ($1.59 million). The Company holds 44% of the equity interests in Guangzhou Alfat and has the ability to exercise significant influence to the operation of Guangzhou Alfat. On the same date, Guangzhou Alfat completed the business registration. The capital contribution was recognized as capital contribution payable (see Note 7) as of March 31, 2018, it has not been paid by the Company up to the issuance of the consolidated financial statements.

(2)

Investment in investment fund included investment in private equity fund, named East Value Hairong I, which is not consolidated. The investment amount and share proportion are RMB 5.0 million (approximately $0.80 million) and 9.09%, respectively. As of March 31, 2018, the estimated fair value of the investment fund was RMB 59.77 million (approximately $9.52 million).

Gross realized gains on available-for-sale investment for year ended March 31, 2018 and 2017 were as below:

	For the year ended March 31,
	2018	2017
Gross realized gains on sales	134,338	—
Gross realized losses on sales	—	—

Gains on sale of available-for-sale investments	$134,338	$—

Note 5    PROPERTY AND EQUIPMENT, NET

As of March 31, 2018 and 2017, property and equipment consisted of the following:

	March 31, 2018	March 31, 2017

Furniture and fixtures	$67,955	$30,070
Office Equipment	25,316	6,141
Vehicle	883,253	—
Construction in progress	—	574,537
Leasehold improvement	667,938	—

Total property and equipment	1,644,462	610,748
Accumulated depreciation	(168,518)	(1,651)

Property and equipment, net	$1,475,944	$609,097

The construction in progress as of March 31, 2017 represented the decoration project of the Company’s new offices, located in Room 4901, 4902 and 4912, Guangzhou Chow Tai Fook Finance Center, Zhujiang East Road, No.6, Zhujiang New Town, Guangzhou City, Guangdong Province, PRC. It has been transferred to leasehold improvement in April 2017.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5    PROPERTY AND EQUIPMENT, NET – (continued)

Depreciation expense for the year ended March 31, 2018 and 2017 were $157,904 and $1,662, respectively.

Note 6    PREPAID EXPENSES AND OTHER ASSETS

	March 31, 2018	March 31, 2017

Other receivable from third parties (1)	$1,319,446	$458,601
Rental deposit	172,158	164,291
Prepaid expense	112,875	49,138
Deferred offering costs	362,062	—
PPE prepayment	—	19,417
Others	31,691	22,492

Total	$1,998,232	$713,939

Note:

(1)

The balance as of March 31, 2018 comprised of the unsecured and no interest loans. The unsecured and no interest loans mainly presented the rental deposit and leasehold improvements expenses paid by the Company on behalf of Mr. Chen Guan Yu, a unrelated third party of the Company. $1,114,614 has been collected in April 2018. And the balance as of March 31, 2017 represented a deposit in a potential investment which the Company later decided to forego.

Note 7    OTHER PAYABLES AND ACCRUED LIABILITIES

	March 31, 2018	March 31, 2017

Accrued construction in progress	$12,030	$362,555
Capital contribution payable	700,615	—
Professional fees payable (1)	156,752	—
VAT payable	594,109	319,666
Accrued rental and property management fee	42,582	16,244
Accrued payroll	104,535	46,412
Management fees payable (2)	65,426	—
Others	16,978	17,591

Total	$1,693,027	$762,468

Note:

(1)	The balance as of March 31, 2018 comprised of the unpaid offering costs and legal fee.

(2)	The balance as of March 31, 2018 comprised of the remaining portion of unamortized management fee, which shall be returned to the investors due to the fund was earlier terminated.

Note 8    TAXATION

The Company and its subsidiaries, and the consolidated VIE file tax returns separately.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8    TAXATION – (continued)

1) Value added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the modern service industry in the PRC are generally required to pay VAT at a rate of 6% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. The Company’s PRC subsidiary and the consolidated VIE are subject to VAT at 6% of their revenues.

2) Income tax

British Virgin Islands (“BVI”)

Under the current laws of BVI, the Company is not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

Hong Kong

CSC HK, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

PRC

The Company subsidiary and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The components of the income tax provision are:

	For the year ended March 31,
	2018	2017
Current	1,575,619	987,098
Deferred	(600,437)	(77,315)

Total income tax provision	$975,182	$909,783

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8    TAXATION – (continued)

The tax effects of temporary differences representing deferred income tax assets / liabilities result principally from the following:

	March 31, 2018	March 31, 2017
Deferred tax assets
Management fee received in advance	$3,249,845	$613,495
Tax loss carried forward	19,761	—
Accrued rent and property management fee	10,646	4,061
Carried interest related compensation	358,616	55,950
Expense without invoice	27,786	152,190

	3,666,654	825,696

Valuation allowance	(529)	—

Total Deferred tax assets, net	3,666,125	825,696

Deferred tax liabilities
Prepayment to service provider	(2,258,441)	(348,572)
Property and equipment, difference in depreciation	(2,405)	—
Unrealized carried interest	(681,091)	(394,842)

Total deferred tax liabilities	(2,941,937)	(743,414)

Deferred tax asset, net	$724,188	82,282

$529 valuation allowance against the deferred tax assets is considered necessary since the Company believes that CSC HK will not more likely than not utilize the future benefits. As of March 31, 2018, the Company had net operating loss carry forward in the PRC of $ 76,926 that expire through March 31, 2023.

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the year ended March 31, 2018 and 2017:

	For the year ended March 31,
	2018	2017
PRC income tax statutory rate	25.00%	25.00%
Impact of different tax rates in other jurisdictions	0.01%	—
Changes in valuation allowance	0.01%	—
Effect of non-deductible expense	0.24%	0.15%

Effective tax rate	$25.26%	$25.15%

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8    TAXATION – (continued)

As of March 31, 2018 and 2017, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 9    RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	March 31, 2018	March 31, 2017
Mr. Xu He (1)	$15,923	$—
Guangzhou Weideng Investment Co., Ltd. (2)	—	20,971

Total	$15,923	$20,971

Note:

(1)

Mr. Xu He is the chief executive officer of the Company, and he holds 33.13% equity interest of the Company, the balance represented the advanced payment on behalf of the Company for the operation purpose.

(2)

Guangzhou Weideng Investment Co. Ltd. is an entity that are directly owned by directors and officers of the Company, the balance represented the unsecured and non-interest bearing loan and advance payment on behalf of the Company for the operating purpose.

Related party transactions

The details of the related party transactions were as follows:

	For the year ended March 31,
	2018	2017
Mr. Weifeng Luo (1)	$27,917	$752,179
Mr. Xu He (1)	904,937	—
Guangzhou Weideng Investment Co., Ltd. (1)	12,368	77,943
Guangzhou Weideng Investment Co., Ltd. (2)	15,082	44,581

Note:

(1)

Mr. Weifeng Luo is a shareholder of the Company which holds 7.24% equity interest. These transactions represent the amount paid by Mr. Weifeng Luo, Mr. Xu He and Guangzhou Weideng Investment Co. Ltd. on behalf of the Company for its daily operation.

(2)	It represents the unsecured and no-interest loan provided by Guangzhou Weideng Investment Co. Ltd., and was collected by the Company as of March 31, 2018.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10    COMMITMENTS & CONTINGENCIES

Operating leases commitments

Minimum future commitments under non-cancelable operating lease agreements as of March 31, 2018 are follows:

Years ended March 31,	Lease Commitment
2019	$546,517
2020	546,121
2021	544,933
2022	363,289

Total	$2,000,860

Rent and property management expense was $522,054 and $227,307 for the year ended March 31, 2018 and 2017, respectively.

Capital commitments

As of March 31, 2018, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $nil.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

The Company has no significant pending litigation as of October 30, 2018.

Note 11    SEGMENT REPORTING

The Company’s chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and accessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenue and expense are derived from within the PRC. Therefore, no geographical segments are presented.

Note 12    STOCKHOLDERS’ EQUITY

The stockholders’ equity structures as of March 31, 2017 were presented after giving retroactive effect to the reorganization of the Company that was completed on October 12, 2017. Immediately before and after reorganization, the Company together with its wholly-owned subsidiary CSC HK and WFOE and its VIE were effectively controlled by the same shareholders; therefore, for accounting purpose, the reorganization was accounted for as a recapitalization.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12    STOCKHOLDERS’ EQUITY – (continued)

Cornerstone Management, Inc. was established under the laws of the British Virgin Islands on July 5, 2017. The authorized number of ordinary shares is 300,000,000 shares with par value of $0.001 each and issued ordinary shares were 10,000.

On March 8, 2018, the Company issued an aggregate of 208,990,000 ordinary shares at a price of US$0.001 per share with total consideration of US$208,990, pro-rata to the shareholders of the Company as of such date. In accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 4, the nominal share issuance was accounted for as a stock split (the “Nominal Share Issuance”).

The consideration of US$209,000 for the 209,000,000 ordinary shares issued was received in April and June, 2018.

On October 26, 2018, the shareholders of the Company unanimously authorize a one-for-zero point seven one (1 for 0.71) stock split of the Company’s ordinary shares, which became effective on October 29, 2018, (the “Reverse Stock Split”). When the Reverse Stock Split became effective, each one issued and outstanding ordinary shares was converted into zero point seven one newly issued and outstanding ordinary share. Any fractional ordinary share that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest full share. The Reverse Stock Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the Reverse Stock Split, 209,000,000 ordinary shares that were issued and outstanding at October 29, 2018 was reduced to 148,390,000 ordinary shares (taking into account the rounding of fractional shares). All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the Nominal Share Issuance and the Reverse Stock Split stated above, except for authorized common shares, which were not affected.

Note 13    ADDITIONAL PAID IN CAPITAL

As of March 31, 2018 and 2017, additional paid-in capital in the consolidated balance sheet represented the combined contributed capital of the Company’s subsidiaries and VIE.

Five shareholders of the Company made capital contribution of $527,692 to CSC Guangzhou during the year ended March 31, 2018.

Note 14    SUBSEQUENT EVENT

On April 2, 2018, the Company and five other third party individuals entered into a shareholder agreement with the original individual shareholder of Beijing Cornerstone Asset Management Co., Ltd. (“Beijing Cornerstone”), which is a third party company, to subscribe for equity interest of Beijing Cornerstone by capital contribution. Pursuant to the agreement, the Company agreed to subscribe 39% of equity interests of Beijing Cornerstone with capital contribution of RMB 16.25 million (approximately $2.59 million), and such capital contribution should be paid prior to August 8, 2034. On May 28, 2018, the Company became one of the shareholders of Beijing Cornerstone after the completion of business registration of changes. The Company has paid about RMB 8.9 million (approximately $1.42 million) up to the issuance of the consolidated financial statements.

The Company does not identify any other events with material financial impact on the Company’s consolidated financial statements.

CORNERSTONE MANAGEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	March 31, 2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$5,088,767	$5,679,362
Carried interest receivables	24,965,562	4,724,643
Subscription fees receivables	—	15,923
Investments	3,960,824	1,565,785
Prepayment to service providers	7,754,128	9,033,764
Property and equipment, net	1,488,221	1,475,944
Deferred tax assets, net	—	724,188
Prepaid expenses and other assets	1,123,733	1,998,232

Total assets	$44,381,235	$25,217,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deferred revenue	10,967,664	12,999,382
Accrued service fees	125,063	139,276
Accrued compensation	7,586,237	1,434,466
Income tax payable	2,906,154	2,477,786
Due to related parties	15,108	15,923
Other payables and accrued liabilities	4,557,910	1,693,027
Deferred tax liabilities, net	2,041,947	—

Total liabilities	28,200,083	18,759,860

Commitments and contingencies	—	—

Stockholders’ equity
Common stock ($0.001 par value, 300,000,000 shares authorized, 148,390,000 shares issued and outstanding as of June 30, 2018 and March 31, 2018) *	148,390	148,390
Subscription receivable	—	(209,000)
Additional paid in capital	588,302	588,302
Retained earnings	15,771,502	5,562,685
Accumulated other comprehensive (loss) income	(327,042)	367,604

Total stockholders’ equity	16,181,152	6,457,981

Total liabilities and stockholders’ equity	$44,381,235	$25,217,841

*	The shares are presented on a retroactive basis to reflect the Company’s Nominal Share Issuance and the Reverse Stock Split (Note 12).

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Revenue
Financial advisory fees	$—	$687,546
Subscription fees	155,038	499,438
Management fees	2,076,084	469,285
Realized carried interest	546,863	—
Unrealized carried interest	19,833,846	1,121,594

Total net revenues	22,611,831	2,777,863

Operation Cost and Expenses
Distribution and servicing costs	1,557,237	535,135
Carried interest related compensation	6,471,646	97,334
Selling expenses	388,592	239,779
General and administrative expenses	631,693	247,619

Total expenses	9,049,168	1,119,867

Investment income
Net gains from investment activities	55,450	7,059

Total investment income	55,450	7,059

Income before income taxes provision	13,618,113	1,665,055
Income tax provisions	3,409,296	422,447

Net income	$10,208,817	$1,242,608
Other comprehensive income (loss)
Foreign currency translation adjustment	(694,646)	52,407

Total comprehensive income	$9,514,171	$1,295,015

Earnings per common share *
Basic	$0.0688	$0.0084

Diluted	$0.0688	$0.0084

Weighted average common shares outstanding *
Basic	148,390,000	148,390,000

Diluted	148,390,000	148,390,000

*	The shares are presented on a retroactive basis to reflect the Company’s Nominal Share Issuance and the Reverse Stock Split (Note 12).

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Ordinary Shares		Subscription Receivable	Additional Paid In capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares *	Amount
Balance, March 31, 2017	148,390,000	$148,390	$(209,000)	$60,610	$2,676,948	$(61,325)	$2,615,623
Capital contribution	—	—	—	527,692	—	—	527,692
Net income	—	—	—	—	2,885,737	—	2,885,737
Foreign currency translation adjustment	—	—	—	—	—	428,929	428,929

Balance, March 31, 2018	148,390,000	$148,390	$(209,000)	$588,302	$5,562,685	$367,604	$6,457,981
Capital contribution	—	—	209,000	—	—	—	209,000
Net income	—	—	—	—	10,208,817	—	10,208,817
Foreign currency translation adjustment	—	—	—	—	—	(694,646)	(694,646)

Balance, June 30, 2018 (Unaudited)	148,390,000	$148,390	$—	$588,302	$15,771,502	$(327,042)	$16,181,152

*	The shares are presented on a retroactive basis to reflect the Company’s Nominal Share Issuance and the Reverse Stock Split (Note 12).

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$10,208,817	$1,242,608
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	78,905	12,693
Unrealized carried interest	(19,833,846)	(1,121,594)
Net realized carried interest	(225,064)	—
Carried interest related compensation	6,462,162	97,333
Net gains from investment activities	(20,961)	—
Deferred income tax, net	2,832,932	(30,689)
Income taxes payable	576,364	336,546
Changes in assets and liabilities:
Financial advisory fee receivables	—	(311,926)
Subscription fees receivables	15,683	—
Prepayment to service providers	848,205	(1,417,881)
Prepaid expenses and other assets	801,580	(34,839)
Deferred revenue	(1,418,144)	1,528,467
Accrued service fees	(7,352)	(142,909)
Other payables and accrued liabilities	(66,140)	(282,102)

Net cash provided by (used in) operating activities	253,141	(124,293)

Cash flows from investing activities
Purchase of property and equipment	(180,409)	(48,957)
Purchase of financial investment product from financial institution	—	(6,850,713)
Redemption of financial investment product from financial institution	—	4,810,075
Acquisition of equity investments	(611,630)	—

Net cash used in investing activities	(792,039)	(2,089,595)

Cash flows from financing activities
Proceeds from related parties	—	1,458
Proceeds from shareholder capital contribution	209,000	375,686

Net cash provided by financing activities	209,000	377,144

Effect of exchange rate changes on cash and cash equivalents	(260,697)	6,031

Net change in cash and cash equivalents	(590,595)	(1,830,713)
Cash and cash equivalents, beginning of the year	5,679,362	2,394,695

Cash and cash equivalents, end of period	$5,088,767	$563,982

Supplemental cash flow information
Interest expense paid	$—	$—

Income taxes paid	$—	$116,590

Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment financed by other payables and accrued liabilities	$10,314	$—
Purchase of equity interest financed by other payables and accrued liabilities	$1,936,830	$—

See notes to the consolidated financial statements

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION

Cornerstone Management, Inc. (“Cornerstone”, or the “Company”), through its subsidiaries, variable interest entity (“VIE”) and wholly owned subsidiary of VIE, is a private equity investment management and advisory service provider in the People’s Republic of China (“PRC” or “China”).

Cornerstone is a limited company established under the laws of the British Virgin Islands (the “BVI”) on July 5, 2017.

Guangzhou Cornerstone Asset Management Co., Ltd (“CSC Guangzhou” or “VIE”) was incorporated in PRC on August 3, 2015, and is engaged in providing management assets services to private equity funds, to earn the subscription fee, management fee and carried interest, and providing financial advisory services to third parties with respect to identifying suitable target investment projects that fit the specific investment needs of investors.

On May 25, 2017, CSC Guangzhou established a fully owned subsidiary Guangzhou Cornerstone Investment Management Co., Ltd (“CSC Investment”), which also provides similar management assets services to private equity funds.

On August 8, 2017, Cornerstone incorporated CSC Management Limited (“CSC HK”), a limited company formed in accordance with laws and regulations of Hong Kong. On September 8, 2017, CSC HK incorporated Guangzhou Cornerstone Corporate Consulting Co., Ltd. (“WFOE”).

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook a reorganization and became the ultimate holding company of CSC HK, WFOE, and CSC Guangzhou, which were all controlled by the same shareholders before and after the Reorganization. Details of the subsidiaries and VIE of the Company are set out below:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities
Wholly owned subsidiaries
CSC Management Limited (“CSC HK”)	August 8, 2017	Hong Kong	100%	Holding company of WFOE
Guangzhou Cornerstone Corporate Consulting Co., Ltd. (“WFOE”)	September 8, 2017	PRC	100%	Holding company

Variable Interest Entity (“VIE”) and wholly own subsidiary of VIE
Guangzhou Cornerstone Asset Management Co., Ltd (“CSC Guangzhou”)	August 3, 2015	PRC	VIE	Private equity investment management and advisory service provider.
Guangzhou Cornerstone Investment Management Co., Ltd (“CSC Investment”)	May 25, 2017	PRC	Wholly owned subsidiary of VIE	Private equity investment management and advisory service provider.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

Effective on October 12, 2017, shareholders of CSC Guangzhou and WFOE entered into a series contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly owned subsidiaries CSC HK and WFOE, has been determined to be the primary beneficiary of CSC Guangzhou and CSC Guangzhou became VIE of the Company. Accordingly, the Company consolidates CSC Guangzhou’s operations, assets and liabilities.

Immediately before and after reorganization completed on October 12, 2017 as describe above, the Company together with its wholly-owned subsidiary CSC HK and WFOE and its VIE were effectively controlled by the same shareholders; therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its subsidiaries and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

The VIE Agreements

Foreign investments in domestic Chinese companies that engage in private equity investment business is currently restricted in China under current PRC laws and regulations. CSC HK is a Hong Kong company and WFOE (its PRC subsidiary) is considered foreign invested enterprise. To comply with these regulations, the Company conducts the majority of its activities in PRC through its consolidated affiliate CSC Guangzhou.

CSC Guangzhou and CSC Investment hold the requisite licenses and permits necessary to conduct the Company’s management assets services to private equity funds. WFOE has entered into the following contractual arrangements with shareholders of CSC Guangzhou, that enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of CSC Guangzhou, and (2) receive the economic benefits of CSC Guangzhou that could be significant to CSC Guangzhou. The Company is fully and exclusively responsible for the management of CSC Guangzhou, assumes all of risk of losses of CSC Guangzhou and has the exclusive right to exercise all voting rights of CSC Guangzhou’s shareholder. Therefore, in accordance with ASC 810 “Consolidation”, the Company is considered the primary beneficiary of CSC Guangzhou and has consolidated CSC Guangzhou’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Power of Attorney. On October 12, 2017, each Shareholder of CSC Guangzhou, executed Power of Attorney agreement with WFOE and CSC Guangzhou, whereby Shareholders of CSC Guangzhou irrevocably appoint and constitute WFOE as their attorney-in-fact to exercise on the shareholders’ behalf any and all rights that Shareholders of CSC Guangzhou have in respect of their equity interests in CSC Guangzhou. These 7 Power of Attorney documents became effective on October 12, 2017 and will remain irrevocable and continuously effective and valid as long as the original shareholders of CSC Guangzhou remain as the Shareholders of CSC Guangzhou.

(2) Exclusive Option Agreement. CSC Guangzhou and its shareholders have entered into an Exclusive Option Agreement with WFOE on October 12, 2017. Under the Exclusive Option Agreement, the CSC Guangzhou Shareholders irrevocably granted WFOE (or its designee) an irrevocable and exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in CSC Guangzhou. According to the Exclusive Option Agreement, the purchase price to be paid by the Company to each shareholder of the CSC Guangzhou will be the RMB10 permitted by applicable PRC Law at the time when

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

such share transfer occurs. These 7 Agreements became effective on October 12, 2017 and will remain effective permanently.

(3) Exclusive Business Cooperation Agreement. On October 12, 2017, WFOE entered into an Exclusive Business Cooperation Agreement with CSC Guangzhou to enable WFOE to receive substantially all of the assets and business of CSC Guangzhou in China. Under this Agreement, WFOE has the exclusive right to provide CSC Guangzhou with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement utilizing its own advantages in human resources, technology and information. WFOE may enter into further consulting service agreements with CSC Guangzhou or any other party designated by CSC Guangzhou, which shall provide the specific contents, manner, personnel, and fees for the specific consulting service. This Agreement became effective on October 12, 2017 and will remain effective unless otherwise terminated in writing by WFOE.

(4) Equity Interest Pledge Agreement. Under the Equity Interest Pledge Agreement dated October 12, 2017 among CSC Guangzhou, each of the Shareholders of CSC Guangzhou and WFOE, each Shareholder of CSC Guangzhou agreed to pledged all of his equity interests in CSC Guangzhou to WFOE to secure the performance of CSC Guangzhou’s obligations under the Exclusive Business Cooperation Agreement and any such agreements to be entered into in the future. Under the terms of the agreement, in the event that CSC Guangzhou or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The CSC Guangzhou Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. Shareholders of CSC Guangzhou agreed not to transfer, sell, pledge, dispose of or otherwise create any encumbrance on their equity interests in CSC Guangzhou agreed without the prior written consent of WFOE. The Pledge became effective on such date when the pledge of the Equity Interest contemplated herein is registered with relevant administration for industry and commerce (the “AIC”) and will remain effective until all payments due under the Business Cooperation Agreement have been fulfilled by CSC Guangzhou.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Company’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its private equity investment management business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of VIE may encounter in its capacity as beneficial owners and directors of VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and sales, expense, net income presented on Consolidated Statement of Income and Comprehensive Income (Loss) as well as the cash flow from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE CSC Guangzhou. The Company has not provided any financial support to CSC Guangzhou for the three months ended June 30, 2018 and year ended March 31, 2018. The following financial statements amounts and balances of the VIE and wholly owned subsidiary of VIE were included in the accompanying consolidated financial statements as of June 30, 2018 and March 31, 2018 and for the three months ended June 30, 2018 and 2017:

	June 30, 2018	March 31, 2018
	(Unaudited)
Cash and cash equivalents	$4,928,447	$5,658,884
Total assets	$44,155,384	$25,196,688
Total liabilities	$28,174,516	$18,733,656

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1    ORGANIZATION – (continued)

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Net revenues	$22,611,831	$2,777,863
Net income	$10,212,629	$1,242,608
Net cash provided by (used in) operating activities	$322,509	$(124,293)
Net cash (used in) investing activities	$(792,039)	$(2,089,595)
Net cash provided by financing activities	$—	$377,144

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements. Accordingly, they may not include all of the information and footnotes required by US GAAP for complete financial statements. The interim financial information should be read in conjunction with the Financial Statements and the notes thereto included in the Company’s financial statements for the year ended March 31, 2018 included elsewhere herein this filing.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s condensed consolidated balance sheet as of June 30, 2018, its consolidated results of operations for the three months ended June 30, 2018 and June 30, 2017 and cash flows for the three months ended June 30, 2018 and June 30, 2017, as applicable, have been made. Operating results for the three months period ended June 30, 2018 are not necessarily indicative of the operating results that may be expected for the year ending March 31, 2019 or any future periods.

The interim condensed consolidated financial statements include the financial statements of Cornerstone Management, Inc., CSC Management Limited (“CSC HK”), Guangzhou Cornerstone Corporate Consulting Co., Ltd. (“WFOE”), CSC Guangzhou and CSC Investment (collectively, the “Company”). All significant intercompany balances and transactions are eliminated upon consolidation.

In February 2015, the Financial Accounting Standards Board (“FASB”) issued amended consolidation guidance with the issuance of ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). The Company adopted this new guidance from the inception on August 3, 2015. The guidance in ASU 2015-02 eliminates the presumption that a general partner should consolidate a limited partnership and also changes the consolidation model specific to limited partnerships. The amendments also clarify how to evaluate fees paid to an asset manager or other entity that makes the decisions for the investment vehicle and whether such fees should be considered in determining when a VIE should be reported on an asset manager’s balance sheet. After evaluating the impact of the above guidance, the Company determined that there was no investment fund should be consolidated as of June 30, 2018 and March 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

periods presented. The most significant estimates and related assumptions include the assessment of the fair value of the managed funds, the assessment of the impairment of tangible long-lived assets, and the assessment of the valuation allowance on deferred tax assets. Actual results could differ from these estimates.

Investments

Investments consist primarily of (i) certain investments in investment funds which are not consolidated; (ii) available-for-sale investments; and (iii) certain direct interests in operating companies in which the Company is deemed to exert significant influence under U.S. GAAP. The following describes the accounting policy for each type of investments.

Investments in investment funds which are not consolidated

For certain investments in investment funds which are not consolidated, the Company has not elected the fair value option, but uses the equity method of accounting. The Company’s share of earnings (losses) from these investments is reflected as a component of Net Gains (Losses) from Investment Activities in the consolidated statements of income. The carrying value of equity method investments in investment funds, which are not consolidated, approximate fair value, because the underlying investments of the unconsolidated investment funds are reported at fair value. The Company evaluates its equity method investments for which the Company has not elected the fair value option for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable.

Available-for-sale investments

Available-for-sale investments represent the financial product investments from financial institutions, which are carried at their fair values and the unrealized gains or losses from the changes in fair values are reported net of tax in accumulated other comprehensive income until realized.

Direct interests in operating company

For certain direct interests in operating company, an investee over which the Company holds less than 20% voting interest and has no ability to exercise significant influence, the investments are accounted for under the cost method.

For an investee over which the Company has the ability to exercise significant influence, but does not have a controlling interest, the Company accounted for those using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee between 20% and 50%. Other factors, such as representation on the investee’s board of directors, voting rights and the impact of commercial arrangements, are also considered in determining whether the equity method of accounting is appropriate.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary.

The balances of investments were $3,960,824 and $1,565,785 as of June 30, 2018 and March 31, 2018, respectively. As of June 30, 2018 and March 31, 2018, management believes no impairment charge is necessary.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

As of June 30, 2018 and March 31, 2018, other than carried interest receivables which is determined based on the fair value of underlying investments, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

Revenue Recognition

Revenues primarily consist of subscription fees, management fees, financial advisory fees, and carried interest.

Subscription fees

Subscription fees are earned by the Company primarily at the beginning of the subscription period for most of the funds when applicable, and are based upon 1% of capital committed. Subscription fee is a one-off charge and recognized as revenue when the investment funds are successfully established and typically paid on or shortly after the establishment of investment funds.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Management fees

Management fees are recognized in the period during which the related services are performed in accordance with the contractual terms of the fund agreements from the established date to the terminated date of the funds. Management fees earned from certain investment funds are based upon range up to 2.5% of capital committed. By unanimous consent among the fund manager, investors and the trustee, the fund could be terminated earlier than the contract period, and the remaining portion of unamortized management fee shall be returned to the investors.

According to the fund investment contract, shortly after the established date of the fund, about 10 days, the Company shall receive all of the management fee in advance from the fund investors. The advancement is presented as deferred revenue in the consolidated balance sheets, which is amortized using the straight-line method throughout the operating period of related fund. When the related fund is early terminated, the unamortized management fee would be reclassified to other payable and accrued liabilities.

Deferred revenue were $10,967,664 and $12,999,382 as of June 30, 2018 and March 31, 2018, respectively.

Financial advisory fees

Financial advisory fees are earned by providing financial advisory service to third parties with respect to identifying suitable target investment projects that fit the specific investment needs of investors based on the Company’s expertise, market resources, internal database and professional relationships with industry peers. Financial advisory fees are charged investors for deal sourcing, due diligence, transaction structuring, and facilitating negotiations between investors and target investment companies and recognized as the services are rendered, over a period of time in light of contracts.

Financial advisory fee receivables represent receivables from advisory clients whose service had been fully provided by the Company. Management reviews its receivable balances each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Financial advisory receivables were $nil as of June 30, 2018 and March 31, 2018, respectively.

Carried interest

Carried interest is allocated to the Company based on the cumulative fund performance to date, and where applicable, subject to preferred return to investors. At the end of each reporting period, the Company calculates the carried interest that would be due to itself for each fund, pursuant to the fund agreements, as if the fair value of the underlying investment were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investment varies between reporting periods, it is necessary to make adjustment to amounts recorded as carried interest to reflect either (a) positive performance resulting in an increase in the carried interest allocated to the Company or (b) negative performance that would cause the amounts due to the Company to be less than the amount previously recognized as revenue, resulting in a negative adjustment to carried interest allocated to the investors. In each case, it is necessary to calculate the carried

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

interest on cumulative results compared to the carried interest recorded to date and make the required positive and negative adjustments. The Company ceases to record negative carried interest allocations once previously recognized carried interest allocations for a fund have been fully reversed. The Company is not obligated to pay guaranteed returns, and therefore, cannot have negative carried interest over the life of a fund.

Accrued but un-collected carried interest as of the reporting date is reflected in investments in the consolidated balance sheets. The balance of carried interest receivables will be adjusted pursuant to the unrealized carried interest recognized at the periods end. The receivable amount will be collected when the related fund is closed and the carried interest is realized.

The carried interest receivables were $24,965,562 and $4,724,643 as of June 30, 2018 and March 31, 2018, respectively.

Functional currency and foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s overseas subsidiaries is US$, while the functional currency of the Company’s PRC subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenues, expenses, gains and losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive income. The exchange rates as of June 30, 2018 and March 31, 2018 are 6.6191 and 6.2802, respectively. The period average exchange rates for the three months ended June 30, 2018 and 2017 are 6.3764 and 6.8606, respectively.

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which was subsequently modified in August 2015 by ASU No. 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. The core principle of ASU No. 2014-09 is that companies should recognize revenue when the transfer of promised goods or services to customers occurs in an amount that reflects what the company expects to receive. It requires additional disclosures to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). These new standards will identify performance obligations and narrow aspects on achieving core principle. The Company is currently evaluating the impact the adoption of this guidance may have on its financial statements, including with respect to the timing of the recognition of carried interest. The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies (“EGCs”) can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. Therefore, the Company will not

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

be subject to the same new or revised accounting standards as public companies that are not EGCs. The Company anticipates adopting this new guidance on April 1, 2019 and will apply a prospective applications and comparative information will not be restated and continues to be reported under the accounting standards in effect for the period presented.

The adoption of the new revenue standard is expected to affect the Company’s consolidated financial statements primarily in the following aspects: for unrealized Carried interest income, the amended guidance delays the recognition of revenues compared to the prior accounting treatment. These amounts were previously recognized at the end of each reporting period. Under the amended guidance, these amounts would be expected to be recognized at the termination of the private equity funds.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which requires that equity investments, except for those accounted for under the equity method or those that result in consolidation of the investee, be measured at fair value, with subsequent changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. It also impacts the presentation and disclosure requirements for financial instruments. It is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted only for certain provisions. The Company is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements and will adopt this guidance since April 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, the FASB issued ASU No. 2018-10 and No. 2018-11, Leases (ASC 842). ASU 2018-10 provides narrow amendments that clarify how to apply certain aspects of the guidance in ASU 2016-02. ASU 2018-11 provides entities with an option of an additional transition method, by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. It also provides lessors an option to not separate lease and non-lease components when certain criteria are met. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3    CARRIED INTEREST RECEIVABLES

Carried interest receivables allocated to the Company in respect of performance of managed funds were as follows:

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Balance at the beginning of period	$4,724,643	$1,674,129
Carried interest allocated as a result of changes in fund fair value	20,380,709	1,121,594
Value added tax	1,222,843	67,296
Cash proceeds received	(341,107)	—
Exchange difference	(1,021,526)	42,746

Balance at the end of period	$24,965,562	$2,905,765

Note 4    INVESTMENTS

Investments consist of the following items:

	June 30, 2018	March 31, 2018
	(Unaudited)
Direct interests in operating company — equity method (1)	$3,048,697	$700,615
Investment in investment fund (2)	912,127	865,170

	$3,960,824	$1,565,785

Note:

(1)

On January 8, 2018, the Company, together with one individual and one third party company, set up Guangzhou Alfat Private Equity Securities Investment Fund Management Co., Ltd. (“Guangzhou Alfat”) with registered capital of RMB 10 million ($1.51 million). The Company holds 44% of the equity interests in Guangzhou Alfat and has the ability to exercise significant influence to the operation of Guangzhou Alfat. On the same date, Guangzhou Alfat completed the business registration. The capital contribution of RMB 4.40 million (approximately $0.66 million) was recognized as capital contribution payable (see Note 7) as of June 30, 2018, it has not been paid by the Company up to the issuance of the consolidated financial statements.

On April 2, 2018, the Company, together with five individuals, entered into a shareholder agreement with the original individual shareholder of Beijing Cornerstone Asset Management Co., Ltd. (“Beijing Cornerstone”), which is a third party company, to subscribe for equity interest of Beijing Cornerstone by capital contribution. Pursuant to the agreement, the Company agreed to subscribe 39% of equity interests of Beijing Cornerstone with capital contribution of RMB 16.25 million (approximately $2.46 million), and

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4    INVESTMENTS – (continued)

such capital contribution should be paid prior to August 8, 2034. On May 28, 2018, the Company became one of the shareholders of Beijing Cornerstone after the completion of business registration of changes. Before June 30, 2018, the Company has paid about RMB 3.9 million (approximately $0.59 million). The remaining capital contribution of RMB 12.35 million (approximately $1.87 million) was recognized as capital contribution payable (see Note 7) as of June 30, 2018.

(2)

Investment in investment fund included investment in private equity fund, named East Value Hairong I, which is not consolidated. The investment amount and share proportion are RMB 5.0 million (approximately 0.76 million) and 9.09%, respectively. As of June 30, 2018, the estimated fair value of the investment fund was RMB 66.41 million (approximately $10.03 million).

Gross realized gains on available-for-sale investment for the three months ended June 30, 2018 and 2017 were as below:

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Gross realized gains on sales	$—	$7,059

Gains on sale of available-for-sale investments	$—	$7,059

Note 5    PROPERTY AND EQUIPMENT, NET

As of June 30, 2018 and March 31, 2018, property and equipment consisted of the following:

	June 30, 2018	March 31, 2018
	(Unaudited)
Furniture and fixtures	$64,475	$67,955
Office Equipment	24,713	25,316
Vehicle	1,001,195	883,253
Leasehold improvement	633,740	667,938

Total property and equipment	1,724,123	1,644,462
Accumulated depreciation	(235,902)	(168,518)

Property and equipment, net	$1,488,221	$1,475,944

Depreciation expense for the three months ended June 30, 2018 and 2017 were $78,905 and $12,963, respectively.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6    PREPAID EXPENSES AND OTHER ASSETS

	June 30, 2018	March 31, 2018
	(Unaudited)
Other receivable from third parties (1)	$321,780	$1,319,446
Rental deposit	163,345	172,158
Prepaid expense	209,831	112,875
Deferred offering costs	407,256	362,062
Others	21,521	31,691

Total	$1,123,733	$1,998,232

Note:

(1)

The balance as of June 30, 2018 and March 31, 2018 comprised of the unsecured and no interest loans. The unsecured and no interest loans mainly presented the rental deposit and leasehold improvements expenses paid by the Company on behalf of Mr. Chen Guan Yu, a third party of the Company. $271,862 has been collected in August 2018.

Note 7    OTHER PAYABLES AND ACCRUED LIABILITIES

	June 30, 2018	March 31, 2018
	(Unaudited)
Accrued construction in progress	$1,716	$12,030
Capital contribution payable	2,530,556	700,615
Professional fees payable (1)	63,676	156,752
VAT payable	1,730,992	594,109
Accrued rental and property management fee	53,751	42,582
Accrued payroll	148,841	104,535
Management fees payable	—	65,426
Others	28,378	16,978

Total	$4,557,910	$1,693,027

Note:

(1)	The balance as of June 30, 2018 comprised of the unpaid offering costs and legal fee.

Note 8    TAXATION

The Company and its subsidiaries, and the consolidated VIE file tax returns separately.

1) Value added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the modern service industry in the PRC are generally required to pay VAT at a rate of 6% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. The Company’s PRC subsidiary and the consolidated VIE are subject to VAT at 6% of their revenues.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8    TAXATION – (continued)

2) Income tax

British Virgin Islands (“BVI”)

Under the current laws of BVI, the Company is not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

Hong Kong

CSC HK, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

PRC

The Company subsidiary and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The components of the income tax provision (benefit) are:

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Current	$576,364	$453,136
Deferred	2,832,932	(30,689)

Total income tax provision	$3,409,296	$422,447

The tax effects of temporary differences representing deferred income tax assets / liabilities result principally from the following:

	June 30, 2018	March 31, 2018
	(Unaudited)
Deferred tax assets
Management fee received in advance	$2,741,916	$3,249,845
Tax loss carried forward	64,894	19,761
Accrued rent and property management fee	13,438	10,646
Carried interest related compensation	1,896,559	358,616
Expense without invoice	—	27,786

	4,716,807	3,666,654

Valuation allowance	(605)	(529)

Total Deferred tax assets, net	4,716,202	3,666,125

Deferred tax liabilities
Prepayment to service provider	(1,938,532)	(2,258,441)
Property and equipment, difference in depreciation	(42,966)	(2,405)
Unrealized carried interest	(4,776,651)	(681,091)

Total deferred tax liabilities	(6,758,149)	(2,941,937)

Deferred tax asset, net	$(2,041,947)	724,188

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8    TAXATION – (continued)

$605 valuation allowance against the deferred tax assets is considered necessary since the Company believes that CSC HK will not more likely than not utilize the future benefits. As of June 30, 2018, the Company had net operating loss carry forward in the PRC of $257,158 that expire through June 30, 2024.

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the three months ended June 30, 2018 and 2017:

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
PRC income tax statutory rate	25.00%	25.00%
Effect of non-deductible expense	0.04%	0.37%

Effective tax rate	$25.04%	$25.37%

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of June 30, 2018 and March 31, 2018, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 9    RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	June 30, 2018	March 31, 2018
	(Unaudited)
Mr. Xu He (1)	$15,108	$15,923

Total	$15,108	$15,923

Note:

(1)

Mr. Xu He is the chief executive officer of the Company, and he holds 33.13% equity interest of the Company, the balance represented the advanced payment on behalf of the Company for the operation purpose.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9    RELATED PARTY BALANCES AND TRANSACTIONS – (continued)

Related party transactions

The details of the related party transactions were as follows:

	Three months ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Guangzhou Weideng Investment Co.,Ltd. (1)	$—	$1,458

Note:

(1)

Guangzhou Weideng Investment Co. Ltd. is an entity that are directly owned by directors and officers of the Company, the transactions represent the amount paid by Guangzhou Weideng Investment Co. Ltd. on behalf of the Company for its daily operation.

Note 10    COMMITMENTS & CONTINGENCIES

Operating leases commitments

Minimum future commitments under non-cancelable operating lease agreements as of June 30, 2018 are follows:

Years ended March 31,	Lease Commitment
Remaining in 2019	$388,898
2020	518,155
2021	517,028
2022	344,685
2023	—

Total	$1,768,766

Rent and property management expense was $134,211 and $129,027 for the three months ended June 30, 2018 and 2017, respectively.

Capital commitments

As of June 30, 2018, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $nil.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

The Company has no significant pending litigation as of October 30, 2018.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11    SEGMENT REPORTING

The Company’s chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and accessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenue and expense are derived from within the PRC. Therefore, no geographical segments are presented.

Note 12    STOCKHOLDERS’ EQUITY

The stockholders’ equity structures as of March 31, 2017 were presented after giving retroactive effect to the reorganization of the Company that was completed on October 12, 2017. Immediately before and after reorganization, the Company together with its wholly-owned subsidiary CSC HK and WFOE and its VIE were effectively controlled by the same shareholders; therefore, for accounting purpose, the reorganization was accounted for as a recapitalization.

Cornerstone Management, Inc. was established under the laws of the British Virgin Islands on July 5, 2017. The authorized number of ordinary shares is 300,000,000 shares with par value of $0.001 each and issued ordinary shares were 10,000.

On March 8, 2018, the Company issued an aggregate of 208,990,000 ordinary shares at a price of US$0.001 per share with total consideration of US$208,990, pro-rata to the shareholders of the Company as of such date. In accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 4, the nominal share issuance was accounted for as a stock split (the “Nominal Share Issuance”).

The consideration of US$209,000 for the 209,000,000 ordinary shares issued was received in April and June, 2018.

On October 26, 2018, the shareholders of the Company unanimously authorize a one-for-zero point seven one (1 for 0.71) stock split of the Company’s ordinary shares, which became effective on October 29, 2018 (the “Reverse Stock Split”). When the Reverse Stock Split became effective, each one issued and outstanding ordinary shares was converted into zero point seven one newly issued and outstanding ordinary share. Any fractional ordinary share that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest full share. The Reverse Stock Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the Reverse Stock Split, 209,000,000 ordinary shares that were issued and outstanding at October 29, 2018 was reduced to 148,390,000 ordinary shares (taking into account the rounding of fractional shares). All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the Nominal Share Issuance and the Reverse Stock Split stated above, except for authorized common shares, which were not affected.

Note 13    ADDITIONAL PAID IN CAPITAL

As of June 30, 2018 and March 31, 2018, additional paid-in capital in the consolidated balance sheet represented the combined contributed capital of the Company.

Five shareholders of the Company made capital contribution of $527,692 to CSC Guangzhou on April 10, 2017.

CORNERSTONE MANAGEMENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14    SUBSEQUENT EVENT

On September 20, 2018, the Company paid capital contribution of RMB 5 million (approximately $0.76 million) to Beijing Cornerstone Asset Management Co., Ltd.

The Company does not identify any other events with material financial impact on the Company’s consolidated financial statements.

Cornerstone Management, Inc.

5,000,000 Ordinary shares

Prospectus

VIEWTRADE SECURITIES, INC.

Until             , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

Purchaser	Date of Issue	No. of Ordinary shares	Consideration	Securities Registration Exemption
Hayden Jian Zou(1)	July 5, 2017	10,000	$10	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903.
Fundament Limited	March 8, 2018	78,371,250	$78,371.25	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Dawnlight Limited	March 8, 2018	78,371,250	$78,371.25	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Lionwood Management Limited	March 8, 2018	20,899,000	$20,899	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Smart think Consulting Limited	March 8, 2018	10,449,500	$10,449.50	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Silver Stone Consulting Limited	March 8, 2018	10,449,500	$10,449.50	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903
Quick Harvest Consulting Limited	March 8, 2018	10,449,500	$10,449.50	Securities Act Section 4(a)(2) and Regulation S, Rules 901 and 903

(1)	Acted as an agent of the ultimate beneficial owners of the company.

All issuances of ordinary shares to these shareholders were deemed to be exempt under the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving any public offering. In addition, the issuance of such shares was deemed not to fall within Section 5 under the Securities Act and to be further exempt under Rule 901 and 903 of Regulation S by virtue of being issuances of securities by non-U.S. companies to non-U.S. citizens or residents, conducted outside the United States and not using any element of interstate commerce. None of the transactions involved an underwriter.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Exhibit title

1.1	Form of Underwriting Agreement

3.1**	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant, effective upon completion of this offering

4.1**	Specimen Share Certificate

4.2**	Unanimous Shareholder Agreement of Cornerstone Management, Inc. among Fundament Limited, Xu He, Dawnlight Limited and Qin Wu dated July 5, 2017

4.3**	Letter of Authorization

4.4**	Supplemental Shareholder Agreement to Exhibit 4.2 dated December 26, 2018

5.1**	Form of opinion of Ogier regarding the validity of the ordinary shares being registered and certain other legal matters

8.1**	Opinion of GFE Law Office with respect to tax matters (included in Exhibit 99.2)

8.2**	Form of opinion of Ogier regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)

8.3**	Form of opinion of Sidley Austin LLP regarding certain U.S. tax matters

10.1**	Form of Employment Agreement between the Registrant and its CEO

10.2**	Form of Employment Agreement between the Registrant and its CFO

10.3**	Exclusive Business Cooperation Agreement between Guangzhou Cornerstone Corporate Consulting Co., Ltd. and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.4**	Equity Interest Pledge Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Xu He, Qin Wu, Tao Lin, Weifeng Luo, Xiaohai Zhuang, Yueqin Zhao, Meifang Liu and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.5**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Xu He and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.6**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Qin Wu and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.7**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Tao Lin and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.8**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Weifeng Luo and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.9**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Xiaohai Zhuang and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

Exhibit No.	Exhibit title

10.10**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Yueqin Zhao and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.11**	Exclusive Option Agreement among Guangzhou Cornerstone Corporate Consulting Co., Ltd., Meifang Liu and Guangzhou Cornerstone Asset Management Co., Ltd. dated October 12, 2017

10.12**	Power of Attorney granted by Xu He to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.13**	Power of Attorney granted by Qin Wu to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.14**	Power of Attorney granted by Tao Lin to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.15**	Power of Attorney granted by Weifeng Luo to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.16**	Power of Attorney granted by Xiaohai Zhuang to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.17**	Power of Attorney granted by Yueqin Zhao to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.18**	Power of Attorney granted by Meifang Liu to Guangzhou Cornerstone Corporate Consulting Co., Ltd. dated October 12, 2017

10.19**	Unanimous Shareholder Agreement of Cornerstone Management, Inc. among Fundament Limited, Xu He, Dawnlight Limited and Qin Wu dated July 5, 2017 (Included in Exhibit 4.2)

10.20**	Translation of acting-in-concert Agreement of Guangzhou Cornerstone Asset Management Co., Ltd. between Xu He and Qin Wu dated July 1, 2017

10.21**	Form of Escrow Agreement for Indemnification

10.22	Form of Share Escrow Agreement

10.23**	Supplemental Shareholder Agreement to Exhibit 4.2 dated December 26, 2018 (Included in Exhibit 4.4)

21.1**	List of Subsidiaries of the Registrant

23.1	Consent of Marcum Bernstein & Pinchuk LLP

23.2**	Form of consent of Ogier

23.3**	Consent of GFE Law Office (included in Exhibit 99.2)

23.4**	Form of consent of Sidley Austin LLP (included in Exhibit 8.3)

23.5**	Consent of China Insights Consultancy

24.1**	Power of Attorney (previously included on signature page)

99.1**	Code of Business Conduct and Ethics of the Registrant.

99.2**	Opinion of GFE Law Office regarding certain PRC law matters

**	previously filed

(b) Financial Statement Schedules

None.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on February 7, 2019.

Cornerstone Management, Inc.

By:	/s/ Xu He
Name:	Xu He
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Xu He Xu He	Chief Executive Officer, Director (Principal Executive Officer)	February 7, 2019

/s/ Xiaoyang Zhuang Xiaoyang Zhuang	Chief Financial Officer, Director (Principal Financial and Accounting Officer)	February 7, 2019

* Qini Peng	Independent Director	February 7, 2019

* Yan Zhang	Independent Director	February 7, 2019

* Yuk Miu Hung	Independent Director	February 7, 2019

*By:	/s/ Xu He
Xu He
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Cornerstone Management, Inc. has signed this registration statement or amendment thereto in New York on February 7, 2019.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President, Cogency Global Inc.